SCHEDULE 14A
(Rule
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A
INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
Filed by the Registrant
☒

Filed by a Party other than the Registrant
☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Martin Marietta Materials, Inc. (Name of Registrant as Specified In Its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-(6)(i)(1) and 0-11

2026 Annual Meeting of Shareholders

Proxy Statement

Medina Rock & Rail
Hondo, Texas
Diamond Elite Winner

Martin Marietta

2026
PROXY STATEMENT

Dear Shareholders:

It is my pleasure to invite you to attend Martin Marietta’s 2026 Annual Meeting of Shareholders on Thursday, May 14, 2026. This document provides the highlights of our key actions and important decisions in 2025, as well as information about our financial and other performance. Please review this Proxy Statement and the 2025 Annual Report for more information about these topics.

World-Class Safety Achieved

I am proud to report that, once again, Martin Marietta achieved world-class safety results in 2025. We had a world-class lost time incident rate (LTIR) for the ninth consecutive year (0.17 in 2025) and a world-class total injury incident rate (TIIR) for the fifth consecutive year (0.69 in 2025). Moreover, our fidelity to our Guardian Angel culture resulted in 99.8% of our over 9,500 employees experiencing ZERO lost-time incidents and 99.3% experiencing ZERO reportable incidents. These results demonstrate our steadfast commitment to safety grounded in our Guardian Angel safety culture. We have designed a roadmap for continuous safety improvement to drive meaningful and lasting progress for Martin Marietta. Safety excellence is not only central to our commitment to the health and well-being of our employees and communities; it is a proven driver of strong performance, profitability and value creation.

Record Setting Financial Results

In 2025, Martin Marietta continued to deliver exceptional financial results, driven by our disciplined commercial strategy and acquisition contributions. We reported $6.2 billion in revenues from continuing operations, grew aggregates gross profit by 16% to a record $1.7 billion and increased aggregates gross profit per ton by 12% to a record $8.45. We increased our quarterly dividend approximately 5% in August 2025 (the Company’s tenth consecutive year of increasing the dividend), and together with share repurchases, we returned $647 million to shareholders.

SOAR 2025 Execution

In 2025, we successfully completed the execution of our Strategic Operating Analysis and Review (SOAR) 2025 plan, a period defined by deliberate action, disciplined capital allocation and an unwavering focus on long-term value creation. The accomplishments throughout SOAR 2025 fundamentally reshaped our portfolio and positioned Martin Marietta as a stronger, more durable and resilient enterprise. Through the disciplined execution of our strategic plan and the unwavering commitment of our teams, we continued to solidify our position as North America’s premier, aggregates-led building materials company.

REVENUES FROM CONTINUING OPERATIONS $6.2B	NET EARNINGS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO MARTIN MARIETTA $1.0B	ADJUSTED EBITDA FROM CONTINUING OPERATIONS $2.1B*

In doing so, we extended our long-track record of delivering above-market returns since the launch of SOAR in 2010. Our cumulative Total Shareholder Return (TSR) since the start of SOAR 2025 on January 1, 2021 is 126% as compared with the S&P 500’s TSR of 96%. These significant accomplishments demonstrate that Martin Marietta has built an increasingly resilient, efficient and cash flow generative business.

Significant Portfolio Actions

In 2025, we continued to strengthen and streamline our portfolio through strategic actions. A key milestone was reaching a definitive agreement for an asset exchange with Quikrete Holdings, Inc. (QUIKRETE), which subsequently closed after year-end in February. Through this transaction, Martin Marietta received aggregates operations producing approximately 20 million tons annually in Virginia, Missouri, Kansas and Vancouver, British Columbia, as well as $450 million in cash. In exchange, QUIKRETE received our Midlothian cement plant, related cement terminals, Texas ready-mixed concrete assets, and certain nonoperating land. Through the tax-efficient exchange of cyclical cement and ready-mixed concrete assets for the largest aggregates acquisition in our Company’s history, we reaffirmed our disciplined approach to capital allocation and commitment to higher-value, strategically aligned assets. This portfolio-enhancing transaction established new growth platforms in key SOAR-target markets while further strengthening our differentiated Central Division footprint.

In December 2025, we expanded our presence in Minnesota with the acquisition of certain aggregates and FOB asphalt assets from CRH plc. This complementary bolt-on enhances the Company’s existing operations in the Twin Cities and St. Cloud markets while also adding approximately 40 million tons of aggregates reserves to our already long-lived assets.

In addition, we completed the acquisition of Premier Magnesia, LLC (Premier), a privately-owned producer of magnesia-based products with operations in Nevada, North Carolina, Indiana and Pennsylvania, enhancing the Company’s position as the leading producer of natural and synthetic magnesia-based products in the United States. This acquisition wholly aligns with our strategic plan to grow our highly complementary Specialties business, which possesses aggregates-like characteristics, compelling margins and core competencies closely tied to our traditional strengths in drilling, blasting, loading, hauling and crushing rock. Our active portfolio management continues to maximize the value of our business for our shareholders.

Governance and Board Refreshment

Martin Marietta is committed to strong corporate governance and ensuring a diverse set of skills and backgrounds on the Board of Directors. We believe our balanced mix of Board members with different backgrounds and qualifications, including tenure, brings the right blend of independence and diversity that combines experience continuity through business cycles with fresh perspective. At the Company’s 2026 Annual Meeting of Shareholders, John J. Koraleski and Sue W. Cole will retire. Mr. Koraleski and Ms. Cole have been superb and insightful members of our Board; we are extremely grateful for their steady guidance and thoughtful leadership throughout their respective Board tenures. We wish them well in retirement. We are nominating Gayla J. Delly and Martin J. Lyons, Jr. to serve on our Board. Ms. Delly is the former President and Chief Executive Officer of Benchmark Electronics, Inc., a company that provides contract manufacturing, design, engineering, test and distribution services to manufacturers of computers, medical devices, telecommunications equipment and industrial control and test instruments. Mr. Lyons is Chairman, President and Chief Executive Officer, Ameren Corporation.

Your Vote Matters

I urge you to promptly cast your vote. You may do so by either returning the enclosed Proxy Card or by the electronic or telephone options described in our Proxy Statement. On behalf of our Board of Directors, thank you for your investment in Martin Marietta. We look forward to continuing to deliver strong and responsible performance, innovation and growth to our customers, shareholders and other stakeholders.

Sincerely,

C. HOWARD NYE

Chair of the Board, President and Chief Executive Officer

*

Adjusted EBITDA from continuing operations is not a measure under generally accepted accounting principles in the United States (GAAP). Please see Appendix B for a reconciliation of non-GAAP measures to GAAP measures and other disclosures related to the presentation of non-GAAP measures.

2026 PROXY STATEMENT

ITEM OF BUSINESS		BOARD RECOMMENDATION	PAGE

1	To elect the 10 directors identified in this proxy statement		24

2	To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for 2026		43

3	To vote on an advisory resolution to approve the compensation of our named executive officers		93

4	To approve the Amended and Restated Stock-Based Award Plan		94

	Any other matters that may properly come before the meeting

Date of Availability:

This Notice, Proxy Statement, the 2025 Annual Report, and the Proxy Card are being sent commencing on approximately April 15, 2026 to shareholders of record at the close of business on March 6, 2026.

Your vote is important. You may vote in person at the 2026 Annual Meeting of Shareholders (Annual Meeting) or submit a proxy over the internet. If you have received a paper copy of the Proxy Card (or if you request a paper copy of the materials), you may submit a proxy by telephone or by mail.

Whether or not you expect to attend the meeting, we hope you will date and sign the enclosed Proxy Card and mail it promptly in the enclosed stamped envelope. Submitting your proxy now will not prevent you from voting your shares at the meeting, because your proxy is revocable at your option.

If you submit your proxy by telephone or over the internet, you do not need to return your Proxy Card by mail.

Sincerely,

George F. Schoen

Executive Vice President, General Counsel and Corporate Secretary

Martin Marietta Materials, Inc.

Raleigh, North Carolina

April 15, 2026

DATE & TIME Thursday, May 14, 2026 8:00 a.m. ET

LOCATION 4123 Parklake Avenue Raleigh, NC 27612 (our principal executive offices)

WHO CAN VOTE Shareholders of record at the close of business on March 6, 2026

How to Vote

It is important that your shares be represented and voted at the Annual Meeting. We urge you to vote by using any of these methods.

INTERNET

www.voteproxy.com

TELEPHONE

1-800-PROXIES (1-800-776-9437) in the United States or 1-201-299-4446 from outside the United States

MAIL

Sign, date and mail your proxy card in the envelope provided

IN PERSON

Attend the Annual Meeting and vote by ballot

IMPORTANT NOTICE

Regarding the Availability of Proxy Materials for the 2026 Annual Meeting of Shareholders: The Proxy Statement and Annual Report to Shareholders are available for review on the Internet at https://ir.martinmarietta.com/reports-filings/annual-reports-and-proxies.

Shareholders Benefit from Martin Marietta’s Strong 2025 Performance

This summary provides highlights of selected information about Martin Marietta Materials, Inc. (the Company, Martin Marietta, we or us) from this Proxy Statement. The Board of Directors is providing the Notice of 2026 Annual Meeting of Shareholders, this Proxy Statement, the 2025 Annual Report and Proxy Card (the Proxy Materials) in connection with the Company’s solicitation of proxies for the 2026 Annual Meeting (the Annual Meeting) to be held on May 14, 2026, and at any adjournment or postponement thereof. This Proxy Statement is being first mailed to shareholders on April 15, 2026.

This proxy summary highlights information contained elsewhere in our Proxy Statement. The summary does not contain all the information that you should consider, and we encourage you to read the entire Proxy Statement before voting.

2025 Safety & Financial Highlights1

REVENUES FROM CONTINUING OPERATIONS

$6.2B

(+9%)

CASH FLOW FROM OPERATIONS

$1.8B

(+22%)

$1.0B

(-45%)

DIVIDENDS AND SHARE REPURCHASES

$647M

AGGREGATES GROSS PROFIT PER TON IMPROVEMENT

+12%

ADJUSTED EBITDA FROM CONTINUING OPERATIONS[3]

$2.1B

(+17%)

CONSOLIDATED NET DEBT-TO-CONSOLIDATED ADJUSTED EBITDA[3]

2.3X

AS OF DECEMBER 31, 2025

NET MARGIN[2,4]

16%

(-1,598 bps)

ADJUSTED EBITDA MARGIN FOR CONTINUING OPERATIONS[3]

34%

(+229 bps)

•

Achieved world-class total injury incident rate (TIIR) for the 5th consecutive year

•

Southwest, West and Specialties Divisions outperformed world-class TIIR with metrics of 0.41, 0.65 and 0.81, respectively

•

Achieved world-class LTIR for the 9th consecutive year

•

99.8% of employees experienced zero lost-time incidents

•

Grew aggregates gross profit by 16% to a record $1.7 billion, or 12% to a record $8.45 on a per ton basis

•

Expanded adjusted EBITDA from continuing operations margin by 229 basis points

•

Generated record cash flow from operations of $1.8 billion

•

Advanced $6.3B of portfolio-enhancing strategic transactions

•

Delivered total shareholder return of 21% as compared to the S&P 500’s 18%

1  All percentage increases and decreases in chart are comparisons to full year results for the year ended December 31, 2024.

2  Please see Appendix B for additional information regarding impacts to 2025 and 2024 net earnings from continuing operations attributable to Martin Marietta.

3  Adjusted EBITDA from continuing operations, Adjusted EBITDA margin for continuing operations and Consolidated Net Debt-to-Consolidated Adjusted EBITDA are non-GAAP measures. Please see Appendix B for a reconciliation of non-GAAP measures to GAAP measures and other disclosures related to the presentation of non-GAAP measures.

4  Net Margin is defined as the ratio between Net Earnings from Continuing Operations Attributable to Martin Marietta and Revenues.

2026 PROXY STATEMENT	1

Proxy Highlights

Proposals to be Voted On

PROPOSAL 1	PROPOSAL 2	PROPOSAL 3	PROPOSAL 4

Election of 10 Directors The Board recommends a vote FOR each of the Directors	Ratification of Independent Auditors for 2026 The Board recommends a vote FOR ratification of PricewaterhouseCoopers for 2026	Advisory Vote to Approve the Compensation of our NEOs The Board recommends a vote FOR our Say-On-Pay proposal	Approve the Amended and Restated Stock-Based Award Plan The Board recommends a vote FOR approval of the Amended and Restated Stock-Based Award Plan
(See page 24 for more information)	(See page 43 for more information)	(See page 93 for more information)	(See page 94 for more information)

Measuring our Performance

World-Class Safety

We are committed to our Guardian Angel safety culture where Zero is Possible, and achieved a world-class lost-time incident rate (LTIR) for the ninth consecutive year (0.17 in 2025). With a Companywide Total Injury Incident Rate (TIIR) of 0.69, we exceeded the world-class rate of 0.90 for the fifth consecutive year.

2

Proxy Highlights

Execution of SOAR 2025

For Martin Marietta, 2025 marked the successful completion of our SOAR 2025 plan. From its inception over 15 years ago, SOAR, which is reviewed and refined on a five-year cycle, has been and continues to be our disciplined framework for sustainable growth and prudent capital deployment. We have a long history of doing what we say we are going to do; SOAR 2025 was no exception. The graphic below highlights our performance against the SOAR 2025 objectives presented at our February 2021 Investor Day:

Disciplined Portfolio Management Driving Continued Aggregates-Led Growth

A core pillar of SOAR is disciplined, value-enhancing M&A. During SOAR 2025, we advanced this strategy through targeted geographic expansion and active portfolio management, executing more than $16 billion of portfolio enhancing transactions. By redeploying capital from cement and downstream divestitures into pure-aggregates businesses, we expanded our footprint coast-to-coast, further strengthened earnings quality and enhanced our margin profile. We exit SOAR 2025 with significant capacity to continue executing our proven M&A playbook in what remains a highly fragmented industry.

Source: USGS and management estimates.

1  Reflects average USGS annual U.S. crushed stone and construction sand and gravel production for the period 2000 to 2024 in short tons.

2  As of 2024, approximately 1,400 companies produced crushed stone and approximately 3,400 companies produced construction sand and gravel.

2026 PROXY STATEMENT	3

Proxy Highlights

Board Oversight of Risk Management

All of our independent Board members are serving or have served as members of senior management of other public companies, have served as directors of other public companies, and also have experience and/or educational backgrounds that we believe qualify them to effectively assess risk. Each of our Board Committees, including our Audit, Management Development and Compensation, and Nominating and Corporate Governance Committees, are comprised solely of independent Directors, each with a different independent Director serving as Chair of the Committee (other than the Executive Committee, which does not meet on a regular basis).

The Board has overall responsibility for oversight of risk management. The Board believes that an effective risk management system will accomplish the following goals:

The Board delegates certain responsibilities to the Committees to assist in fulfilling its risk oversight responsibilities. Each of the Committees reports regularly to the full Board of Directors as to actions taken and topics discussed. In addition, the Board regularly reviews with management the most significant risks facing Martin Marietta, the probabilities of those risks occurring, the steps taken to mitigate any impact of risks, and management’s general risk management strategy. This risk management approach includes consideration of risks and opportunities relating to climate change, sustainability and other ESG matters. In addition, the Board encourages management to promote a corporate culture that incorporates risk management into Martin Marietta’s day-to-day operations.

4

Proxy Highlights

2026 PROXY STATEMENT	5

Proxy Highlights

Our Sustainability Governance

Our Board plays an essential role in determining strategic priorities and considers sustainability issues an integral part of its business oversight. Our Corporate Governance Guidelines set forth a flexible framework within which the Board, assisted by its Committees, directs the affairs of Martin Marietta.

BOARD OF DIRECTORS

•

Provides oversight of sustainability issues for the Company.

•

Receives a report from each of the Committees on its work relating to sustainability matters.

•

Engages in strategic review and risk assessments which also includes review of management’s sustainability goals, our performance relating to sustainability and our engagement with investors with regard to sustainability matters.

ETHICS, ENVIRONMENT, SAFETY AND HEALTH (EESH) COMMITTEE

•

Reviews our Sustainability Report and our sustainability performance commitments and goals, including those relating to climate change, as well as capital investments and improved practices that reduce greenhouse gas (GHG) and other emissions.

•

Reviews the input we have received from, and our engagement with, investors on climate, sustainability and other EESH matters.

•

Monitors our safety performance, Ethics Office activity and compliance with environmental, health and safety laws and regulations, as well as our public reporting and disclosure with respect to climate change-related risks and opportunities and other environmental issues.

•

Has the authority to investigate any matter falling within its purview.

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

•

Reviews matters relating to human capital management (HCM), including talent acquisition and retention, diversity, inclusion, development, training and compensation matters related thereto.

•

Reviews management’s performance with regard to its sustainability goals and considers those achievements in determining incentive pay.

AUDIT COMMITTEE • Reviews our significant environmental matters and assesses the potential risks and liabilities they may pose to our business.

FINANCE COMMITTEE

•

Reviews large capital projects relating to sustainability and growth.

•

Oversees our policies and practices relating to political contributions and political activities, including lobbying and/or trade associations of which we are a member, and political expenditures.

•

Reviews and approves charitable contributions and community support budgets.

6

Proxy Highlights

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

•

Oversees the development and implementation of a set of corporate governance principles applicable to Martin Marietta

•

Oversees the review and implementation of best practices in corporate governance matters affecting the Board, its Committees and the Company.

MANAGEMENT

•

The Chair and CEO, as well as the executive leadership team, guides and governs corporate-wide sustainability objectives and initiatives.

•

Our dedicated employees help drive performance of our sustainability agenda, including:

•

Chief Ethics Officer

•

Head of Sustainability

•

Safety teams

•

Environmental managers

•

Peer-led and executive sponsored Employee Resource Groups to support engagement and belonging:

•

Military and Veterans Community (MVC)

•

Women Who Build (WWB)

•

MERGE (a Multi-Cultural ERG)

2026 PROXY STATEMENT	7

Proxy Highlights

Our Board Practices Promote Sustainable Long-Term Shareholder Value

Corporate Governance Highlights

Our Board is accountable to our shareholders

•

Annual election of Directors

•

Majority voting for uncontested Director elections

•

Proxy access right for shareholders

•

No poison pill / shareholder rights plan

•

Disclosure of governance processes implemented by the Board and its committees

Our Board is responsive to our shareholders and is proactive to understand their perspectives

•

Proactive, year-round engagement with shareholders

•

Engagement topics include Board refreshment, sustainability matters, management compensation, and governance

Our shareholders are entitled to voting rights in proportion to their economic interest

•

One class of voting stock

•

One share, one vote standard

Our Board has adopted practices that enhance its effectiveness

•

9 of our 10 Director Nominees are independent

•

Directors reflect a diverse mix of skills, experience and perspectives

•

Significant Board refreshment with 10 new director nominees in the past 10 years*

•

Robust onboarding

•

Annual Board, committee and individual self-assessments

•

Rotation of Board committee assignments based on experience and expertise

•

Board access to management and employees

•

Overboarding, anti-hedging and stock ownership policies

Our Board has strong, independent leadership

•

Independent Lead Director

•

Annual review of Board leadership structure

•

Independent chairs of Board committees

•

Only one Director is a Company employee

Our Board has developed a management compensation structure that is aligned with the long-term strategy of the Company

•

Compensation programs reviewed to include short-and long-term goals tied to the long-range plan and to attract, retain, incentivize and reward excellent performance

*	Includes Smith W. Davis who retired in 2023 and John J. Koraleski who is retiring at the 2026 Annual Meeting of Shareholders.

8

Proxy Highlights

Director Nominees

Board Attendance

In 2025, during their terms of service, all directors attended 100% of the Board meetings and all directors attended at least 75% of the committee meetings to which they were assigned. All directors then in office attended the May 2025 Annual Meeting.

100%	BOARD MEETINGS ATTENDED IN 2025

2026 PROXY STATEMENT	9

Proxy Highlights

Effective Shareholder Engagement

Avenues of engagement	Discussion highlights
We hold in-person and/or virtual meetings with investor groups across the globe

•

Company strategy, including acquisitions and divestitures

•

Financial and operating performance

•

Commercial and operational excellence goals

•

Safety, environment and sustainability

•

Board oversight, refreshment and composition

•

Executive compensation

We conduct quarterly conference calls with analysts
We engage with investors continually through meetings, calls, written correspondence, and emails
We report investor feedback to the Management Development and Compensation Committee and the Board to assist in aligning pay and performance
We conduct a Fall Engagement Program or Capital Markets Day each year

Our Board, the Management Development and Compensation Committee, our Chair and Chief Executive Officer, and our Chief Financial Officer alongside our Investor Relations, Legal, and Sustainability teams have a robust shareholder engagement program in place. This program is active year-round and accepts requests for engagement from shareholders and proactively reaches out to initiate dialogue with our shareholders on topics that are important to the Company.

The Company conducts a Fall Shareholder Engagement Program or Capital Markets Day each year. As part of the Fall Shareholder Engagement program, the shareholder engagement team described above embarks on a comprehensive engagement effort. In 2024, this team reached out to over 50 of our top shareholders, representing approximately 75% of outstanding shares, for their feedback on a variety of topics including our business, strategy, health and safety, commercial and operational excellence, sustainability initiatives and executive compensation. In September 2025, the Company held a Capital Markets Day where we welcomed over 40 existing and prospective shareholders in person while hosting many others virtually and affirmed our dedication to our Strategic Operating Analysis and Review (SOAR) framework which has been central to our transformation into a largely pure aggregates market leader and our commitment to shareholder responsiveness.

We have a history of robust shareholder responsiveness. In prior years, we have made other meaningful changes to our disclosures and compensation program based on feedback from shareholders including:

•	Adopted a formulaic program for our Short Term Incentive (STI) providing a strong link between pay and performance while reducing Management Development and Compensation Committee discretion.

•

Disclosed Threshold and Maximum goals in addition to disclosure of targets thereby improving disclosure, providing greater comparability to peers and providing greater transparency for shareholders as to how the Company measures performance and how different levels of performance align with pay for executives.

•	Eliminated excise tax gross-up in executive officers’ Employment Protection Agreements.

•

Eliminated walk-right and value of perks in the severance calculation in executive officers’ Employment Protection Agreements and decided not to include these provisions in future Employment Protection Agreements.

•	Eliminated single-trigger vesting for equity awards.

•	Submitted responses and additional information to Climate Action 100+.

•	Set a Net Zero GHG Emissions Ambition by 2050.

•	Participated in CDP Climate and Water surveys.

•

Adopted Science Based Target Initiative (SBTi) validated commitments for absolute emission reduction targets for all GHG scopes: Scope 1 & 2 by 63.0% by 2035 from a 2023 base year; and Scope 3 from purchased goods and services, fuel- and energy-related activities and upstream transportation and distribution by 37.5% within the same timeframe. As we noted in our submittal of these targets to the SBTi, achievement of these ambitions will depend upon the economic feasibility and timely implementation of commercial-scale carbon capture technology in the United States and related governmental policies, the availability of additional renewable energy from third party providers, and the availability of additional heavy equipment powered by alternate fuels and/or electrification supplied by OEMs such as Caterpillar and Komatsu.

•	Submitted feedback and validation data to Sustainalytics and received updated scoring.

•	Added a Task Force on Climate-related Financial Disclosures (TCFD) Alignment Index and a Sustainability Accounting Standards Board (SASB) Index to our Sustainability Report.

•	Added a Global Reporting Initiative (GRI) Alignment Index to our Sustainability website.

10

Proxy Highlights

Proactively Engaging and Responding to Shareholders

SHAREHOLDER RIGHTS AND GOVERNANCE

Our Commitment to Our People and Pay-for-Performance

In 2025, we continued to increase the visibility and attractiveness of Martin Marietta as an employer of choice:

•

Launched Workday HCM and Payroll modules, empowering team members with anytime, anywhere access to their personal data through a single platform and delivering an enhanced pay slip design to improve employee understanding.

•	Introduced an Employee Stock Purchase Plan (ESPP) to empower team members to invest in Martin Marietta, fostering ownership and reinforcing alignment with our mission, vision, and values.

•

Introduced benefits enhancements under the Choose Well initiative to promote and strengthen employee well-being; launched an enhanced Employee Assistance Program (EAP) through Lyra Health; and redesigned the benefits guide for improved readability and alignment with Choose Well branding.

•	Continued to evolve and grow Martin Marietta’s employee resource groups:

• Military and Veterans Community (MVC) • Women Who Build (WWB) • MERGE (a Multi-Cultural ERG)

ERGs are open to all employees regardless of their background, and each group determines its own professional development, networking and community engagement activities

2026 PROXY STATEMENT	11

Proxy Highlights

Our Compensation Approach and Highlights

A substantial portion of compensation paid to our named executive officers (NEOs) is variable and performance-based. We use the 50th percentile of our peer group as a reference point when determining target compensation, but target pay is set based on a variety of factors and actual pay realized by our NEOs is dependent on our financial, operational and other related performance. Based on our performance in 2025, variable compensation payable under both our short-term and long-term incentive plans exceeded the target amounts established for each NEO, which is consistent with our pay-for-performance philosophy. All compensation paid to our CEO and other NEOs for 2025 was performance-based other than base salary; approximately 91% of our CEO’s compensation was performance-based and 81% of our other NEOs’ actual compensation was performance based.*

* Based on grant date value of Performance Share Units (PSUs) and Restricted Stock Units (RSUs). Excludes James A. J. Nickolas and Bradley D. Kohn who were not entitled to an annual cash incentive compensation payments for 2025 as a result of their departures in April 2025 and February 2026, respectively.

12

The Board of Directors

The Board is composed of ten Directors, nine of whom are non-employee Directors. Under our Bylaws, nominations of persons for election to the Board at an Annual Meeting of Shareholders may be made by the Board and by any shareholder who complies with the notice procedures set forth in the Bylaws. As described in the Proxy Statement for our 2025 Annual Meeting, for a nomination to be properly made by a shareholder for the 2026 Annual Meeting, the shareholder’s notice must have been sent to, and received by, our Corporate Secretary at our principal executive offices between January 15, 2026 and February 14, 2026. No such notice was received during this period.

The Bylaws of the Company provide that a Director will retire at the Annual Meeting of Shareholders following the Director’s 75th birthday. Two of our current Directors, John J. Koraleski and Sue W. Cole, reached this mandatory retirement age this year and will not stand for election at the Annual Meeting for a new term. Mr. Koraleski and Ms. Cole have stated that they each intend to serve as a Director through the commencement of the 2026 Annual Meeting of Shareholders, after which they will retire from the Board. The Board extends its sincere appreciation to Mr. Koraleski and Ms. Cole for their years of service and thoughtful Board leadership. Both Mr. Koraleski and Ms. Cole gave generously of their time and consistently provided the Board with independent insight, perspective and advice, which have been invaluable to the Board and to Martin Marietta.

The Board has nominated ten individuals to stand for election by shareholders at the 2026 Annual Meeting, including Gayla J. Delly and Martin J. Lyons, Jr. to fill the vacancies resulting from Mr. Koraleski’s and Ms. Cole’s retirements. Each of the other eight nominees is currently serving as a Director.

The Nominating and Corporate Governance Committee from time to time retains a search firm to help identify prospective directors, perform candidate outreach, assist in reference checks, and provide other related services. The recruiting process typically involves either the Chair, President and CEO, the search firm or a member of the Nominating and Corporate Governance Committee contacting a prospect to gauge their interest and availability. A candidate will then meet with several members of the Nominating and Corporate Governance Committee and sometimes the Board. At the same time, the Nominating and Corporate Governance Committee and the search firm will contact references for the prospect. A background check is completed before a final recommendation is made to the Board to appoint a candidate to the Board. Ms. Delly and Mr. Lyons were initially identified by the Chair of the Board, President and CEO and each was recommended as a Director nominee by the Nominating and Corporate Governance Committee.

The Board has nominated ten persons for election as Directors to serve a one-year term expiring at the Annual Meeting of Shareholders in 2027. Unless otherwise directed, proxies will be voted in favor of these nominees. Each nominee has agreed to serve if elected. Should any nominee become unable to serve as a Director, the persons named in the enclosed form of proxy will, unless otherwise directed, vote for the election of such other person for such position as the present Board may recommend in place of such nominee. Proxies cannot be voted for a greater number of persons than the number of nominees named. Should any of the listed nominees be unavailable for election by reason of death or other unexpected occurrence, the proxy, to the extent permitted by applicable law, may be voted with discretionary authority in connection with the nomination by the Board and the election of any substitute nominee.

Board Effectiveness and Refreshment

Board composition is one of the most critical areas of focus for the Board of Directors. Having the right mix of people who bring diverse perspectives, business and professional experiences, and skills provides a foundation for robust dialogue, informed advice and collaboration in the boardroom. The Nominating and Corporate Governance Committee develops criteria for open Board positions, taking into account a variety of factors, which may include current Board member skills, composition, age, tenure, the range of talents and experience that would best complement those already represented on the Board, the need for specialized expertise, and anticipated retirements to define gaps that may need to be filled through the Board refreshment process. The Board strives to ensure an environment that encourages diverse critical thinking and values innovative, strategic discussions to achieve a higher level of success for the Company.

The Nominating and Corporate Governance Committee screens and recommends candidates for nomination by the full Board. It uses a variety of methods to help identify potential Board candidates with the desired skills and background needed for the Company’s business, including from time-to-time informal networks, third-party search firms and other channels. When the Committee is assisted from time to time with its recruitment efforts by an outside search firm, the firm recommends candidates that satisfy the criteria defined by the Board and provides background research and pertinent information regarding prospective candidates.

Once the Committee has identified a prospective nominee, it makes an initial determination as to whether to conduct a full evaluation. In making this determination, the Committee takes into account various information, including information provided at the time of the

2026 PROXY STATEMENT	13

The Board of Directors

candidate recommendation, the Committee’s own knowledge, and information obtained through inquiries to third parties to the extent the Committee deems appropriate. The preliminary determination is based primarily on whether there is a need for additional Board members and the likelihood that the prospective nominee can satisfy the criteria that the Committee has established. If the Committee determines, in consultation with the Chair of the Board, President and CEO and other Directors as appropriate, that additional consideration is warranted, it may request management or a third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Committee. The Committee then evaluates the prospective nominee against the specific criteria that it has established for the position, as well as the standards and qualifications set out in the Company’s Corporate Governance Guidelines, including:

•	the ability of the prospective nominee to represent the interests of the shareholders of the Company;

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•

the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of their duties, including the prospective nominee’s service on other public company boards, as specifically set out in the Company’s Corporate Governance Guidelines; and

•

the extent to which the prospective nominee contributes to the range of talent, skill, expertise and perspective appropriate for the Board with respect to the Company’s shareholders, employees, customers and the communities in which the Company operates.

If the Committee decides, on the basis of its preliminary review, to proceed with further consideration, members of the Committee, the Chair of the Board, President and CEO, as well as other members of the Board as appropriate, interview the nominee. After completing this evaluation and interview, the Committee makes a recommendation to the full Board, which makes the final determination whether to nominate or appoint the new Director after considering the Committee’s report. A background check is completed before a final recommendation is made to the Board to appoint a candidate to the Board.

In selecting nominees for the Board, the Board seeks to achieve a mix of members who together bring experience and personal backgrounds relevant to the Company’s strategic priorities and the scope and complexity of the Company’s business. The Board also seeks a demonstrated ability to manage complex issues that involve a balance of risk and reward. The background information on current nominees beginning on page 24 and the skills matrix on page 15 set out how each of the current nominees contributes to the mix of experience and qualifications the Board seeks. In making its recommendations with respect to the nomination for re-election of existing Directors at the Annual Meeting, the Committee assesses the composition of the Board at the time and considers the extent to which the Board continues to reflect the criteria set forth above.

14

The Board of Directors

Board Qualifications and Tenure

The following sets forth certain information for each nominee for election regarding age, tenure and skills.

DEMOGRAPHICS AND BACKGROUND

Age	68	66	54	59	63	63	72	66	64	66

Tenure	7	N/A	5	N/A	1	16	21	6	9	5

Qualification & Experience

Corporate Governance/Legal Ensures background and knowledge necessary to provide effective oversight and governance	●	●	●	●	●	●	●	●	●	●

Current or Former CEO of Public Company Strong leadership skills and critical experience with demands and challenges of managing a large public organization		●		●		●		●	●	●

Financial or Accounting Enables in-depth analysis of our financial statements, capital structure, financial transactions, and financial reporting process	●	●	●	●	●	●	●	●	●	●

Government Relations/Regulatory/Sustainability Critical for understanding complex regulatory and governmental environment that impacts our business and our strategic goals relating to sustainability	●	●	●	●	●	●	●	●	●	●

Logistics/Operations Necessary in overseeing a sustainable company that relies heavily on logistics		●	●	●		●		●	●	●

Other Public Boards Adds perspective important to shareholders and public company governance	●	●	●	●	●	●	●	●	●	●

Risk Management Facilitates understanding of the risks facing the Company and appropriate process and procedures for managing them	●	●	●	●	●	●	●	●	●	●

Strategy/M&A Supports setting of long-term corporate vision, disciplined strategic development and integration to facilitate the Company’s growth	●	●	●	●	●	●	●	●	●	●

Technology Facilitates business objectives and security of the Company’s proprietary and confidential data	●	●	●	●	●	●		●		●

The Board has implemented a number of processes to assist it in refreshing the Board in an appropriate manner that helps create shareholder value.

2026 PROXY STATEMENT	15

The Board of Directors

Board Refreshment Elements

REVIEW OF BOARD CANDIDATES

The Board seeks candidates who, at a minimum, possess the background, skills, expertise and time to make a significant contribution to the Board, the Company and its shareholders. The Corporate Governance Guidelines list criteria against which candidates may be assessed. In addition, the Nominating and Corporate Governance Committee considers, among other things:

•

input from the Board’s self-assessment process to prioritize areas of expertise that were identified;

•

investor feedback and perceptions;

•

the candidates’ skills and competencies to ensure they are aligned with the Company’s future strategic challenges and opportunities; and

•

the needs of the Board in light of recent and anticipated Board vacancies.

During the process of identifying and selecting director nominees, the Nominating and Corporate Governance Committee screens and recommends candidates for nomination by the full Board. The Bylaws provide that the size of the Board may range from 9 to 11 members. Director candidates also may be identified by shareholders and will be evaluated under the same criteria applied to other director nominees and considered by the Nominating and Corporate Governance Committee. Information on the process and requirements for shareholder nominees may be found in our Bylaws on the Company’s website at https://ir.martinmarietta.com/corporate-governance/
governance-documents-and-charters.

COMMITTEE ASSIGNMENTS

Each February, the Nominating and Corporate Governance Committee reviews the membership, tenure, leadership and commitments of each of the Committees and considers possible changes given the qualifications and skill sets of members on the Board or a desire for committee rotation or refreshment. The Nominating and Corporate Governance Committee also takes into consideration the membership requirements and responsibilities set forth in each of the respective Committee charters and the Corporate Governance Guidelines as well as any upcoming vacancies on the Board due to our mandatory retirement age. The Nominating and Corporate Governance Committee recommends to the Board any proposed changes to Committee assignments and leadership to be made effective at the next Annual Meeting of Shareholders. The Nominating and Corporate Governance Committee also reviews the operation of the Board generally.

REFRESHMENT

The Board has nominated ten new directors in the past ten years. At the same time, obtaining a detailed understanding of the Company’s business takes time. We believe that implementing term limitations may prevent the Board from benefitting from the insight that longer tenure brings.

ANNUAL PERFORMANCE ASSESSMENT

The Board conducts a self-assessment of its performance and effectiveness as well as that of its Committees on an annual basis. The self-assessment helps the Nominating and Corporate Governance Committee track progress in certain areas targeted for improvement from year-to-year and to identify ways to enhance the Board’s and its Committees’ effectiveness. For 2025, each director completed a written assessment questionnaire. The questions were open-ended to solicit candid feedback. The collective ratings and comments are compiled and summarized and then discussed by the Nominating and Corporate Governance Committee and the full Board.

ONBOARDING AND EDUCATION

New directors are provided with an orientation about the Company, including our business operations, strategy and governance. Directors also are provided continuing education by subject matter experts and/or continuing education programs sponsored by educational and other institutions to assist them in staying abreast of developments in corporate governance and critical issues relating to the operation of public company boards. Members of our senior management regularly review with the Board the operating plan of each of our business segments and the Company as a whole. The Board also conducts periodic visits to our facilities as part of its regularly scheduled Board meetings.

TENURE GUIDELINES

•

Mandatory Retirement Age: Directors must retire at the annual meeting following their 75th birthday.

•

Employment Change: Directors must report to the Chair of the Board and Chair of the Nominating and Corporate Governance Committee regarding any significant change in principal employment or responsibilities to assure they can continue to commit the appropriate time to Board service.

16

The Board of Directors

Board, Committee and Individual Director Evaluations

As a part of our continuous improvement process intended to enhance the Board’s overall effectiveness, the Board regularly evaluates its performance through self-assessments, corporate governance reviews and periodic charter reviews. Those evaluations, changes in our business strategy or operating environment, and the future needs of the Board in light of anticipated director retirements or vacancies are used to identify desired backgrounds and skill sets for future Board members. The feedback solicited from Board members regarding the Board, each Committee on which they serve, and individual Board members is one of the tools used to assist the Nominating and Corporate Governance Committee in its responsibility to evaluate Board and Committee performance annually.

Board, Committee and Individual Performance Assessments

1

QUESTIONNAIRE

The Nominating and Corporate Governance Committee (Committee) reviews the director and officer questionnaire and performance assessment process to determine if they are effective and whether any changes are appropriate. Each Director annually completes a questionnaire assessing the Board, Committees on which they serve, and each Director for review by the Chair of the Committee.

2	ONE-ON-ONE DISCUSSIONS The Chair of the Committee follows up with each Director who submits comments, suggestions or other feedback for a candid discussion.

3	CLOSED SESSION The Chair of the Committee discusses the results and feedback on an unattributed basis with the Committee.

4	BOARD SUMMARY The results are discussed with a session of each of the independent Board members, with the Chair of the Board, and with each Committee Chair.

5	FEEDBACK Policies and practices are updated as appropriate as a result of the feedback.

2026 PROXY STATEMENT	17

The Board of Directors

Board Committees

Martin Marietta’s Board of Directors has six standing Committees: Audit; Ethics, Environment, Safety and Health; Executive; Finance; Management Development and Compensation; and Nominating and Corporate Governance. Each Committee has a written charter that describes its purposes, membership, meeting structure, authority and responsibilities. These charters are reviewed by the respective Committee on an annual basis with any recommended changes adopted upon approval by our Board. Our six standing Committee charters are posted on our website.

Below is a summary of our current Committee structure and membership information.

DIRECTOR	INDEPENDENT DIRECTOR	AUDIT COMMITTEE	ETHICS, ENVIRONMENT, SAFETY AND HEALTH COMMITTEE	EXECUTIVE COMMITTEE	FINANCE COMMITTEE	MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Dorothy M. Ables Financial Expert	Yes	✓	Chair

Sue W. Cole	Yes		✓				✓

Anthony R. Foxx	Yes		✓		Chair

John J. Koraleski Lead Independent Director Financial Expert	Yes	✓		✓		Chair

C. Howard Nye*				Chair

Mary T. Mack	Yes					✓	✓

Laree E. Perez Financial Expert	Yes	✓			✓

Thomas H. Pike	Yes				✓		✓

Donald W. Slager	Yes			✓		✓	Chair

David C. Wajsgras Financial Expert	Yes	Chair				✓

*	Mr. Nye is the only member of management on the Board.

The Executive Committee held no meetings during 2025. It has the authority to act during the intervals between the meetings of the Board of Directors and may exercise the powers of the Board in the management of the business and affairs of Martin Marietta as may be authorized by the Board of Directors, except to the extent such powers are reserved to the full Board by statute, by our Articles of Incorporation, or by our Bylaws. The Executive Committee’s current members are Directors Nye (Chair), Koraleski and Slager.

18

The Board of Directors

The primary responsibilities, membership and meeting information for our other standing Committees are summarized below

Audit Committee

Current Members: David C. Wajsgras (Chair) Dorothy M. Ables John J. Koraleski Laree E. Perez

Primary Responsibilities:

•

Reviews our significant accounting principles, policies and practices in reporting our financial results under generally accepted accounting principles.

•

Reviews our annual audited financial statements and related disclosures.

•

Reviews management letters or internal control reports and reviews our system of internal control over financial reporting.

•

Appoints, retains and oversees the work of the independent auditors.

•

Reviews the effectiveness of the independent audit effort.

•

Pre-approves audit and permissible non-audit services provided by the independent registered public accounting firm.

•

Reviews our interim financial results for each fiscal quarter.

•

Reviews the qualifications and the plan and scope of work of the corporate internal audit function.

•

Reviews and discusses the reports of our internal audit group.

•

Reviews and discusses management’s assessment of the effectiveness of Martin Marietta’s system of internal control over financial reporting.

•

Discusses Martin Marietta’s earnings press releases, as well as financial information and earnings guidance provided to analysts, investors and rating agencies.

•

Discusses matters related to risk assessment and risk management and how the process is handled by management.

•

Reviews and oversees related party transactions.

•

Reviews complaints regarding accounting, internal controls or auditing matters.

•

Reviews and discusses reports from the Chief Information Officer regarding technology and information security risks, including cybersecurity.

•

Considers allegations of possible financial fraud or other financial improprieties.

•

Reviews annually the adequacy of the Committee charter and recommends proposed changes to the Board.

•

Prepares the annual Audit Committee Report to be included in the Proxy Statement.

Other Governance Matters:

All members of the Audit Committee, including the Chair, are audit committee financial experts under applicable U.S. Securities and Exchange Commission (SEC) regulations.

The Chair of the Audit Committee is an independent Director.

The Chair of the Audit Committee has experience serving as a Chair and member of other public company audit committees.

All members satisfy the audit committee experience and independence standards required by the New York Stock Exchange (NYSE).

Meetings in 2025 4
Average Attendance in 2025: 100%

2026 PROXY STATEMENT	19

The Board of Directors

Ethics, Environment, Safety and Health Committee

Current Members: Dorothy M. Ables (Chair) Sue W. Cole Anthony R. Foxx

Primary Responsibilities:

•

Monitors compliance with our Code of Ethical Business Conduct and reviews all matters presented to it by the Corporate Ethics Officer concerning the ethical practices of Martin Marietta and its Directors, officers, and employees, including conflicts or potential conflicts of interest between Martin Marietta and any of its Directors, officers, and employees.

•

Reviews and discusses our sustainability efforts, goals and risks, and our annual Sustainability Report.

•

Reviews and monitors the adequacy of our policies and procedures and organizational structure for ensuring compliance with environmental laws and regulations.

•

Reviews matters relating to our health and safety programs and performance.

•

Reviews annually the adequacy of the Committee charter and recommends proposed changes to the Board.

•

Oversees environmental performance, initiatives and results, including annual and long-term targets and commitments.

•

Reviews the Company’s strategy, programs, initiatives and performance with respect to climate change and other sustainability matters.

Meetings in 2025 4
Average Attendance in 2025: 92%

Finance Committee

Current Members: Anthony R. Foxx (Chair) Laree E. Perez Thomas H. Pike

Primary Responsibilities:

•

Provides general oversight relating to the management of our financial affairs.

•

Reviews and approves establishment of lines of credit or other short-term borrowing arrangements and investing excess working capital funds on a short-term basis.

•

Reviews and makes recommendations to the Board concerning changes to capital structure, including the incurrence of long-term debt, issuance of equity securities, share repurchases, and the payment of dividends, as well as capital expenditures.

•

Reviews annually the adequacy of the Committee charter and recommends proposed changes to the Board.

•

Oversees our policies and practices on political contributions, including those contained in our Code of Ethical Business Conduct, and reviews our political activities, including lobbying and/or through trade associations of which we are a member, and expenditures, and ensure that any such activities are consistent with and serve to promote our business strategy and goals.

•

Reviews and approves charitable contributions and community support budgets.

Meetings in 2024 5
Average Attendance in 2025: 100%

20

The Board of Directors

Management Development and Compensation Committee

Current Members: John J. Koraleski (Chair) Mary T. Mack Donald W. Slager David C. Wajsgras

Primary Responsibilities:

•

Establishes an overall strategy with respect to compensation for officers and management to enable Martin Marietta to attract and retain qualified employees.

•

Reviews and oversees executive succession and management development plans.

•

Reviews and approves management’s assessment of the performance of executive officers, and reviews and approves the salary, incentive compensation, and other compensation of such officers.

•

Approves and administers our equity and other plans relating to compensation of Martin Marietta’s directors and executive officers.

•

Reviews and discusses the Compensation Discussion and Analysis and produces a compensation committee report as required by the SEC to be included in this Proxy Statement.

•

Provides oversight of our Benefit Plan Committee, which administers Martin Marietta’s defined benefit and contribution plans.

•

Reviews and approves the goals and objectives for the CEO’s compensation, evaluates the CEO’s performance in light of those goals and objectives, and determines and approves the CEO’s compensation.

•

Makes recommendations to the Board on changes in the compensation of non-employee directors.

•

Reviews annually the adequacy of the Committee charter and recommends proposed changes to the Board.

•

Has the authority, in its sole discretion, to retain, pay, and terminate any consulting firm, if any, used to assist in evaluating director, CEO, or senior executive compensation.

•

Reviews matters relating to human capital management (HCM) including talent acquisition and retention, diversity, inclusion, engagement, development, training and compensation related thereto.

Other Governance Matters:

All members are non-employee, independent Directors as required by the rules of the NYSE, the Martin Marietta Guidelines for Director’s Independence, applicable rules of the SEC, and the Committee’s charter.

Meetings in 2025 4
Average Attendance in 2025: 100%

2026 PROXY STATEMENT	21

The Board of Directors

Nominating and Corporate Governance Committee

Current Members: Donald W. Slager (Chair) Sue W. Cole Mary T. Mack Thomas H. Pike

Primary Responsibilities:

•

Develops criteria for nominating and appointing directors, including Board size and composition, corporate governance policies, and individual director expertise, attributes and skills.

•

Recommends to the Board the individuals to be nominated as directors.

•

Recommends to the Board the appointees to be selected for service on the Board Committees.

•

Oversees an annual review of the performance of the Board and each Committee.

•

Reviews annually the adequacy of the Committee charter and recommends proposed changes to the Board.

•

Oversees the development and implementation of a set of corporate governance principles applicable to Martin Marietta.

Other Governance Matters:

All members are non-employee, independent Directors as required by the rules of the NYSE.

Upon recommendation of this Committee, the Board of Directors has adopted a set of Corporate Governance Guidelines for Martin Marietta. The Guidelines are posted and available for public viewing on our website at https://ir.martinmarietta.com/corporate-governance. A copy may also be obtained upon request from Martin Marietta’s Corporate Secretary.

Meetings in 2025 3
Average Attendance in 2025: 100%

22

The Board of Directors

Board Refreshment Timeline

2026

GAYLA J. DELLY
Proven former public-company Chief Executive Officer at Benchmark Electronics, Inc., an operator in complex manufacturing and technology supply chains industries, following a career of senior operating and finance leadership roles.

MARTIN J. LYONS, JR.
Current public-company Chief Executive Officer at Ameren Corporation in the regulated utility market with deep accounting and financial expertise developed through decades of senior accounting and financial leadership roles.

2024

MARY T. MACK
An accomplished financial services leader with executive leadership, financial acumen, and governance expertise developed over her distinguished career at Wells Fargo, where she served as CEO of Consumer and Small Business Banking.

2020

ANTHONY R. FOXX
A distinguished public policy and transportation authority, bringing broad governmental, regulatory, legal, and corporate governance insight shaped by service as U.S. Secretary of Transportation, Mayor of Charlotte, and senior executive at Lyft.

DAVID C. WAJSGRAS
A highly regarded aerospace, defense, and cybersecurity executive with extensive financial leadership and operational acumen from senior roles at Everfox, Intelsat, and Raytheon, coupled with deep expertise in risk management and advanced technology solutions.

2019

THOMAS H. PIKE
An experienced global services and life-sciences executive with substantial C-suite leadership, consulting, digital technologies and operations expertise spanning Fortrea, Quintiles, and Accenture.

2018

DOROTHY M. ABLES
A seasoned energy-sector executive with deep financial, compliance, and administrative expertise developed through senior leadership roles at Spectra Energy, Duke Energy, and multiple public-company boards.

2016

DONALD W. SLAGER
A strategic operational leader with decades of executive experience in complex, capital-intensive industries, highlighted by his tenure as CEO of Republic Services and multiple public-company board roles.

2026 PROXY STATEMENT	23

The following sets forth the age, experience, key attributes and other biographical information for each nominee for election as a director for a one-year term until the 2027 Annual Meeting of Shareholders.

EXPERIENCE & QUALIFICATIONS:

Ms. Ables joined the Martin Marietta Board in November 2018. Ms. Ables held a number of executive positions with Spectra Energy and predecessor companies, including serving as the Chief Administrative Officer of Spectra Energy Corp. where she was responsible for human resources, information technology, support services, community relations and audit services. Prior to that, she served as Vice President of Audit Services and Chief Ethics and Compliance Officer for Spectra Energy, Vice President and Chief Compliance Officer for Duke Energy Corporation, an American electric power holding company, and Senior Vice President and Chief Financial Officer for Duke Energy Gas Transmission. Spectra Energy was a Fortune 500 Company and one of North America’s leading pipeline and midstream companies prior to its acquisition by Enbridge Inc. (NYSE: ENB) in 2017. Ms. Ables started her career in the audit department of Peat, Marwick, Mitchell & Co. Ms. Ables serves on the Board of Directors, and as Chair of the Audit Committee and a member of the Environment, Health & Safety Committee and former member of the Governance and Social Responsibility committee of Coterra Energy (NYSE: CTRA), an independent oil and gas company, which is the result of the merger of Cabot Oil & Gas Corporation (NYSE: COG) and Cimerex Energy Co. in October 2021. Ms. Ables served as an Independent Director of Cabot, an independent oil and gas company, where she was Chair of the Audit Committee from 2019 to 2021 and a member of the Audit and Compensation Committees from 2015 to 2021. She served as a Director of Spectra Energy Partners, an affiliate of Spectra Energy Corp., from 2013 to 2017. Ms. Ables attended the University of Texas at Austin where she earned a Bachelor of Business Administration degree in Accounting.

KEY ATTRIBUTES EXPERIENCE AND SKILLS:

•	More than eight years of C-Suite experience
•

Financial expertise acquired through serving as CFO of Duke Energy Gas Transmission and as Vice President of Audit Services and Chief Compliance Officer of Spectra Energy Corp. and Duke Energy Corporation

•	Valuable business leadership in human resources, information technology, community relations, finance and financial statements
•	Strong leadership skills and familiarity with Texas, an important state for the Company

COMMITTEES:

Ethics, Environment, Safety & Health Committee (Chair)	Audit Committee

24

PROPOSAL 1 Election of Directors

EXPERIENCE & QUALIFICATIONS:

Ms. Delly is the former Chief Executive Officer of Benchmark Electronics, Inc., a solutions provider for high-technology OEM customers (NYSE: BHE), from 2012 until her retirement in 2016. She previously held several senior leadership roles at Benchmark, including President from 2006 to 2011, Executive Vice President and Chief Financial Officer from 2001 to 2006, and Corporate Controller and Treasurer from 1995 to 2001. Prior to joining Benchmark, Ms. Delly was a senior Audit Manager at KPMG. She is a certified public accountant and holds a bachelor’s degree in accounting from Samford University. Ms. Delly currently serves on the board of directors of Broadcom Inc. (NASDAQ: AVGO) and Flowserve Corporation (NYSE: FLS) and previously served on the board of directors of National Instruments Corporation, until its acquisition in 2023.

KEY ATTRIBUTES EXPERIENCE AND SKILLS:

•	Deep financial leadership and capital markets credibility
•	Seasoned public-company director with long-tenured governance experience across multiple NYSE/Nasdaq issuers
•	Audit committee and risk oversight experience
•	Strong leadership skills across technology and industrial end markets

COMMITTEES:

To be determined after election to the Board of Directors.

2026 PROXY STATEMENT	25

PROPOSAL 1 Election of Directors

EXPERIENCE & QUALIFICATIONS:

Mr. Foxx served from October 2018 to January 2022 as Chief Policy Officer and advisor to the President and Chief Executive Officer of Lyft, Inc. Prior to joining Lyft, he served as the seventeenth United States Secretary of Transportation from 2013 to 2017, where he led an agency with more than 55,000 employees and a $70 billion budget, whose primary goal was to ensure that America maintains the world’s safest, most efficient transportation system. Previously, Mr. Foxx served as the Mayor of Charlotte, North Carolina, from 2009 to 2013. Since January 2021, Mr. Foxx also serves as an independent director and member of the Audit Committee and Nominating and Governance Committee of CDW Corporation (NASDAQ: CDW), a leading multi-brand technology solutions provider to business, government, education, and healthcare customers, and since May 2021, Mr. Foxx has served as an independent director for NXP Semiconductors (Nasdaq: NXPI), a world leader in secure connectivity solutions for embedded applications. Mr. Foxx earned his Bachelor’s degree at Davidson College and his Juris Doctor degree at New York University Law School.

KEY ATTRIBUTES EXPERIENCE AND SKILLS:

•	Extensive experience in legal, compliance and corporate governance
•

Brings valuable experience from his elected position as Mayor of Charlotte, North Carolina and as United States Secretary of Transportation relating to leadership, finance matters, corporate governance, legal, governmental and regulatory issues, safety, health and environmental matters

•	Brings additional perspective to the Board on diversity and corporate citizenship

COMMITTEES:

Finance Committee	Ethics, Environment, Safety & Health Committee

26

PROPOSAL 1 Election of Directors

EXPERIENCE & QUALIFICATIONS:

Mr. Lyons has served as President and Chief Executive Officer of Ameren Corporation (NYSE: AEE) since January 2022 and was elected Chairman, President and Chief Executive Officer in November 2023. He joined Ameren in 2001 as Controller of Ameren and certain of its subsidiaries and was elected Vice President of the Company and certain of its subsidiaries in 2003. In 2007, Mr. Lyons was elected Vice President and Principal Accounting Officer, and in 2008, he was elected Senior Vice President and Principal Accounting Officer of Ameren and its subsidiaries. In 2009, he was elected Senior Vice President and Chief Financial Officer, while remaining Principal Accounting Officer of the Company and its subsidiaries. In 2013, Mr. Lyons was elected Executive Vice President and Chief Financial Officer of the Company and its subsidiaries and relinquished his duties as Principal Accounting Officer. In 2016, he was also elected Chairman and President of Ameren Services, In December 2019, Mr. Lyons was elected Chairman and President of Ameren Missouri. Mr. Lyons earned his Bachelor’s degree in Business Administration from St. Louis University and his Master’s degree in Business Administration from Washington University.

KEY ATTRIBUTES EXPERIENCE AND SKILLS:

•	Brings deep accounting and financial expertise from a career foundation in accounting and financial leadership
•	Capital allocation, capital markets, and enterprise risk management oversight
•	Operational leadership in regulated utility environments and stakeholder engagement
•	Brings strategic insight on capital allocation, operational performance, customer outcomes and safety

COMMITTEES:

To be determined after election to the Board of Directors.

2026 PROXY STATEMENT	27

PROPOSAL 1 Election of Directors

EXPERIENCE & QUALIFICATIONS:

Ms. Mack is the retired Chief Executive Officer of Consumer and Small Business Banking (CSBB) for Wells Fargo & Company, a leading financial services company (NYSE: WFC). In her role leading CSBB, Ms. Mack oversaw Branch Banking, Small Business Banking, Chief Administrative Office, CSBB Marketing, Consumer Data and Engagement Platforms, Strategy and Innovation, Deposit Products, Diverse Customer Segments, Physical Distribution Strategies, and the Affluent Customer Segment. She also had accountability for CSBB Operations and CSBB Control Management functions. Ms. Mack began her banking career with First Union, a predecessor of Wells Fargo, in 1984 and during her time with Wells Fargo held numerous leadership positions, including CEO and president of Wells Fargo Advisors, LLC, one of the nation’s largest full-service retail brokerage organizations. Ms. Mack is an Independent Director of Barclays PLC, a diversified bank with comprehensive UK consumer, corporate and wealth and private banking franchises, a leading investment bank and a strong, specialist US consumer bank. Ms. Mack is a graduate of Davidson College with a Bachelor’s degree in International Political Economy and serves on the college’s board of trustees. She is a board member of Habitat for Humanity International.

KEY ATTRIBUTES EXPERIENCE AND SKILLS:

•	Significant brokerage / advisory, banking, finance and corporate and investment banking experience
•	Insight into financial affairs, including corporate borrowings, capitalization, and liquidity
•	Expertise with respect to financial statements, corporate finance, accounting and capital markets, mergers and acquisitions, and strategic analysis
•	Deep understanding of financial management, risk management and corporate governance

COMMITTEES:

Management Development & Compensation Committee	Nominating & Corporate Governance Committee

28

PROPOSAL 1 Election of Directors

EXPERIENCE & QUALIFICATIONS:

Mr. Nye has served as Chair of the Board of Martin Marietta since 2014, as President since 2006 and as Chief Executive Officer and a Director since 2010. Mr. Nye previously served as Chief Operating Officer from 2006 to 2009. Prior to joining Martin Marietta in 2006, Mr. Nye spent nearly 13 years in a series of increasingly responsible positions with Hanson PLC, an international building materials company. In addition to his educational, professional, executive and related roles, Mr. Nye is a past Chairman of the Board of each of the National Stone, Sand & Gravel Association (NSSGA), the American Road & Transportation Builders Association (ARTBA), and the North Carolina Chamber. Mr. Nye is also a member of the Board of Directors and the Executive Committee of the United States Chamber of Commerce, the world’s largest business organization. Since 2018, Mr. Nye has been a member of the Board of Directors of General Dynamics Corporation (NYSE: GD), a global aerospace and defense company. Mr. Nye has been recognized by Forbes magazine as one of America’s Most Innovative Leaders; he was previously recognized by both Aggregates Manager and Pit & Quarry magazines, as Aggman of the Year and a Hall of Fame inductee, respectively. Mr. Nye has also served on numerous other state, local and/or philanthropic organizations including the boards of directors of the University of North Carolina Health System and the Research Triangle Foundation, as well as the Board of Governors of the Research Triangle Institute. He also served as Co-Chair of the NC FIRST Commission (evaluating North Carolina’s current and future transportation investment needs). Mr. Nye received a Bachelor’s degree from Duke University and a Juris Doctor degree from Wake Forest University.

KEY ATTRIBUTES EXPERIENCE AND SKILLS:

•	Extensive knowledge of the building materials industry
•	Extensive leadership, business, operating, marketing, mergers and acquisitions, legal, customer-relations, and safety and environmental experience
•	Understands the competitive nature of the business and has strong management skills, broad executive experience, and corporate governance expertise
•	Broad strategic vision for the future growth of Martin Marietta

COMMITTEES:

Executive Committee (Chair)

2026 PROXY STATEMENT	29

PROPOSAL 1 Election of Directors

EXPERIENCE & QUALIFICATIONS:

Ms. Perez is an investment consultant with DeRoy & Devereaux, an independent investment adviser, where she has provided client consulting services since 2015. She was previously Owner and Managing Partner of The Medallion Company, LLC, a consulting firm, from 2003 to 2015. Ms. Perez was previously a Director of GenOn Energy, Inc. (NYSE: GEN), one of the largest power producers in the United States, from 2002 to 2012, and served as the Chairman of the Audit Committee of GenOn Energy, Inc. from 2002 to 2007 and a member of its Audit and Risk and Finance Oversight Committees from 2008 to 2012. Previously, she was Vice President of Loomis, Sayles & Company, L.P. and co-founder, President and Chief Executive Officer of Medallion Investment Company, Inc. In addition to civic and charitable organizations, Ms. Perez served as Vice Chairman of the Board of Regents at Baylor University and previously served on the Board of Trustees of New Mexico State University, where she was also Chairman of the Board. Ms. Perez earned a Bachelor’s degree from Baylor University in Finance and Economics.

KEY ATTRIBUTES EXPERIENCE AND SKILLS:

•	Significant business, financial and private investment experience
•	Significant expertise with respect to financial statements, corporate finance, accounting and capital markets, mergers and acquisitions, and strategic analysis
•	Insight into auditing best practices
•	Familiarity with the southwestern United States

COMMITTEES:

Audit Committee	Finance Committee

30

PROPOSAL 1 Election of Directors

EXPERIENCE & QUALIFICATIONS:

Mr. Pike joined the Martin Marietta Board in July 2019. Until his retirement in May 2025, Mr. Pike served as the Chairman and Chief Executive Officer of Fortrea (Nasdaq: FTRE). Mr. Pike joined Fortrea as President and Chief Executive Officer in January 2023 during its spinoff from its parent company Labcorp (NYSE: LH). Mr. Pike has more than 30 years of leadership experience in global services, most notably in the pharmaceutical industry. Previously, Mr. Pike served as Chief Executive Officer and a member of the Board of Directors of Quintiles Transnational Holdings, Inc. (Quintiles) from April 2012 until its merger with IMS Health in December 2016 to create IQVIA (NYSE:IQV). Mr. Pike led Quintiles through a successful public offering and helped it grow into a Fortune 500 company. Prior to Quintiles, Mr. Pike spent 22 years at Accenture (NYSE: ACN), a leading global professional services company, providing a broad range of services and solutions in strategy, consulting, digital, technology and operations, until December 2009. At Accenture, Mr. Pike’s roles included serving as Chief Risk Officer and Managing Director of the North America Health and Products business areas. He previously served as the global Chief Operating Officer for Accenture’s Resources operating group and had also served as Accenture’s Chief Strategy Officer. After leaving Accenture in 2009 and until joining Quintiles in 2012, Mr. Pike was involved with a number of start-ups in the technology and healthcare sectors. Early in his career Mr. Pike was a consultant with McKinsey & Company. Mr. Pike earned his Bachelor’s degree in accounting from the University of Delaware.

KEY ATTRIBUTES EXPERIENCE AND SKILLS:

•	More than 15 years of C-Suite experience
•	Broad strategic and financial experience
•	Extensive experience in mergers and acquisitions, integration, and strategic development and analysis
•	Significant mentorship, business and operating experience in a public company
•	Valuable knowledge of financial system management, public company accounting, disclosure requirements and financial markets

COMMITTEES:

Finance Committee	Nominating & Corporate Governance Committee

2026 PROXY STATEMENT	31

PROPOSAL 1 Election of Directors

EXPERIENCE & QUALIFICATIONS:

Mr. Slager was President and Chief Executive Officer of Republic Services, Inc. (Republic) (NYSE: RSG), a service provider in the non-hazardous solid waste industry, holding this position from 2011 through his retirement in 2021. Prior to this, he served as President and Chief Operating Officer of Republic from December 2008 until his promotion to CEO. Prior to that, Mr. Slager served in the same capacity for Allied Waste Industries, Inc. (Allied Waste) from 2005 to 2008, prior to its merger with Republic. Mr. Slager was Executive Vice President and Chief Operating Officer of Allied Waste between 2003 and 2004. Prior to that, Mr. Slager held varying positions of increasing responsibility with Allied Waste. Mr. Slager also served as a Director of Republic from 2010 until 2021. Mr. Slager serves as an Independent Director and as a member of the Audit Committee, Finance Committee and Environmental, Safety & Sustainability Committee at Eastman Chemical Company (NYSE: EMN), a global specialty materials company that produces a broad range of products found in items people use every day. Mr. Slager previously served as an Independent Director of UTi Worldwide Inc. (UTi) from 2009 to January 2016, where he served as Chairman of the Nominating and Corporate Governance Committee and as a member of both the Compensation and Risk Committees. UTi, a former NYSE listed company, was an international, non-asset-based supply chain services and solutions company providing air and ocean freight forwarding and other supply chain management services. Mr. Slager also serves as a director on the Board for the Phoenix Children’s Hospital.

Mr. Slager will become the Lead Independent Director upon the retirement of Mr. Koraleski at the 2026 Annual Meeting of Shareholders.

KEY ATTRIBUTES EXPERIENCE AND SKILLS:

•	More than 16 years of C-Suite experience
•	More than 29 years of general management experience in a complex, capital intensive and logistics business
•	Extensive experience in mergers and acquisitions, integration, and strategic development and analysis
•	Valuable experience from his membership on the boards of directors of two publicly-traded companies

COMMITTEES:

Nominating & Corporate Governance Committee (Chair)	Management Development & Compensation Committee	Executive Committee

32

PROPOSAL 1 Election of Directors

EXPERIENCE & QUALIFICATIONS:

Mr. Wajsgras is Chairman and Chief Executive Officer of Everfox, a leading global cybersecurity company. From April 2022 until July 2025, Mr. Wajsgras served as Chief Executive Officer of Intelsat, operator of the world’s first globalized network and leader in integrated satellite communications, leading it through its merger with SES to create a multi-orbit global satellite operator. He previously served from March 2015 to April 2020 as president of the Intelligence, Information and Services (IIS) business of the former Raytheon Company, now part of Raytheon Technologies (RTX). Raytheon is a major U.S. defense contractor and industrial corporation. IIS provides a full range of technical and professional services to intelligence, defense, federal and commercial customers worldwide. The business specializes in global intelligence, surveillance and reconnaissance; navigation; Department of Defense space and weather solutions; cybersecurity; analytics; training; logistics; mission support; engineering; automation and sustainment solutions; and international and domestic Air Traffic Management systems. Prior to this role, he was senior vice president and chief financial officer (CFO) of Raytheon from March 2006 to March 2015. Mr. Wajsgras is also an Independent Director and a member of the Audit Committee and Compensation Committee at Parsons Corporation (NYSE: PSN), a digitally enabled solutions provider focused on the defense, intelligence, and critical infrastructure markets, and an Independent Director at Wesco International, Inc., a leading provider of business-to-business distribution, logistics services, and supply chain solutions. He was named Federal Computer Week’s prestigious Industry Eagle Award winner in 2018 for his pivotal role in the U.S. government Information Technology community. In 2012, Mr. Wajsgras was named one of the Wall Street Journal’s 25 Best CFOs among the larger companies in the Standard & Poor’s 500 Index. Mr. Wajsgras earned his Bachelor’s degree in accounting from the University of Maryland. He has a Master’s in Business Administration from American University.

KEY ATTRIBUTES EXPERIENCE AND SKILLS:

•	Extensive financial and operating experience
•	Knowledge of corporate finance, strategic planning and risk management processes
•	Experience as a public company CFO, as well as expansive knowledge of accounting principles and practices, auditing, internal control over financial reporting, and risk management processes
•	Expertise in cybersecurity products and services

COMMITTEES:

Audit Committee (Chair)	Management Development & Compensation Committee

The Board Unanimously Recommends a Vote “FOR” all Nominees for Election to the Board of Directors on this Proposal 1

2026 PROXY STATEMENT	33

PROPOSAL 1 Election of Directors

Director Compensation

Martin Marietta uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board of Directors. In setting Director compensation, Martin Marietta considers the significant amount of time that Directors expend in fulfilling their duties to Martin Marietta as well as the skill level required by Martin Marietta of members of the Board. The Board determines reasonable compensation for Directors upon recommendation of the Management Development and Compensation Committee of the Board, which retains an independent compensation consultant to assist it in making each recommendation.

Cash Compensation Paid to Non-Employee Board Members

The cash-based elements of annual Director compensation for fiscal year 2025 paid in quarterly installments, measured from the end of the month during which the 2025 Annual Meeting of Shareholders was held, were as follows.

CASH COMPONENT AMOUNT

Annual Board Cash retainer	$125,000

Annual Audit Committee chair retainer[1]	$20,000

Annual Management Development and Compensation Committee chair retainer[2]	$20,000

Annual Finance Committee chair retainer[2]	$15,000

Annual Nominating and Corporate Governance Committee chair retainer[2]	$15,000

Annual Ethics, Environment, Safety and Health Committee chair retainer[2]	$15,000

Annual Audit Committee member retainer[2]	$5,000

Annual Lead Independent Director retainer[3]	$35,000

1	This is in addition to the annual retainer and the annual Audit Committee member retainer in view of increased responsibilities

2	This is in addition to the annual retainer in view of increased responsibilities

3	This is in addition to the annual retainer, Audit Committee member retainer and the annual Committee chair retainers in view of increased responsibilities

The Company reimburses Directors for the travel expenses of, or provides transportation on Company aircraft for, Board and Committee meetings, meetings with management or independent consultants or advisors, and other Company-related events, such as Investor Day and meetings with potential Board candidates. No non-employee Directors received personal use of Martin Marietta’s aircraft or other perquisites or personal benefits in 2025.

Equity Compensation Paid to Non-Employee Board Members

Non-employee Directors received an award of restricted stock units (RSUs) with a value of $170,000 (rounded up to the nearest RSU) based on the closing price as of the date of grant, which was following the 2025 Annual Meeting of Shareholders in May 2025. In May 2025, this award was 308 RSUs. The RSUs granted to the Directors in 2025 were fully vested upon award. Directors are required to defer at least 50% of the RSUs until retirement from the Board. Directors may choose to voluntarily defer an additional portion of their RSUs, and any RSUs that are not so deferred are settled in shares of common stock of Martin Marietta as soon as practicable following the grant date. The RSUs were awarded under the Martin Marietta Amended and Restated Stock-Based Award Plan, which was approved by shareholders on May 19, 2016 (the 2016 Stock Plan). The 2016 Stock Plan provides that, during any calendar year, no non-employee Director may be granted (i) restricted shares and other full-value stock-based awards, including RSUs, in respect of more than 7,000 shares of common stock of Martin Marietta or (ii) options or stock appreciation rights in respect of more than 20,000 shares of common stock of Martin Marietta. We are asking approval from our shareholders to amend and restate the 2016 Stock Plan in this proxy statement. The amended and restated Stock-Based Award Plan provides that no non-employee Director can be granted an aggregate amount of cash compensation and equity awards valued at greater than $750,000 in the aggregate in any calendar year, subject to certain limited exceptions that are subject to a limit of $1,000,000. The Directors do not have voting or investment power for their respective RSUs.

Deferred Compensation Program for Non-Employee Board Members

The Common Stock Purchase Plan for Directors provides that non-employee Directors may elect to receive all or a portion of their cash compensation earned in 2025 in the form of Martin Marietta common stock units. If deferral is elected, there is a mandatory minimum deferral time of three years with, subject to certain restrictions, re-deferrals at each Director’s election up to the date the person ceases to be a Director or the date that is one year and one month following the date that the person ceases to be a Director. Directors may elect

34

PROPOSAL 1 Election of Directors

to receive payment of the deferred amount in a single lump sum or in equal annual installments for a period of up to ten years. All deferrals in common stock are credited at 100% of the fair market value of the common stock (the closing price of the common stock as reported in The Wall Street Journal). There are no matching contributions made by Martin Marietta. Dividend equivalents are paid on the units at the same rate as dividends are paid to all shareholders. The Directors do not have voting or investment power for their respective common stock units. Directors may also elect to defer their fees into a cash-based account on the same basis. Amounts deferred under the plan in cash are credited with interest at the prime rate as of January 1 of that year.

Director Compensation Table

The table below summarizes the compensation paid by Martin Marietta to each person who served as a non-employee Director during the fiscal year ended December 31, 2025.

NAME[1]	FEES EARNED OR PAID IN CASH ($)[2]	STOCK AWARDS ($)[3]	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)[4]	ALL OTHER COMPENSATION ($)[5]	TOTAL ($)
(A)	(B)	(C)	(F)	(G)	(H)

Dorothy M. Ables	145,000	170,281	3,915	12,041	331,237

Sue W. Cole[6]	125,000	170,281	84,717	83,101	463,099

Anthony R. Foxx	140,000	170,281	15,945	7,215	333,441

John J. Koraleski[6]	185,000	170,281	9,435	29,261	393,977

Mary T. Mack	125,000	170,281	95	1,704	297,080

Laree E. Perez	130,000	170,281	44,597	51,291	396,169

Thomas H. Pike	125,000	170,281	3,495	15,614	314,390

Donald W. Slager	140,000	170,281	5,667	15,150	331,098

David C. Wajsgras	150,000	170,281	3,278	15,414	338,973

1

Mr. Nye, who is the Chief Executive Officer of Martin Marietta and a member of the Board of Directors, is not included in this table because he is not compensated separately for his service as a Director. The compensation received by Mr. Nye as an employee of Martin Marietta is shown in the Summary Compensation Table on page 77.

2

The amounts in column (B) reflect fees earned in 2025. Some of these fees were deferred pursuant to the Common Stock Purchase Plan for Directors in the form of common stock units. The number of units of common stock credited in 2025 to each of the Directors under the Common Stock Purchase Plan for Directors and the grant date fair value for these awards determined in accordance with FASB ASC Topic 718, are as follows: Ms. Ables, 0; Ms. Cole, 0; Mr. Foxx, 0; Mr. Koraleski, 332 units and $186,513 in value, respectively; Ms. Mack, 0; Ms. Perez, 0; Mr. Pike, 225 units and $126,384 in value, respectively; Mr. Slager, 0; and Mr. Wajsgras, 269 units and $151,084 in value, respectively. The number of units credited to each of the Directors as of December 31, 2025, including units accumulated under the plan for all years of service as a Director, is as follows: Ms. Ables, 0; Ms. Cole, 13,867; Mr. Foxx,0; Mr. Koraleski, 4,041; Ms. Mack, 0; Ms. Perez, 5,258; Mr. Pike, 1,402; Mr. Slager, 0; and Mr. Wajsgras, 2,026.

3

Each Director who was serving immediately following the 2025 Annual Meeting of Shareholders received 308 RSUs in May 2025. The amounts in column (C) reflect the grant date fair value for these awards determined in accordance with FASB ASC Topic 718. The RSUs fully vested upon award and will be distributed to the Director upon retirement, except Ms. Ables, Ms. Cole and Ms. Perez, who each received a distribution of 154 unrestricted shares of common stock and deferred the distribution of 154 RSUs until retirement. As of December 31, 2025, each Director held RSUs in the amounts as follows: Ms. Ables, 3,754; Ms. Cole, 11,819; Mr. Foxx, 2,302; Mr. Koraleski, 4,712; Ms. Mack, 601; Ms. Perez, 10,610; Mr. Pike, 3,142; Mr. Slager, 4,751; and Mr. Wajsgras, 2,564. As of December 31, 2025, none of the Directors held options for common stock.

4	The amounts in column (F) reflect interest paid on fees deferred in cash under the Common Stock Purchase Plan for Directors.

5

The amounts in column (G) reflect for each Director the dollar value of dividend equivalents paid in 2025 on common stock units held under the Common Stock Purchase Plan for Directors. The non-employee Directors did not receive perquisites or other personal benefits in 2025.

6

Ms. Cole and Mr. Koraleski will retire at the 2026 Annual Meeting of Shareholders in accordance with the Bylaws that provide for retirement of a Director at the annual meeting of shareholders following the Director’s 75th birthday.

2026 PROXY STATEMENT	35

Beneficial Owners and Management

Stock Ownership

How much stock do Martin Marietta’s Directors, nominees and executive officers own?

The following table sets forth information as of March 6, 2026 with respect to the shares of common stock that are beneficially owned by the Directors, other nominees for election as Directors, the Chief Executive Officer, each person who served as Chief Financial Officer during 2025, and the other named executive officers who are listed in the Summary Compensation Table on page 77 of this Proxy Statement, individually, and by all Directors and executive officers of Martin Marietta as a group. The address of each beneficial owner below is Martin Marietta’s principal executive office.

NAME OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP[1]		DEFERRED AND RESTRICTED UNITS[6]	TOTAL

Dorothy M. Ables	3,908	[2]	—	3,908

Robert J. Cardin	8,144		4,315	12,459

Sue W. Cole	30,237	[2,3]	—	30,237

Gayla J. Delly	—		—	—

Jason P. Flynn	1,053		4,441	5,494

Anthony R. Foxx	2,302	[2]	—	2,302

Bradley D. Kohn[4]	197		2,354	2,551

John J. Koraleski	15,722	[2]		15,722

Martin J. Lyons, Jr.	—		—	—

Mary T. Mack	601		—	601

Donald A. McCunniff	2,253		5,265	7,518

James A. J. Nickolas[5]	23,449		—	—

C. Howard Nye	219,235		27,203	246,438

Laree E. Perez	15,868	[2]	—	15,868

Michael J. Petro	6,469		8,890	15,359

Thomas H. Pike	4,591	[2]	—	4,591

Donald W. Slager	4,751	[2]	—	4,751

David C. Wajsgras	4,646	[2]	—	4,646

All current Directors and executive officers as a group (17 individuals including those named above)	319,780	[3]	73,787	393,567

1

As to the shares reported, unless indicated otherwise, (i) beneficial ownership is direct, and (ii) the person indicated has sole voting and investment power. None of the Directors or named executive officers individually own in excess of one percent of the shares of common stock outstanding. All Directors and executive officers as a group own 0.65% of the shares of common stock outstanding as of March 6, 2026. None of the shares reported are pledged as security.

2

Amounts reported include (1) compensation paid on an annual basis that Directors have received in common stock units that are deferred pursuant to the Amended and Restated Martin Marietta Materials, Inc. Common Stock Purchase Plan for Directors and (2) RSUs that each Director received in 2025 as part of their compensation. The Directors do not have voting or investment power for their respective common stock units and RSUs. The number of common stock units credited to each of the Directors pursuant to the Common Stock Purchase Plan as of March 6, 2026 is as follows: Ms. Ables, 0; Ms. Cole, 13,867; Mr. Foxx, 0; Mr. Koraleski, 4,110; Ms. Mack 0; Ms. Perez, 5,258; Mr. Pike, 1,449; Mr. Slager, 0; and Mr. Wajsgras, 2,082.

3	Includes an approximation of the number of shares in an IRA account.

4	The amounts reported reflect ownership as of February 28, 2026, the date of Mr. Kohn’s departure, and includes restricted stock awards that vested and were distributed before March 6, 2026.

5	The amounts reported reflect ownership as of April 11, 2025, the date of departure for Mr. Nickolas.

6

The amounts reported include common stock units credited to each of the NEOs in connection with (i) their deferral of a portion of their cash bonus under the Martin Marietta Materials, Inc. Incentive Stock Plan, and (ii) RSUs (not including any performance-based share units (PSUs) granted under the Martin Marietta Amended and Restated Stock-Based Award Plan that are subject to forfeiture in accordance with the terms of the Stock-Based Award Plan and are scheduled to vest within 60 days of March 6, 2026), each in the following amounts: Mr. Nye, 7,714 and 19,489, respectively; Mr. Cardin, 0 and 4,315, respectively; Mr. Flynn, 1,827 and 2,614, respectively; Mr. Kohn, 0 and 2,354, respectively; Mr. McCunniff, 0 and 5,265, respectively; Mr. Nickolas, 0 and 0, respectively; Mr. Petro, 0 and 8,890, respectively; and all Directors and executive officers as a group, 9,541 and 64,246, respectively. There are no voting rights associated with the stock units or RSUs.

36

Beneficial Owners and Management

Who are the largest owners of Martin Marietta’s stock?

The following table sets forth information, based on filings with the Securities and Exchange Commission, with respect to the shares of common stock which are held by persons known to Martin Marietta to be the beneficial owners of more than 5% of such stock as of March 6, 2026. To the best of Martin Marietta’s knowledge, no person beneficially owned more than 5% of any class of Martin Marietta’s outstanding voting securities at the close of business on March 6, 2026, except for those shown below.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP[1]	PERCENT OF CLASS

The Vanguard Group, Inc.[2]	7,168,589	11.9%

BlackRock, Inc.[3]	4,113,718	7.0%

1

Ownership amounts are based on the assumption that each such shareholder continued to beneficially own, as of March 6, 2026, the amounts reflected in its beneficial ownership report filed with the Securities and Exchange Commission described below, which is the most recent such report filed by the shareholder. Percentage ownership is based on the number of shares of our common stock outstanding on March 6, 2026.

2

As reported in Schedule 13G/A reporting beneficial ownership as of December 31, 2023 filed with the SEC on February 13, 2024, indicating sole power to vote 0 shares, shared power to vote 81,795 shares, sole power to dispose of 6,903,108 shares, and shared power to dispose of 265,481 shares. The Vanguard Group, Inc.’s address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. In a Schedule 13G amendment filed on March 27, 2026, The Vanguard Group, Inc. reported that due to an internal realignment it no longer has, or is deemed to have, beneficial ownership over Martin Marietta common stock beneficially owned by various subsidiaries and/or business divisions of subsidiaries of The Vanguard Group Inc. In such Schedule 13G amendment, The Vanguard Group Inc. further reported that certain subsidiaries or business divisions of subsidiaries of The Vanguard Group, Inc., that formerly had, or were deemed to have, beneficial ownership with The Vanguard Group, Inc., will report beneficial ownership separately (on a disaggregated basis) from The Vanguard Group, Inc. and that these subsidiaries and/or business divisions pursue the same investment strategies as previously pursued by The Vanguard Group, Inc. prior to the realignment.

3

As reported in Schedule 13G reporting beneficial ownership as of December 31, 2023 filed with the SEC on January 26, 2024, indicating sole power to vote 3,764,294 shares, shared power to vote 0 shares, sole power to dispose of 4,113,718 shares, and shared power to dispose of 0 shares. BlackRock, Inc.’s address is 50 Hudson Yards, New York, New York 10001.

2026 PROXY STATEMENT	37

Corporate Governance Matters

Corporate Governance Philosophy

Martin Marietta has a culture dedicated to ethical business behavior and responsible corporate activity, which we believe promotes the long-term interests of shareholders. This commitment is reflected in our Corporate Governance Guidelines, posted and available for public viewing on Martin Marietta’s website at https://ir.martinmarietta.com/corporate-governance/governance-documents-and-charters, which set forth a flexible framework within which the Board, assisted by its Committees, directs the affairs of Martin Marietta. The Guidelines address, among other things, the composition and functions of the Board of Directors, director qualifications and independence, Chief Executive Officer performance evaluation and management succession, Board Committees and the selection of new Directors.

Martin Marietta’s Code of Ethical Business Conduct has been in place since the 1980s and is regularly updated. It applies to all Board members, officers, and employees, providing our policies and expectations on a number of topics, including our commitment to good citizenship, promoting a positive and safe work environment, avoiding conflicts of interest, honoring the confidentiality of sensitive information, preservation and use of Company assets, compliance with all laws, and operating with integrity in all that we do. To implement the Code of Ethical Business Conduct, Board members, officers, and employees participate regularly in ethics training. There have been no waivers from any provisions of our Code of Ethical Business Conduct to any Board member or executive officer.

In addition, the Board believes that accountability to shareholders is a hallmark of good governance and critical to Martin Marietta’s success. To that end, management and the Board regularly engages with shareholders on a variety of topics throughout the year, including sustainability and governance, to ensure we are addressing their questions, thoughts and concerns, to seek input and to provide perspective on Company policies and practices. See discussion of our shareholder outreach on pages 10 and 49.

The chart below provides a snapshot of Martin Marietta’s governance highlights.

38

Corporate Governance Matters

Corporate Governance Board Practices

Who are Martin Marietta’s independent Directors?

All of Martin Marietta’s Directors are non-employee Directors except Mr. Nye. Mr. Nye neither sits in the executive sessions of the independent Directors (unless invited to attend for a specific discussion) nor does he participate in any action of the Board relating to any executive compensation which he may receive.

In assessing the independence of its members and nominees, the Board has adopted for Martin Marietta a set of Guidelines for Director’s Independence (Guidelines). The Guidelines are posted and available for public viewing on Martin Marietta’s website at https://ir.martinmarietta.com/corporate-governance/governance-documents-and-charters. These Guidelines reflect the rules of the NYSE, applicable requirements of the SEC, and other standards determined by the Board to be important in assessing the independence of Board members. The Board has determined that, other than Mr. Nye, all members of the Board are “independent” under these Guidelines, resulting in 90% of the Board being independent. The Board of Directors has determined that no Director (except Mr. Nye), or any person or organization with which the Director has any affiliation, has a relationship with Martin Marietta that may interfere with his or her independence from Martin Marietta and its management. In making this “independence” determination, the Board considered other entities with which the Directors were affiliated and any business Martin Marietta had done with such entities.

Do the independent Directors ever meet without management?

Martin Marietta’s Corporate Governance Guidelines adopted by the Board provide that at least two Board meetings each year will include an executive session of the non-employee Directors to discuss such topics as they may choose, including a discussion of the performance of Martin Marietta’s Chair and Chief Executive Officer. In 2025, Martin Marietta’s independent Directors met at each regularly scheduled Board meeting, consisting of four times in executive session without management, in addition to executive sessions held by Committees of the Board. In 2025, all the independent Directors were non-employees.

What is the Board’s leadership structure?

Our Corporate Governance Guidelines provide that the Board’s policy as to whether the Chair and CEO positions should be separate is to adopt the practice that best serves the Company’s needs at any particular time. The Nominating and Corporate Governance Committee and the Board regularly evaluates Board leadership alternatives in connection with combining the Chair and CEO roles.

The Board believes that, at the present time, the Company is best served by allocating governance responsibilities between a combined Chair and CEO and a Lead Independent Director with robust responsibilities. This structure allows the Company to present a single face to our constituencies through the combined Chair and CEO position while at the same time providing an active role and voice for the independent directors through the Lead Independent Director.

As a result of Mr. Nye’s tenure at Martin Marietta and strong performance as a leader since his election as CEO, the Board believes he is uniquely qualified through his experience, education and expertise to be the person who promotes strong and visionary leadership for our Board, as well as important recognition as the leader of Martin Marietta by our customers, employees and other constituencies. The Board also believes that Mr. Nye’s serving as both Chair and CEO is appropriate taking into consideration the size and nature of our business, Mr. Nye’s effective and careful formulation and execution of our strategic plan, his established working relationship and open communication with our other Directors, both during meetings and in the intervals between meetings, the significant board-level experience of our independent Directors as a whole, the strong independent leadership and accountability to shareholders provided by 90% of our Directors being independent, the independent leadership provided by our Committee chairs, and our Board culture in which Mr. Nye and the other Directors are able to thoughtfully debate different points of view and reach consensus in an efficient manner.

2026 PROXY STATEMENT	39

Corporate Governance Matters

REASONS FOR COMBINED CHAIR AND CEO

Key Highlights

•	The independent Board members believe that Mr. Nye has extensive experience in all facets of the building materials industry, in both the U.S. and with global competitors.

•	Mr. Nye’s experience has allowed the Company to successfully navigate acute periods of duress (e.g., the Great Financial Crisis and COVID-19).

•	Mr. Nye has been effective in creating shareholder value through strategic acquisitions and divestitures, with the successful realization of expected synergies.

•	Mr. Nye has in-depth knowledge of safety, health, operational, legal, environmental, regulatory and governance considerations that impact the business and Board’s oversight of management.
•	Mr. Nye has demonstrated his leadership and vision to guide the Board in its oversight of management with the development of multiple five-year strategic plans, with the current Strategic Operating Analysis and Review (SOAR 2030) discussed with and approved by the Board in August 2025.

•	Mr. Nye has engaged in an active investor relations program, including the Company’s Fall Engagement Program conversations and Capital Markets Day presentations, and helps lead the Board in understanding the perspective of the Company’s shareholders.

•	Strong independent directors comprise 90% of the current Board, and open communications exist between Mr. Nye and the independent directors.

The Board believes that combining the Chair and CEO roles enhances accountability, ensures unified strategic direction, enables more efficient and informed Board leadership, particularly given the Company’s scale, complexity, and long-term strategic horizon, and that the structure is appropriately complemented by robust independent oversight, including a strong Lead Independent Director, active committee leadership, and governance practices designed to safeguard independence and protect shareholder interests.

Does the Board have a Lead Independent Director?

In deciding that a combined Chair and Chief Executive Officer position is the appropriate leadership structure for the Company at this time, the Nominating and Corporate Governance Committee and Board also recognized the benefit of independent leadership to enhance the effectiveness of the Board’s oversight role and communications between the Board and Mr. Nye. Accordingly, in November 2014, our Corporate Governance Guidelines were revised to provide that in the event the Chair and Chief Executive Officer positions are held by one person, our independent Directors may designate a Lead Independent Director from among the independent Directors. The designation of the Lead Independent Director is to be made annually, with the expectation of the Board that the Lead Independent Director will be re-appointed for multiple, consecutive one-year terms. John J. Koraleski currently serves as the Lead Independent Director and Donald W. Slager will serve as the Company’s lead independent director upon Mr. Koraleski’s retirement.

The responsibilities of the Lead Independent Director include:

•	Presiding at Board meetings when the Chair is not present.

•	Presiding at executive sessions of the independent Directors, and meeting separately with the Chair after executive sessions to review the matters discussed during the executive sessions.

•	Acting as a liaison between the Chair and the independent Directors.

•	Suggesting to the Chair agenda items for Board meetings and consulting with the Chair regarding Board meeting schedules.

•	Calling, where necessary, executive sessions of independent Directors.

•	Being available to meet with shareholders and other key constituents.

•	Acting as a resource for, and counsel to, the Chair.

•	In addition, the Lead Independent Director attends and meets with shareholders at Company-sponsored Capital Markets Days.

How would interested parties make their concerns known to the independent Directors?

The Board of Directors provides a process for shareholders and other interested parties to send communications to the Board. Shareholders and other interested parties may communicate anonymously and confidentially with the Board through Martin Marietta’s Ethics Hotline at +1 (800) 209-4508. The Board has also designated the Corporate Secretary to facilitate communications to the Board.

40

Corporate Governance Matters

Shareholders and other interested parties may communicate directly with the Board of Directors, or directly with the independent Directors, or an individual Director, including the Lead Independent Director, by writing to Martin Marietta, Attn: Corporate Secretary, 4123 Parklake Avenue, Raleigh, North Carolina 27612.

All communications by shareholders or other interested parties addressed to the Board will be sent directly to Board members. While Martin Marietta’s Ethics Office and the Corporate Secretary may review, sort, and summarize these communications, all such communications will be presented to the independent Directors unless there is instruction from them to filter such communications (and in such event, any communication that has been filtered out will be made available to any independent Director who wishes to review it).

Martin Marietta and its Board of Directors will continue to review and evaluate the process by which shareholders or other interested persons communicate with Martin Marietta and the Board and may adopt other or further processes and procedures in this regard. If so, we will identify those policies and procedures on our website at www.martinmarietta.com.

How often did the Board meet during 2025?

Martin Marietta’s Board of Directors held four regularly scheduled meetings during 2025. There were two special meetings of the Board of Directors in 2025. There were also a total of 20 Committee meetings in 2025. In addition, management confers frequently with the Directors on an informal basis to discuss Company affairs.

How many times did Directors attend meetings of the Board and its Committees?

Martin Marietta’s Directors are expected to attend 100% of the meetings of the Board and Committees of the Board on which they serve unless there is a good reason otherwise. In 2025, all Directors attended 100% of the meetings of the Board of Directors during their term of service on the Board. All Directors attended 100% of the meetings of the Committees of the Board on which they served (during the periods that they served) except one Director who missed one committee meeting due to a conflict.

Will the Directors attend the Annual Meeting?

Martin Marietta’s Directors are expected to be available to respond to questions and react to comments at Martin Marietta’s Annual Meeting of Shareholders. In 2025, all Directors attended the Annual Meeting in May.

Will the Nominating and Corporate Governance Committee consider any Director candidates recommended by shareholders?

The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders for election as a Director at an Annual Meeting of Shareholders of Martin Marietta, if the shareholder making such recommendation complies with the advance notice provisions and other requirements specified in the Bylaws of Martin Marietta. The Bylaws of Martin Marietta require advance notice for any proposal for the nomination for election as a Director at an Annual Meeting of Shareholders made by or at the direction of the Board of Directors. In general, nominations must be delivered to the Corporate Secretary of Martin Marietta at its principal executive offices, 4123 Parklake Avenue, Raleigh, North Carolina 27612, not less than 60 days nor more than 90 days prior to the first anniversary of the mailing of the Proxy Statement in connection with the preceding year’s Annual Meeting of Shareholders and must contain specified information concerning the nominee and the shareholder proposing the nomination and otherwise comply with the requirements specified in the Bylaws. Any shareholder desiring a copy of the Bylaws of Martin Marietta will be furnished a copy without charge upon written request to the Secretary of Martin Marietta. Additional information is contained in the section entitled Shareholders’ Proposals For 2027 Annual Meeting below.

How does the Board select nominees for the Board?

The Nominating and Corporate Governance Committee will consider candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. The Committee may also retain a third-party executive search firm to identify potential candidates for its consideration from time to time. The Committee makes an initial determination as to whether to conduct a full evaluation of the candidate, and reviews all information provided to the Committee, including the recommendations for the prospective candidate and the Committee’s own knowledge of the prospective candidate. If the Committee determines that additional consideration is warranted, interviews are conducted by the members of the Committee, as well as the Chief Executive Officer of Martin Marietta; appropriate inquiries are conducted into the background and qualifications of potential candidates; the Committee meets to discuss its evaluation and feedback from the Chief Executive Officer; and, if the Committee determines to do so, it makes a recommendation to the full Board as to the persons who should be nominated by the Board. The Board of Directors determines the nominees after considering the recommendation and report of the Committee.

2026 PROXY STATEMENT	41

Corporate Governance Matters

In evaluating any potential candidate, the Nominating and Corporate Governance Committee considers the extent to which the candidate has the personal characteristics and core competencies outlined in the Guidelines for Potential New Board Members adopted by the Committee, and takes into account all other factors it considers appropriate. A copy of these Guidelines is attached to this Proxy Statement as Appendix A.

Do the Board Committees have charters? How can shareholders obtain them?

Martin Marietta’s Board of Directors has adopted written charters meeting the requirements of the NYSE for the Audit Committee, Management Development and Compensation Committee, and Nominating and Corporate Governance Committee. These charters address the purposes and responsibilities of each Committee, as described above, and provide for an annual performance evaluation of each Committee. Copies of these charters, and the charters of the other Committees of the Board, are posted on Martin Marietta’s website at https://ir.martinmarietta.com/corporate-governance/governance-documents-and-charters, along with copies of Martin Marietta’s Corporate Governance Guidelines, Code of Ethical Business Conduct, and Guidelines for Director’s Independence.

How are transactions with persons related to Martin Marietta reviewed?

The SEC requires Martin Marietta to disclose in this Proxy Statement certain transactions in which Martin Marietta participates and in which certain persons considered “related persons” of Martin Marietta have a direct or indirect material interest. These “related persons” would include the Directors and executive officers of Martin Marietta, nominees for Director, certain control persons, and their immediate family members. Since January 1, 2025, there have been no such transactions.

Each Director, executive officer, and nominee for Director of Martin Marietta receives and agrees to abide by Martin Marietta’s Code of Ethical Business Conduct. Martin Marietta considers that any transaction in which Martin Marietta participates and in which any related person of Martin Marietta has a direct or indirect material interest will be subject to review, approval or ratification, as appropriate under the circumstances, by Martin Marietta under the standards enumerated in Martin Marietta’s Code of Ethical Business Conduct. If a proposed transaction is one in which a Director of Martin Marietta has an actual or potential conflict of interest, it will be subject to review by the Chair of the Board of Directors and the Chair of the Nominating and Corporate Governance Committee.

Any waivers of the Code of Ethical Business Conduct for Directors and executive officers may be made only by Martin Marietta’s Board of Directors or any Committee to which it delegates that authority. Any waivers for Directors and executive officers and any amendments to the Code of Ethical Business Conduct will be promptly disclosed on our website, www.martinmarietta.com.

In assessing the independence of its members, the Board considers any interests a director may have in any transactions in which Martin Marietta participates. The Board also considers other entities with which the Directors are affiliated and any business Martin Marietta has done with such entities.

42

The Audit Committee has appointed PricewaterhouseCoopers LLP (PwC), an independent registered public accounting firm, to audit the consolidated financial statements of Martin Marietta and the effectiveness of Martin Marietta’s internal control over financial reporting for the 2026 fiscal year and the Board of Directors recommends that the shareholders ratify this appointment. The ratification of the appointment of PwC is being submitted to the shareholders because the Board of Directors believes this to be good corporate practice. Should the shareholders fail to ratify this appointment, the Audit Committee will review the matter and determine, in its sole discretion, whether PwC or another independent registered public accounting firm should be retained.

PwC served as Martin Marietta’s independent auditors for 2025 and audited the consolidated financial statements of Martin Marietta for the year ended December 31, 2025 and the effectiveness of Martin Marietta’s internal control over financial reporting as of December 31, 2025. In connection with the audit of Martin Marietta’s 2025 consolidated financial statements, Martin Marietta entered into an engagement letter with PwC that sets forth the terms by which PwC would perform audit services for Martin Marietta.

The Audit Committee is solely responsible for retaining or terminating Martin Marietta’s independent auditors. Representatives of PwC are expected to attend the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to questions from shareholders.

The Board Unanimously Recommends a Vote “FOR” on this Proposal 2

Summary of Fees

The following table summarizes the aggregate of fees billed for professional services rendered to Martin Marietta by PwC in 2025 and 2024.

	2025	2024

Audit Fees[1]	$4,080,000	$4,458,000

Audit-Related Fees[2]	110,000	110,000

Tax Fees

All Other Fees[3]	2,000	2,000

TOTAL	$4,192,000	$4,570,000

Percentage of Audit & Audit-Related Fees to Total Fees	99.9%	99.9%

1

Services in connection with the annual consolidated financial statement audit, the annual internal controls audit, reviews of the consolidated financial statements included in the quarterly reports, and consent.

2	Services in connection with audit-related services, including agreed-upon procedures reports and subsidiary audits.

3	Other fees include license fees for technical accounting software.

2026 PROXY STATEMENT	43

PROPOSAL 2 Independent Auditors

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by its independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services, provided that the Chair reports any decision to the Committee at its next scheduled meeting.

Audit Committee Review

In connection with the Audit Committee’s review of services rendered and fees billed by the independent auditor, the Audit Committee has considered whether the provision of the non-audit related services described above is compatible with maintaining the independent auditors’ independence and has concluded that the provision of these services did not compromise such independence.

44

Audit Committee Report

The Audit Committee operates under a charter adopted by the Board of Directors, which is reassessed at least annually for adequacy by the Audit Committee. The Directors who serve on the Audit Committee have no financial or personal ties to Martin Marietta (other than Director compensation and equity ownership as described in this Proxy Statement) and are all “independent” for purposes of the SEC’s regulations, the NYSE listing standards, and the Guidelines for Director’s Independence adopted by the Board of Directors. The Board of Directors has determined that none of the Audit Committee members has a relationship with Martin Marietta that may interfere with the Director’s independence from Martin Marietta and its management. Copies of the Audit Committee’s charter and Martin Marietta’s Guidelines for Director’s Independence can be viewed on Martin Marietta’s website at https://ir.martinmarietta.com/corporate-governance/governance-documents-and-charters.

The Board of Directors has charged the Audit Committee with a number of responsibilities, including review of the adequacy of Martin Marietta’s financial reporting, accounting systems, and internal controls. Martin Marietta’s independent auditors and the vice president of the internal audit function report directly and are ultimately accountable to the Audit Committee.

In the discharge of its responsibilities, the Audit Committee has reviewed and discussed with management and the independent auditors Martin Marietta’s audited consolidated financial statements for fiscal year 2025 and has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB), the SEC and the NYSE. In addition, the Committee has discussed with the independent auditors matters such as the quality (in addition to acceptability), clarity, consistency, and completeness of Martin Marietta’s financial reporting, as required by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB.

The Audit Committee has received from the independent auditors written disclosures and a letter concerning the independent auditors’ independence from Martin Marietta, as required by the PCAOB in Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent auditors the independent auditors’ independence. These disclosures have been reviewed by the Committee and discussed with the independent auditors.

Based on these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in Martin Marietta’s 2025 Annual Report on Form 10-K for filing with the SEC.

February 9, 2026

AUDIT COMMITTEE

David C. Wajsgras, Chair

Dorothy M. Ables

John J. Koraleski

Laree E. Perez

2026 PROXY STATEMENT	45

Management Development and Compensation Committee Report

The Management Development and Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis beginning on page 48 of this Proxy Statement. Based on this review and discussion, the Management Development and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Martin Marietta’s 2025 Annual Report on Form 10-K and this Proxy Statement.

February 17, 2026

MANAGEMENT DEVELOPMENT AND

COMPENSATION COMMITTEE

John J. Koraleski, Chair

Mary T. Mack

Donald W. Slager

David C. Wajsgras

46

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

The members of Martin Marietta’s Management Development and Compensation Committee are Directors Koraleski, Mack, Slager, and Wajsgras, none of whom has ever been an officer or employee of Martin Marietta or any of its subsidiaries, or had any relationship requiring disclosure by Martin Marietta under Item 404 of Regulation S-K of the SEC. There are no executive officer-Director interlocks where an executive of Martin Marietta serves on the compensation committee of another corporation that has an executive officer serving on Martin Marietta’s Board of Directors.

2026 PROXY STATEMENT	47

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis, or CD&A, describes our executive compensation program and the attendant oversight provided by the Management Development and Compensation Committee of the Board of Directors (the Committee). It also summarizes our executive compensation structure and discusses the compensation earned by Martin Marietta’s named executive officers, or NEOs (the CEO, each officer who served as the CFO during 2025, and the three other most highly compensated executive officers in 2025), as presented below in the tables under “Executive Compensation” following this CD&A, which contain detailed compensation information quantifying and further explaining our NEOs’ compensation.

The Company considers the input of our shareholders along with emerging best practices, to ensure alignment of our executive pay programs with shareholder interests. In 2025, we continued to implement changes to our compensation program that were adopted in 2023 as a result of our robust Fall Shareholder Engagement Program, including the use of a formulaic short-term incentive program and continuing to disclose threshold and maximum goals in addition to disclosure of targets with respect to our vested long term incentive awards. The Company completed a 2024 Fall Engagement Program, continued speaking with shareholders throughout 2025 and received feedback that shareholders generally approved of the Company’s compensation structure and as a result no major changes were made in 2025. For 2025, our NEOs were:

NEO	TITLE

C. Howard Nye	Chair of the Board, President and Chief Executive Officer

Michael J. Petro	Senior Vice President and Chief Financial Officer

James A. J. Nickolas	Former Executive Vice President and Chief Financial Officer

Robert J. Cardin	Senior Vice President, Controller and Chief Accounting Officer and Interim Chief Financial Officer from April 2025 – July 2025

Donald A. McCunniff	Executive Vice President and Chief Human Resources Officer

Jason P. Flynn	Senior Vice President and Chief Information Officer

Bradley D. Kohn	Former Senior Vice President, General Counsel and Corporate Secretary

48

Summary of Our Compensation Considerations

Overall, the Company had another exceptional year, realizing record-setting financial results, achieving world-class safety incident rates, and making significant progress on our long-term strategic plan. This CD&A describes how our executive compensation philosophy and the pay programs applicable to our NEOs in 2025 help to drive our strategy and performance. The fundamental objectives of our executive compensation program are to motivate our executive team, align pay with performance, attract and retain high-performing talent, and drive shareholder value. These objectives were achieved in 2025 as our incentive programs paid out commensurate with our strong performance. The compensation programs described below have been developed and are overseen by the Committee to promote the achievement of these objectives and reflect the considerations described below.

Responsiveness to Shareholders: Shareholder Engagement and Feedback on Executive Compensation Programs

Avenues of engagement	Discussion highlights
We hold in-person and/or virtual meetings with investor groups across the globe

•

Company strategy, including acquisitions and divestitures

•

Financial and operating performance

•

Commercial and operational excellence goals

•

Safety, environment and sustainability

•

Board oversight, refreshment and composition

•

Executive compensation

We conduct quarterly conference calls with analysts
We engage with investors continually through meetings, calls, written correspondence, and emails
We report investor feedback to the Committee and the Board to assist in aligning pay and performance
We conduct a Fall Engagement Program or Capital Markets Day each year.

Our Board, the Committee, our Chair and Chief Executive Officer, and our Chief Financial Officer alongside our Investor Relations, Legal, and Sustainability teams, have a robust shareholder engagement program in place. This program is active year-round and accepts requests for engagement from shareholders and proactively reaches out to initiate dialogue with our shareholders on topics that are important to the Company.

The Company conducts a Fall Shareholder Engagement Program or Capital Markets Day each year. As part of the Fall Shareholder Engagement program, the shareholder engagement team described above embarks on a comprehensive engagement effort. In 2024, this team reached out to over 50 of our top shareholders, representing approximately 75% of outstanding shares for their feedback on a variety of topics including our business, strategy, health and safety, commercial and operational excellence, sustainability initiatives and executive compensation. In September 2025, the Company held a Capital Markets Day where we welcomed over 40 existing and prospective shareholders in person while hosting many others virtually and affirmed our dedication to our Strategic Operating Analysis and Review (SOAR) framework which has been central to our transformation into a largely pure aggregates market leader and our commitment to shareholder responsiveness.

We have a history of robust shareholder responsiveness. In prior years, we have made other meaningful changes to our disclosures and compensation program based on feedback from shareholders including:

•	Adopted a formulaic program for our Short Term Incentive (STI) providing a strong link between pay and performance while reducing Committee discretion

•

Disclosed Threshold and Maximum goals in addition to disclosure of targets thereby improving disclosure, providing greater comparability to peers and providing greater transparency for shareholders as to how the Company measures performance and how different levels of performance align with payouts for executives

•	Eliminated excise tax gross-up in executive officers’ Employment Protection Agreements

•

Eliminated walk-right and value of perks in the severance calculation in executive officers’ Employment Protection Agreements and decided not to include these provisions in future Employment Protection Agreements

•	Eliminated single-trigger vesting for equity awards

•	Submission of responses and additional information to Climate Action 100+.

•	Setting a Net Zero GHG Emissions Ambition by 2050.

•	Participated in CDP Climate and Water surveys.

2026 PROXY STATEMENT	49

Summary of Our Compensation Considerations

•

Adopted Science Based Target Initiative (SBTi) validated targets for absolute emission reduction targets for all GHG scopes: Scope 1 & 2 by 63.0% by 2035 from a 2023 base year; and Scope 3 from purchased goods and services, fuel- and energy-related activities and upstream transportation and distribution by 37.5% within the same timeframe. Achievement of these ambitions will depend upon the economic feasibility and timely implementation of commercial-scale carbon capture technology in the United States and related governmental policies, the availability of additional renewable energy from third party providers, and the availability of additional heavy equipment powered by alternate fuels and/or electrification supplied by OEMs such as Caterpillar and Komatsu.

•	Submitted feedback and validation data to Sustainalytics and received updated scoring.

•	Added a TCFD Alignment Index and a Sustainability Accounting Standards Board (SASB) Index to our Sustainability Report.

•	Added a GRI Alignment Index to our Sustainability website.

We consider the input of our shareholders, along with emerging best practices, to ensure alignment of our executive pay programs with shareholder interests. At our 2025 Annual Meeting of Shareholders, 94.8% of the shares cast voted in favor of the advisory vote on executive compensation, or Say On Pay vote. Our robust shareholder engagement program and the changes that we have made in light of feedback that we received demonstrates a high level of responsiveness to the needs and concerns of our shareholders, and our shareholders are supportive of the changes that we have made.

Our 2025 Performance

Building on prior-year success and continuing to demonstrate the resiliency and strength of our business and strategic plan, 2025 proved to be another record year in our aggregates business, underscoring the durability of our core product line, the resilience of the markets in which we operate and the effectiveness of our commercial execution. Our aggregates business delivered record profitability and meaningful margin expansion, while our highly complementary Specialties business achieved record revenues and gross profit, highlighting the strength and breadth of our portfolio. We delivered these results even as the private construction environment remained challenging, with single-family housing and non-residential square footage starts still well below their post-COVID peaks. Together, these outcomes underscore the durability of our aggregates-led business model, reinforced by intentional portfolio shaping and the disciplined execution by our teams. We also continued to deliver world-class safety performance. For the fifth consecutive year, our Total Injury Incident Rate (TIIR) surpassed the world-class benchmark, while our Lost Time Incident Rate (LTIR) exceeded the world-class level for the ninth consecutive year. Additionally, we successfully completed the execution of our Strategic Operating Analysis and Review (SOAR 2025), a period defined by deliberate action, disciplined capital allocation and an unwavering focus on long-term value creation. In doing so, we extended our long track record of delivering above-market returns since the launch of SOAR in 2010. Since the start of SOAR 2025 on January 1, 2021, we have generated TSR of 126% as compared to the S&P 500’s TSR of 96%. This strong performance yielded annual cash incentive plan payouts for 2025 of 185% of target and PSU payouts for the 2023-2025 cycle of 217% of target, demonstrating alignment of our executive pay programs with shareholder interests.

EXCEPTIONAL FINANCIAL RESULTS reflected commercial excellence efforts and record aggregates unit profitability; AGGREGATES GROSS PROFIT PER TON UP 12% TO A RECORD $8.45 PER TON	$647 MILLION RETURNED TO SHAREHOLDERS through dividends and share repurchases; 5% quarterly dividend increase effective in August 2025

Continuous commitment to SUSTAINABILITY AND ENTERPRISE EXCELLENCE, which is included in our strategy and compensation decisions	Exited year at 2.3X CONSOLIDATED NET DEBT-TO-CONSOLIDATED ADJUSTED EBITDA* as of December 31, 2025

ANOTHER YEAR OF WORLD-CLASS SAFETY; Safety performance better than world-class levels	Advanced nearly $6.3 billion of portfolio optimizing, aggregates-led acquisitions and non-core asset divestitures that collectively improved the enterprise’s durability and margin profile

Generated record cash flow from operations of $1.8 billion

*	Consolidated Net Debt-to-Consolidated Adjusted EBITDA is a non-GAAP measures. See Appendix B for reconciliation of non-GAAP measures to GAAP measures and related disclosures.

50

Summary of Our Compensation Considerations

The SOAR process, supplemented by our annual planning process, has guided us since 2010 as we have grown the Company in an intentional, contemplative, and disciplined manner. SOAR 2025 set ambitious-yet-achievable targets for future growth and value creation, including platform and bolt-on acquisitions in high-growth regions, commercial and operational excellence, industry-leading safety performance, and returning value to shareholders. Importantly, the Company’s strategic efforts and proactive balance sheet management in recent years provide a platform for continued expansion in future years. In September 2025, we unveiled SOAR 2030, which is focused on, among other things, opportunities to scale the business and the use of data and analytics to inform better and faster decision making. We believe these goals and execution of our strategy has resulted in our 689% cumulative total shareholder return (TSR) since the SOAR program’s inception in 2010.

Sustainability, Safety and the Well-Being of Our Employees

Our sustainability efforts and our unwavering commitment to our employees go hand-in-hand. We discuss these important topics in several places in our public filings, including our annual Sustainability Report and our Annual Report on Form 10-K for the year ended December 31, 2025. We encourage you to read those materials to better understand the many ways we ensure the ongoing well-being of our employees, who are the foundation of our success, as well as make a positive impact on our communities and the environment. In this section, we highlight several of these topics and tell you about our achievements in these areas, namely how Sustainability is embedded in our company culture through Safety, Environmental Stewardship, and our Employees. We also discuss how we improve our Communities in our Sustainability Report.

SUSTAINABILITY

Our approach to Sustainability is embedded in four vital pillars of Safety, Environment, Employees, and Community. We continued to achieve improvements in each of these areas in 2025.

Safe Operations Protecting all who come in contact with our products & operations, and creating a culture of responsible leadership	Environmental Stewardship Protecting the Earth’s resources and reducing our environmental impact	Employee Well-Being Supporting and investing in our exceptional people and continuously reinforcing our engaging and inclusive culture	Community Well-Being Being a responsible neighbor and supporting the communities that are home to our operations

2026 PROXY STATEMENT	51

Summary of Our Compensation Considerations

Track records such as ours are built purposefully; they are the result of a deliberate focus on fulfilling our responsibilities to our shareholders, our employees and other stakeholders. These responsibilities include:

Demanding and facilitating a safe, ethical workplace for our employees	Creating a positive, lasting impact on our communities and the environment	Growing our business and responsibly investing our capital for maximum return

In furtherance of these continuing commitments, we have:

•

Included performance relating to Environment, Health, Safety and Sustainability (collectively, EHS) in our management strategy

•

Considered achievement of individual and Companywide goals in regard to EHS in management compensation decisions

•

Developed task forces relating to Safety and Sustainability with a view towards assessing and improving Company performance and disclosure against world-class achievements

•

Overseen EHS matters at the Board of Directors level, including reporting our progress at least four times annually on EHS issues to our Ethics, Environment, Safety and Health (EESH) Committee, an independent Committee of the Board of Directors

These critical matters are important to this Committee, the full Board, and management of Martin Marietta.

SOAR, supplemented by our annual plan, has guided us since 2010 as we have grown our business, driven our safety incidents to world-class, record low levels, achieved record financial performance and created positive impacts on our communities and the environment. Key managers from across our business and our senior leadership team engage throughout the year on material topics, including safety, employee well-being, community engagement and the environment.

Both SOAR and our annual plan are reviewed and endorsed by all members of our Board of Directors. Importantly, our EESH Committee is an experienced, diverse and knowledgeable group and has for decades overseen our ongoing efforts to hone truly sustainable business practices. Our full Board visits our operations to hear firsthand from our team and see the positive impact we have on our communities.

“Sustainability is a key component of our strategy and business plan at Martin Marietta. Sustainability excellence is not only the right thing to do and a key driver of shareholder value, it is a vital component of both our strategic planning process, SOAR, and our annual planning process.”

Environmental Stewardship

We are committed to responsible environmental stewardship as a core component of our long-term business strategy. We focus on minimizing operational impacts while supplying the essential materials that support infrastructure and community development, with particular attention to air quality, water management, land use, biodiversity, waste reduction, and regulatory compliance. Environmental considerations are embedded in daily operations, capital planning, and governance oversight, and we continually invest in process improvements, modernized equipment, reclamation activities, and resource efficiency initiatives designed to protect natural resources and deliver sustainable value. Additional information regarding our environmental programs, performance, and goals is available in our Sustainability Report, which can be found on our website.

52

Summary of Our Compensation Considerations

Safety

We are pleased to report the Company continued its world-class safety performance in 2025. This level of absolute and relative safety performance is superb inside and outside the industry. It results from our Company’s Guardian Angel culture, which we endeavored to strengthen throughout 2025 so that it engages each employee and empowers everyone to make safe choices with every task every day. In 2025, we built on our legacy and reinforced our winning culture with the launch of the Guardian Angel Fundamentals program, including our enterprise-wide standardized Stop, Look, Analyze and Manage (SLAM) form, targeted safety engagements and updated training programs. This incredible safety performance further strengthens our belief that Zero is Possible.

Martin Marietta’s West Division’s Northern Portable Plant #12 in Ft. Collins, Colorado, earned a Sentinels of Safety Award from the National Mining Association in 2025. This award is the oldest and most esteemed honor in the mining industry, recognizing mining teams that record the most hours in a calendar year without a single lost-time injury. The Company’s Augusta Quarry in Georgia was recognized by the National Stone, Sand and Gravel Association (NSSGA) as a gold-level Safety Excellence Award winner in 2025. In addition, the Company’s Lemon Springs Quarry and the Onslow Quarry in North Carolina won a silver-level Safety Excellence Award, and Noblesville Stone in Indiana and Bennett Sand & Gravel in Colorado won a bronze-level Safety Excellence Award in 2025. These awards honor aggregates operations that maintain a safe workplace for extended periods without a reportable incident in their size category, based on data provided by the U.S. Department of Labor’s Mine Safety and Health Administration (MSHA).

We achieved our ninth consecutive year of world-class Lost-Time Incident Rate (LTIR) performance and our fifth consecutive year of world-class Total Incident Injury Rate (TIIR) performance.

Note: Safety data as of December 31, 2025. LTIR per 200,000 hours worked. World-class levels based on general industries.

With our world-class vision, and belief that Zero is Possible in connection with our safety performance, we continued to support our Guardian Angel safety culture and help further strengthen our safety practices for the future. Throughout the year, we continued advancing the recommendations of the Safety Task Force and Safety Executive Steering Committee, including hosting virtual CEO Safety Town Halls, companywide distribution of revised Basic Safety Rules, implementation of new Wingman Alert Process, user-friendly safety analytics, and Guardian Angel branded Personal Protective Equipment (PPE) such as gloves and glasses. Our cross-functional project teams continued to expand our Guardian Angel Fundamentals program and the refresh of our Guardian Angel materials and training in 2025, which set the foundation for excellent safety performance as a hallmark of our culture. For Martin Marietta, safety performance sets our foundation for long-term financial strength and successful SOAR execution. Simply said, a safe operation is a profitable one.

2026 PROXY STATEMENT	53

Summary of Our Compensation Considerations

Our Employees

Martin Marietta’s engaged and dedicated workforce is our greatest asset, and the continued well-being of our employees is critically important for our success. We are committed to providing all employees with the programs, resources, support and opportunities necessary to grow. We strive to create safe, healthy, inclusive and highly engaging workplaces and hope that our decisions in this area will extend far beyond our business, positively affecting people and communities for generations to come.

•

Introduced an Employee Stock Purchase Plan (ESPP) to empower team members to invest in Martin Marietta, fostering ownership and reinforcing alignment with our mission, vision, and values.

•

Introduced benefits enhancements under the Choose Well initiative to promote and strengthen employee well-being; launched an enhanced Employee Assistance Program (EAP) through Lyra Health, and redesigned the benefits guide for improved readability and alignment with Choose Well branding.

•

Absorbed a portion of the rising employee medical contributions, limiting Martin Marietta employee increases to 5% for 2026; representing a meaningful discount to the average national increase of 8%.

•

Implemented the Career Development Framework (CDF) as part of the Workday rollout, providing employees with greater visibility to job opportunities across the Company and equipping managers with tools and resources to support career conversations.

•

Delivered the Leadership EDGE Program to two cohort groups of mid-level, high-potential leaders in partnership with North Carolina State University, with three additional cohorts planned for 2026.

•

Facilitated three Plant Manager Institute (PMI) sessions in 2025 to reinforce Martin Marietta’s operating philosophy and enhance site execution and capabilities.

•

We took deliberate and meaningful steps to increase our name recognition in the competitive Raleigh, North Carolina, talent market, where our headquarters is located.

Through these important efforts and many more in 2025, we continued to build a compelling connection with current and potential employees, increase the visibility and attractiveness of Martin Marietta as an employer of choice to strengthen our talent pipeline, and increase employee engagement, development, morale and retention.

We believe that employee engagement happens when we bring together exceptional talent with diverse backgrounds, qualifications, perspectives, experiences, voices and skills to ensure that we will consistently develop the best ideas and advance our world-class ambition. Enabled by an inclusive environment where each person feels like they belong, are valued and can speak up, engagement allows us to forge stronger, more productive connections fueled by trust, compassion and authenticity. It ensures we pursue excellence and continuously improve – as ONE Team.

Importantly, our impactful achievements related to inclusion and engagement in 2025 included:

•	Expanded Spanish language support Companywide by providing in-person translation services during onboarding and publishing targeted Spanish language digital signs.

•	Continued to evolve and grow Martin Marietta’s employee resource groups (ERGs) in 2025.

54

Summary of Our Compensation Considerations

•

Military and Veterans Community (MVC) - The Toys for Tots campaign raised more than $20,000 and collected hundreds of toys; Continued sponsorship of American Corporate Partners (ACP) with 21 employees actively coaching military members transitioning to civilian life; Honored POW/MIA Recognition Day with a symbolic “Missing Man” table at corporate headquarters.

•

Women Who Build (WWB) - Celebrated Women’s History Month; Sponsored an internal wellness campaign during Cancer Awareness Month with 380 participants walking more than 37,000 miles as part of a Distance Challenge; Hosted Women Talk Money financial workshops with Fidelity Investments; Sponsored and attended annual Women in Mining event.

•

Recognized numerous Heritage and History Days and Months throughout 2025; Partnered with Talent Acquisition to volunteer at fall recruiting events; Expanded support for Ronald McDonald House Charities by strengthening relationships with local chapters in Dallas and Raleigh-Durham-Chapel Hill; Sponsored attendance at SHPEtinas Summit in February.

Engagement and Inclusion at a Glance

We are committed to fostering inclusion and belonging and strive to maintain a culture and adherence to core values that attract and celebrate diversity in our workplace. We believe that differences in perspectives and experiences promote creativity, innovation, and mutual respect, which are all core to our Values. We recognize that the unique viewpoints and experiences of every employee are important to achieving our Mission to be a world-class organization and have implemented initiatives that we believe will allow us to continue to improve on those objectives.

Although we do not believe that the Equal Employment Opportunity Commission data required on Form EEO-1 fully reflects our job-role structure, we have made the data available on our website.

Compensation Decisions Yielding Alignment with Performance and Enhancing Our Corporate Resilience

In determining compensation, the Committee considers many factors in order to align performance with the compensation received by our executives. In response to our shareholder engagement in 2023, we adopted a formulaic short-term incentive program, which we continued to use for executives in 2025. As described below under 2025 Actual Incentive Cash Earned, the objective financial metrics in our annual plan that were measured for purposes of the 2025 Annual Cash Incentive were Adjusted Cash Gross Profit, which is viewed as indicative of the Company’s profitability, and Selling, General and Administrative Expenses (SG&A) as a Percentage of Revenues, which is viewed as indicative of the Company’s cost management. In addition, a portion of the incentive calculation is tied to achievement of targeted safety metrics and identified sustainability goals based on shareholder feedback. Together, these metrics are important measures reflecting our performance and the creation of long-term value for shareholders.

The Company’s exceptional performance in 2025 resulted in strong payouts from the Annual Cash Incentive Plan and reinforces our pay-for-performance strategy which aligns our performance with management’s pay and with shareholders’ interests.

The Committee also believes it is important to ensure that our Company and business model are resilient and robust under challenging circumstances, regardless of whether factors impacting specific performance are predictable or within management’s control. In this regard, the Committee developed a Resilience Scorecard in 2021 that includes the key criteria described in the chart below that in our view measure our Company’s ability to remain strong through severe, unexpected circumstances, as well as assessing management’s actions and whether they were appropriate in responding to and managing through extraordinary events. The Resilience Scorecard allows the Committee to apply a multiplier of 0.75x to 1.25x to management’s annual award that would be otherwise based on pre-event factors. These qualitative factors are important to position the Company to minimize the adverse impact from these unexpected events.

2026 PROXY STATEMENT	55

Summary of Our Compensation Considerations

The Committee has determined not to apply any multiplier in the Resilience Scorecard to executive compensation in 2025, nor did it make any adjustments to executive compensation based on the Scorecard.

CATEGORY	RESILIENCE ASSESSMENT CRITERIA

1. Employees

•

Act effectively to keep employees safe and productive through appropriate protocols, consistent with medical and occupational experts, including cleaning protocols, access to vaccinations, provision of comprehensive benefits, education and other programs

•

Effectively and promptly communicate and manage current guidance and instructions, change and disruption to employees through communications, digital boards, direct emails, and other outreach

•

Continuously promote the company’s exceptional retirement benefit program to strengthen our employee attraction and retention efforts

•

Offer opportunities for continued employee growth, development, and engagement

•

Execute successful integrations of acquisitions while successfully completing divestitures of non-core cement, downstream and other businesses

•

Maintain successful succession and workforce planning efforts and employee attraction and retention results in the face of a significantly challenging employment environment

2. Operations & Commercial Excellence

•

Respond proactively to challenges in the supply chain environment (including those related to extraordinary weather, logistics challenges, economic pressures, and other factors)

•

Effectively manage through a continuing inflationary environment through a product pricing strategy that ensures that the value for our products is properly captured while seeking to reduce the supply chain inflationary impact

•

Take steps to appropriately manage fixed and variable costs

3. Financial

•

Optimize revenues and cash management/liquidity without jeopardizing the future

•

Protect the balance sheet and allocate capital responsibly, including with regard to internal projects, transactions, dividends, debt and share repurchases

4. Customers/Suppliers	• Ensure on-time delivery of projects • Effectively manage inventory to satisfy customer needs • Communicate operating status and preventative measures being taken during extraordinary events

5. Strategy	• Successful execution of M&A actions and SOAR • Maintaining Company long-term vision and strategic direction • Actions taken to ensure continuation and execution of strategic transactions

6. Stakeholder Engagement

•

Leadership effectiveness

•

Frequently communicating and engaging with the Board to keep them well-informed and ensuring questions are answered

•

Ensuring open dialogue and transparency with shareholders, analysts, potential investors and other stakeholders, including proactively responding to any shareholder proposals and other concerns

7. Sustainability

•

Community outreach efforts (disaster preparedness support, corporate giving, community engagement)

•

Focus on safety, as well as health of employees, customers and visitors

•

Environmental compliance and enhanced disclosure and responsiveness regarding sustainability goals

Overall	• Holistic Assessment of the Above Criteria Resulting in Multiplier in Range of 0.75x - 1.25x

56

Summary of Our Compensation Considerations

Pay Decisions and Compensation Governance Practices

A number of key 2025 compensation-related decisions resulted from our achievements, which are discussed more fully in this section. The Committee believes that our executive compensation program continues to reflect a strong pay-for-performance philosophy and is well aligned with the interests of shareholders. In addition, we believe that our compensation practices are consistent with our pay decisions.

WHAT WE DO	YES

Pay for performance	Tie pay to performance by ensuring that a significant portion of NEO compensation is performance-based and at-risk and is determined based on a formulaic approach.

Median compensation targets	We generally aim to align all target compensation elements for our executives with the median of our peer group companies. The peer group is confirmed by the Committee on an annual basis.

PSUs are a substantial portion of LTI	PSU grants, tied to our achievement of specified performance measures, comprised approximately 55% of the total value of annual long-term incentive grants made to our NEOs in 2025. RSUs comprised the remaining 45%.

Independent compensation consultant	The Committee retains an independent compensation consultant.

Robust share ownership requirements	We have robust stock ownership guidelines of 7 times base salary for the CEO, 5 times base salary for our other NEOs, and 5 times annual retainer for Directors. We also have an equity retention requirement of 50% of net shares paid as incentive compensation until ownership guidelines are met.

Clawback policy	We have a mandatory compensation recovery (clawback) policy that implements the SEC and NYSE clawback rules and requires the Company to recover from its current and former executive officers certain incentive compensation that is erroneously paid in connection with an accounting restatement as well as a voluntary standalone policy allowing for recovery in the event of a financial restatement as a result of misconduct.

Regular engagement with shareholders	We engage with shareholders to hear their views on compensation and other issues.

Annual elections	All of our Directors stand for election each year.

WHAT WE DON’T DO	NO

No employment contracts	None of our NEOs or other executive officers have employment contracts that guarantee continued employment.

No dividends on unvested awards	Our 2025 RSU and PSU awards granted through our Long-Term Incentive (LTI) Plan require three years to fully vest and dividends paid on shares of common stock of Martin Marietta during the vesting period are only paid to award holders if and when an award vests.

No pledging of shares	Our directors and executive officers are not permitted to pledge Martin Marietta shares as collateral for loans or any other purpose.

No hedging	We prohibit directors and executive officers from engaging in short sales of Martin Marietta stock or similar transactions intended to hedge or offset the market value of Martin Marietta stock owned by them.

No 280G gross-ups	We do not provide executives with Section 280G excise tax gross-ups.

No single trigger equity vesting	Equity awards will not automatically vest as a result of a change in control.

Minimal executive perquisites	We do not provide NEOs with country club reimbursements or other excessive perks.

2026 PROXY STATEMENT	57

Summary of Our Compensation Considerations

Determination of CEO Compensation

At each February Committee meeting, without the CEO present, the Committee reviews and evaluates CEO performance, and determines achievement levels for the prior year. At this meeting, the Committee also discusses an evaluation of the CEO’s performance, competitive compensation data, and salary and annual incentive pay recommendations with the independent members of the Board. In addition, the Committee reviews and discusses an award of RSUs and the target PSU grant size for the CEO at that meeting, which is also discussed with the independent members of the Board. The Committee’s independent compensation consultant provides the Committee with comparative compensation, background materials and analysis, and its recommendation in connection with these determinations.

CEO Target Opportunity Mix*

*	We consider base salary and annual incentives as short-term pay and PSUs and RSUs as long-term incentive (LTI) pay. We do not include retirement or other compensation components in the chart.

58

Compensation Discussion and Analysis

2025 Chair, President and CEO Compensation

Base Salary

For 2025, Mr. Nye’s base salary was set at $1,385,000 (effective March 1, 2025), his first base salary increase in four years.

2025 Annual Incentive

Mr. Nye’s target annual incentive amount for 2025 was $2,189,333 (160% of base salary received for the year). His actual annual incentive for 2025 was $4,051,753 or 185% of target, as determined by the Committee’s formulaic approach.

2025-2027 Long-Term Incentives

In 2025, Mr. Nye’s target LTI award was 635% of base salary. He was granted an LTI award of $8,794,751, which was allocated 55%, or $4,837,113, in PSUs and 45%, or $3,957,638, in RSUs. The RSUs will vest pro rata over three years, while the vesting of PSUs will be based upon our results relative to the three-year performance goals that were established in the beginning of 2025.

Benefit and Retirement Plans

Mr.Nye is eligible for benefit and retirement programs similar to other employees. None of our executives received additional years of service credits or other forms of formula enhancements under our benefit or retirement plans. Our pension formula is based on years of service and pension eligible compensation. Mr. Nye is not eligible for retiree health benefits.

Perquisites

Mr. Nye received limited executive perquisites. We provide Company-leased cars to the NEOs for their use. Additionally, we pay for the insurance, maintenance and fuel for such vehicles. The value of personal mileage is charged to the NEO as imputed income. We make the Company-owned aircraft available to the CEO and other senior executives for business travel. In February 2026, in connection with a security review, the Committee adopted a policy requiring the CEO to use Company-owned aircraft for personal travel. We do not provide other perquisites, such as country club memberships, to the NEOs. The Committee regularly reviews our policies and determines whether and to what extent perquisites should be modified or continued.

2025 Target Pay Mix

We believe that most of the compensation opportunities to our CEO should be variable and the variable elements of the compensation package should tie to the Company’s long-term success and the achievement of sustainable long-term total return to our shareholders. A significant portion of our CEO’s target compensation is variable and in the form of LTI, and more than half of total target pay is in the form of equity incentives.

2025 Named Executive Officers’ Compensation – Our Compensation Strategy

Our executive compensation program is specifically designed to:

•	Attract and retain top-caliber, knowledgeable and experienced senior executives.

•	Motivate our executives to achieve superior results and build long-term value for shareholders.

•	Reward performance that meets or exceeds established goals consistent with our strategic aims and upholding integrity.

•	Align individual objectives with the Company’s objectives without fostering excessive or inappropriate risk-taking.

•	Encourage an ownership mentality and align the long-term financial interests of our executives with those of our shareholders.

•	Be market competitive with our peers with whom we compete for talent.

•	Provide reward systems that are measurable and easily understood by our executives and shareholders.

•	Inspire exceptional management and resiliency in times of unexpected and extraordinary circumstances.

•

Reinforce the succession planning process undertaken on a companywide basis by building bench strength and by identifying and retaining senior leadership capable of achieving the Company’s long-term growth, profitability and other objectives.

2026 PROXY STATEMENT	59

Compensation Discussion and Analysis

In 2025, our executive compensation structure consisted of three primary components: base salary, annual incentives, and long-term incentives. Within the long-term incentive component, we utilized a balanced portfolio of PSUs and RSUs.

Martin Marietta has a long-standing commitment to pay for performance. We fulfill that aim by providing a majority of compensation through programs in which the amounts ultimately received vary in order to best reflect our financial, operational and strategic performance.

The following table summarizes the key elements of our executive compensation program:

ELEMENT	PRIMARY PURPOSE	KEY CHARACTERISTICS

Base Salary	To compensate the executive fairly and competitively for the responsibility level of the position.	Fixed compensation that is reviewed annually.

Annual Performance-Based Incentive Awards	To motivate and reward organizational and individual achievement of annual, Company and individual objectives.	Variable compensation component; value calculated through formula tied to pre-established Company financial, safety and sustainability goals with an individual performance modifier.

Incentive Stock Plan	To enable executives to invest certain levels of their annual incentive compensation into Martin Marietta stock units.	NEOs may elect to convert up to 50% of their annual cash incentive compensation into common stock units.

Long-Term Incentive Awards	To align executives with shareholder interests, to reinforce long-term value creation, and to provide a balanced portfolio of long-term incentive opportunities.	Variable compensation component. Reviewed and granted annually. Program splits long-term incentives for NEOs at 55% PSUs and 45% RSUs.

Performance Share Units (PSUs)	To motivate executives by tying incentives to our multi-year financial goals and relative TSR reinforcing the link between our executive officers and our shareholders.	Grants based on three-year adjusted EBITDA and Sales Growth goals, with a modifier based on TSR performance relative to the S&P 500 constituents.

Restricted Stock Units (RSUs)	To motivate the appropriate behaviors for delivering superior long-term total shareholder return.	Stock price growth. Awards are subject to continued employment over three years and executives benefit from higher share price.

Health/Welfare Plan and Retirement Benefits	To provide competitive benefits promoting employee health and productivity and support financial security.	Fixed compensation component.

Perquisites and Other Benefits	To provide limited business-related benefits, where appropriate, and to assist in attracting and retaining executive officers.	Fixed compensation component.

60

Compensation Discussion and Analysis

ELEMENT	PRIMARY PURPOSE	KEY CHARACTERISTICS
Change-in-Control Protection	To provide continuity of management and bridge future employment if terminated following a change in control.	Fixed compensation component; only paid in the event the executive’s employment is terminated other than for “cause” or for “good reason,” in either case, in connection with a change in control.

Considerations Regarding 2025 Compensation

The following chart summarizes the target compensation in our 2025 executive compensation program:

PAY COMPONENT	SUMMARY

Base Salary	• At the February 2025 meeting, the Committee reviewed competitive market data and individual performance evaluations. Increases approved by the Committee were effective March 1, 2025.

Target Annual Cash Incentives

•

Our CEO’s target incentive for 2025 was 160% of base earnings. For other NEOs’ target incentives for 2025 were 90% to 100% of base earnings.

•

Our CEO and other NEOs have the option to invest up to 50% of their annual cash bonuses into stock units, which are required to be held generally for a period of approximately three years.

Long-Term Incentives

•

Our LTI structure consists of PSUs and RSUs.

•

The LTI awards for NEOs in 2025 were weighted 55% PSUs and 45% RSUs. The LTI grant size is based on competitive market data.

•

PSU awards in 2025 are earned based on achievement of performance levels, with 33% based on three-year cumulative Sales Growth and 67% based on three-year cumulative adjusted EBITDA performance. The Company’s relative TSR ranking compared to the S&P 500 provides a modifier to the award, which may be adjusted up or down by up to 20%.

•

RSU and PSU awards are generally subject to continued employment for three years

Total Compensation

•

The Committee uses the size-adjusted 50th percentile of our Compensation Peer Group as a guide in setting the target for the total compensation opportunity, but considers a variety of factors in setting compensation, including the short-term and longer-term performance and leadership characteristics of the executive, and compensation may vary materially. Overall, the Committee believes targeted compensation should be more heavily weighted on variable “at-risk” compensation and longer-term components.

The Committee approved the following actual compensation items in February 2025:

2025 Base Salary

The Committee determines base salaries for the NEOs and other executives based on a number of factors, including but not limited to, market data, individual performance, the Company’s performance, internal pay equity, the advice of the Committee’s independent compensation consultant, management recommendations (except for the CEO), and, for the CEO, the Committee’s assessment of Mr. Nye’s performance. Based on these factors, the Committee approved the following increases in base salary during 2025.

•	Mr. Nye: 7.8% increase

•	Other NEOs: 4.0% to 44% increases*

Increases are based on a review of competitive market data and individual performance evaluations.

2026 PROXY STATEMENT	61

Compensation Discussion and Analysis

NEO	2025 BASE SALARY	2024 BASE SALARY

C. Howard Nye	$1,385,000	$1,285,000

Michael J. Petro*	$600,000	$417,000

James A. J. Nickolas	$744,708	$716,065

Robert J. Cardin	$470,190	$452,106

Donald A. McCunniff	$702,000	$675,000

Jason P. Flynn	$425,000	$350,000

Bradley D. Kohn	$580,000	$580,000

*

Effective July 8, 2025, in connection with his promotion to Senior Vice President and Chief Financial Officer, Michael J. Petro’s annual base salary was increased from $433,680 to $600,000, representing a 38% increase at that time. This adjustment was designed to align Mr. Petro’s compensation with the increased scope and complexity of his new role and to position his base salary competitively, relative to our peer group for comparable positions.

2025 Annual Cash Incentive Goals and Results

NEOs and other executives are eligible to earn annual incentive compensation under our Executive Cash Incentive Plan based on the achievement of identified and formula-defined performance metrics and goals. Individual NEO targets (as a percent of base salary) are approved by the Committee at the beginning of the year based on a review of competitive market data, the advice of the Committee’s independent compensation consultant, and internal pay equity.

The Committee awards actual annual cash incentive compensation based on achievement against corporate performance objectives and individualized targeted goals. The Company uses a formula for annual cash incentive awards for all NEOs wherein 80% of the target incentive is based on achievement of financial goals and 20% is based on achievement of identified safety and sustainability metrics. After the formulaic award percentage is determined, an assessment of individual performance is conducted by the Committee to allow for a potential positive or negative adjustment of 20% for each executive.

The maximum incentive compensation for executives based on the annual cash incentive plan formula, with the 20% assessment factor, is 250% of target. When the incentive payout percentage is calculated, the minimum amount for the payout will be 50% of target if the Company successfully pays an unreduced dividend in the year and records positive Net Earnings Attributable to Martin Marietta. If the criteria for the 50% minimum payout level are met and the Company’s one-year operating margin ranks in the top three of six direct publicly traded peers (CRH plc, Eagle Materials, Inc., Heidelberg Materials, Holcim Ltd., Knife River Corporation, and Vulcan Materials Company), the minimum amount of the payout will be 100%.

The Committee determines the adjustment to annual cash incentive compensation for each executive based on the achievement of individualized target goals tied to each executive’s specific areas of responsibility and the then-current and longer-term goals of the Company. The Committee also reviews and considers management’s furtherance of its strategic plan, including a primary objective of value-enhancing growth, and the advancement of the Mission, Vision, and Values of the Company to unify management with the same objectives. The Committee conducts a comparative review of the individual contributions of each of the executive officers towards achieving these goals. The Committee also considers qualitative measures of performance for the executive officers, such as adherence to and implementation of Martin Marietta’s Code of Ethical Business Conduct, customer satisfaction, and product quality.

Ultimately, the incentive payments determined through the annual cash incentive compensation formula support Martin Marietta’s longstanding compensation philosophy of encouraging superior performance and rewarding the achievement of Martin Marietta’s annual goals. We set challenging, but attainable targets, approved by the Board, and designed to continue to drive shareholder value and exceptional corporate stewardship.

2025 Actual Incentive Cash Earned

For 2025, the Committee determined in February 2026 that the achievement of the goals included in the Company’s annual cash incentive compensation formula warranted the payment of annual incentives to executive officers. In 2025, all of the company’s executive officers participated in the plan. The annual incentive compensation level paid for 2025 for all NEOs, including Mr. Nye, was 185% of target. These amounts were consistent with the formula short term incentive plan adopted by the Committee.

62

Compensation Discussion and Analysis

The table below summarizes the specific targets set for the 2025 annual cash incentive plan for Martin Marietta’s executive officers (before the application of a potential 20% discretionary individual adjustment factor):

% WEIGHT	METRIC	PERFORMANCE GOALS	THRESHOLD (PAYOUT % OF TARGET)	GUIDANCE GOAL/ TARGET (PAYOUT % OF TARGET)	MAXIMUM (PAYOUT % OF TARGET)	TOTAL ACHIEVED

50%	Adjusted Cash Gross Profit*	Metric Aligned with February Guidance	$1.605 billion (0%)	$2.675 billion (100%)	$2.870 billion (230%)	$2.68 billion (101%)

30%	SG&A as a % of Total Revenue**	Metric Aligned with February Guidance	8.00% (0%)	7.15% (100%)	6.75% (230%)	6.59% (230%)

20%	Safety & Sustainability Performance	Execution of Identified Safety & ESG Activities, World-Class LTIR & TIIR	Safety: Implement at least three priority processes designed to improve safety performance; Sustainability: Reduce purchased renewable energy credits (RECs) in achieving Scope 2 targets for 2030 (50%)	Safety: At least 99% of employees experience zero lost time incidents Sustainability: Include GRI Index in sustainability reporting (100%)	Safety: Achieve two World-Class safety metrics Sustainability: Develop Scope 3 roadmap for quantifying emissions (230%)

Safety: Achieved 2 World-Class Metrics executed recommendation of Safety Task Force; Continuous improvement to Total Injury Incidence Rate; Sustainability:

Submitted to 3 additional key public indices; Completed Water Risk Assessment; Achieved continuous improvements to Energy Usage from Renewable / Decrease Scope 2 Emissions (230%)

*

Adjusted cash gross profit reflects growth in revenues and profitability, which correlates to growth in the Company’s share price. The Company calculates this metric by adding back depreciation, depletion and amortization expenses and nonrecurring expenses, including the impact of marking up inventory to fair value as part of acquisition accounting, to gross profit. For 2025, the metric includes the impact of acquisitions and dispositions that were known to management at the time the metric was set.

**	SG&A as a Percentage of Total Revenue incentivizes management to properly balance SG&A investments to support business growth and overall cost discipline.

Based on the Company’s Adjusted Cash Gross Profit of $2.68 billion and SG&A as a Percentage of Total Revenue of 6.59% in 2025, a payout of 119% was earned for the two financial metrics for the CEO and other NEOs. These two metrics make up 80% of the incentive formula. For the remaining 20% of the incentive formula, the Company achieved world-class safety metrics for the year and successfully executed its targeted sustainability activities. In response to the Company’s achievements of our safety metrics and sustainability activities a payout of 230% was determined by the Committee. As a result of the 119% achieved for both financial metrics and 230% achieved for the safety and sustainability metric, the total formulaic award percentage was 165%. The Committee applied a 20% modifier based on individual performance during 2025 for Mr. Nye, Mr. McCunniff, Mr. Petro, Mr. Cardin and Mr. Flynn for a total payout of 185%.

2026 PROXY STATEMENT	63

Compensation Discussion and Analysis

Using the formula described above, the formulaic award percentage was determined for 2025 and subsequently an assessment of individual performance was conducted by the Committee to allow for a potential positive or negative adjustment of up to 20% to the cash incentive award percentage for each executive. The individual executive goals considered in the evaluation of potential discretionary adjustments for the NEOs are summarized in the following table:

NEO	2025 INDIVIDUAL GOALS	TARGET ANNUAL INCENTIVE BONUS (% OF SALARY)	2025 TARGET ANNUAL INCENTIVE*	2025 ACTUAL ANNUAL INCENTIVE

C. Howard Nye	• Drive continuous improvement in the Company’s safety culture and performance • Generate long-term value for shareholders through development and execution of the Company’s Strategic Operating Analysis and Review (SOAR) Plan, organic and inorganic growth, including prudent allocation of capital • Ongoing delivery and execution of management succession and development plans • Management of enterprise challenges	160%	$2,189,333	$4,051,753

Michael J. Petro	• Effective oversight of financial filings, audits and accounting • Develop and execute necessary plans to ensure the strength of the Company’s balance sheet • Develop the talent and capability of the finance and strategy teams • Develop and execute the Company’s strategic plan (SOAR) while identifying new market opportunities and business areas for growth	90%	$459,819	$851,877

James A. J. Nickolas	• Effective development and oversight of financial filings, audits and accounting • Continue to develop and execute necessary plans to ensure the strength of the Company’s balance sheet • Continue to develop the talent and capability of finance team	100%	$206,704	—	**

Robert J. Cardin	• Ensure accurate financial reporting in compliance with regulatory standards and company policies while maintaining effective internal controls over financial reporting	90%	$420,458	$777,999

64

Compensation Discussion and Analysis

NEO	2025 INDIVIDUAL GOALS	TARGET ANNUAL INCENTIVE BONUS (% OF SALARY)	2025 TARGET ANNUAL INCENTIVE*	2025 ACTUAL ANNUAL INCENTIVE

Donald A. McCunniff	• Develop and implement key Human Resources priorities, which include talent acquisition, employee development, performance management and succession planning • Define and develop the safety strategy and gain business alignment on long-term safety initiatives • Execute human capital due diligence to identify and mitigate risks related to leadership retention, benefits and compensation liabilities and organizational culture	100%	$697,500	$1,290,627

Bradley D. Kohn	• Effective management of the legal department, including appropriate handling of compliance and securities laws matters, annual and periodic reporting, corporate governance, transactions, and robust case assessment • Provide oversight of ethics program as Chief Ethics Officer • Oversee Sustainability function • Continue to execute the Company’s development and sale of non-operating land	90%	$522,000	$—	**

Jason P. Flynn	• Lead the operation of the technology environment to ensure security, reliability, and integrity • Promote and drive technology initiatives that support business needs and create a foundation for future growth • Simplify and modernize the technology portfolio and support integration activities for acquisitions, divestitures, and portfolio optimization • Develop the talent and capability of the Information Services organization to remain ready for emerging technologies and evolving business challenges	90%	$350,870	$649,596

*	Based on actual base salary earned in 2025.

**	Mr. Nickolas was not entitled an annual cash incentive compensation payment for 2025 as a result of his departure in April 2025.

***	Mr. Kohn was not entitled to an annual cash incentive compensation payment for 2025 as a result of his departure in February 2026.

2026 PROXY STATEMENT	65

Compensation Discussion and Analysis

Annual Incentive Feature: Incentive Stock Plan

The Incentive Stock Plan further promotes the alignment of executive compensation levels with our investors’ financial interests by allowing a portion of the annual bonus award to be deferred into Company stock units that vest based on continued service. The voluntary election allows executives to invest up to 50% of their annual cash incentive compensation to purchase units that are subsequently converted into shares of common stock pursuant to the terms of the Incentive Stock Plan at a 20% discount from the market price of Martin Marietta’s common stock on the date the amount of the incentive compensation is determined. The discount is used to account for the risk of trading current cash compensation for “at-risk” shares which may decline in value.

The units generally vest in three years from the date of the award and are distributed in shares of common stock. If an executive officer voluntarily terminates employment before the units vest, the stock units are forfeited and the executive officer receives a cash payment equal to the lesser of the cash that was invested or the fair value of the share units on the day of termination.

The contribution directly links a portion of executive officer compensation to shareholder returns. The vesting aspect, combined with the yearly stock purchase requirement, creates continuous overlapping three-year cycles, which encourage executive officer retention and provide a continuous link of a significant portion of executive officer compensation with shareholder return over the long-term to reward these executive officers in line with our shareholders when our stock price increases.

2025 Long-Term Incentive Compensation Overview

Our LTI plan design reflects the objectives of our compensation program and is in-line with current market approaches, based on the advice of the Committee’s independent compensation consultant. Our plan design objectives are a simplified LTI program that is transparent and enhances the line of sight between our performance and compensation.

The annual award in 2025 for all NEOs was determined as a fixed percentage of base salary with some variation for position and grade, which amount was converted into common stock units based on the average Martin Marietta stock price for the 20-day period ending on February 21, 2025, the day the Committee confirmed the award, or $532.56. This award value was then divided into PSUs and RSUs, with 55% of the total award for NEOs consisting of the PSUs at target level and 45% of the total award for NEOs consisting of RSUs. The Committee believes that the incentive mix (PSUs and RSUs) constitutes an appropriate pay process and streamlined plan, which more fully reflects the performance of the Company and is better aligned with each NEO’s role within Martin Marietta. See a further description under Outstanding Equity Awards at Fiscal Year-End and corresponding footnotes on page 80.

The following table provides a notional example of the LTI plan design.

SALARY $	LTI TARGET %	LTI TARGET VALUE $	PSU %	PSU VALUE $	RSU %	RSU VALUE $

$150,000	140%	$210,000	55%	$115,500	45%	$94,500

The following table provides a summary of the long-term incentives that each of the NEOs was granted in 2025.

NEO	RSU (3 YEAR ANNUAL INSTALLMENT VESTING) (# OF SHARES)	PSU – TARGET (3 YEAR CLIFF VESTING SUBJECT TO ACHIEVEMENT OF PERFORMANCE MEASURES) (# OF SHARES)

C. Howard Nye	7,432	9,083

Michael J. Petro	733	896

James A. J. Nickolas*	1,637	2,000

Robert J. Cardin	795	972

Donald A. McCunniff	1,543	1,885

Jason P. Flynn	616	752

Bradley D. Kohn	981	1,198

*	The RSUs and PSUs granted to Mr. Nickolas were forfeited in connection with his departure in April 2025.

66

Compensation Discussion and Analysis

In connection with Mr. Petro’s promotion to Senior Vice President and Chief Financial Officer effective July 8, 2025, the Management Development & Compensation Committee approved a one-time promotional equity grant with a grant-date fair value of $1,000,000. This award was designed to immediately align Mr. Petro’s equity ownership profile with his expanded responsibilities. The award was issued in the form of restricted stock units (RSUs) and is subject to a 5-year cliff vesting schedule.

In addition, in both recognition of Mr. Cardin’s service as interim Chief Financial Officer and to ensure a seamless transition to the new Chief Financial Officer, the Management Development & Compensation Committee approved a one-time equity grant with a grant-date fair value of $1,500,000 for Mr. Cardin. The award was issued in the form of restricted stock units (RSUs) and will vest in two equal tranches on December 31, 2026, and June 30, 2027.

PSU Awards (55% of LTI Award)

One of our compensation objectives is to align the potential rewards to senior management with increases in shareholder value. In that regard, the PSUs give the recipient the opportunity to receive Martin Marietta common stock if specific performance goals are achieved, consisting of:

1)	Adjusted earnings before Interest, Income Taxes, Depreciation, Depletion and Amortization (Adjusted EBITDA), measuring profitability and comprising 67% of the total target award, and

2)	Sales Growth, measuring growth and comprising 33% of the total target award.

3)

In addition, relative Total Shareholder Return (rTSR) will act as a modifier for the performance such that Martin Marietta’s performance will be measured against the S&P 500 and will modify the total award by a range of -20% to +20%.

The following table summarizes the weighting of our PSU performance measures:

CUMULATIVE ADJUSTED EBITDA	CUMULATIVE SALES GROWTH	RELATIVE TSR MODIFIER

67%	33%	+/-20%

Adjusted EBITDA and Sales Growth are two of the drivers of our performance and metrics of significance to our investors. The total payout opportunity for PSUs granted in 2025 was 0% to 240%: 50% of target if the threshold level is satisfied, 100% of target if the target level is satisfied, and 200% of target if the maximum level is satisfied. The rTSR modifier over the three-year measurement period is then applied to the final award to adjust it up or down by up to 20%. The threshold must be satisfied to receive PSUs for each performance metric. If the threshold is not met, none of the PSUs relating to that metric will vest.

Performance for each metric is measured independently, so PSUs can be earned as long as the threshold is satisfied for at least one metric. The “Target” level is generally viewed as achievable although it has not been achieved every year. The “Maximum” level is attainable if we outperform in the area measured. PSU payments are capped at the target level if three-year TSR is negative.

The performance will be measured in February 2028 for the three-year period beginning January 2025 through December 2027 to determine if the Company’s (1) the three-year cumulative Adjusted EBITDA against the target identified in the PSU Award Agreement, and (2) the three-year cumulative Sales Growth against the target identified in the PSU Award Agreement, are met. The payment amount will be further modified by the rTSR for the three-year period as against the S&P 500, as set forth in the PSU Award Agreement. The Committee in its discretion may adjust the final award values only as set forth in the Agreement, either collectively or on an individual basis, in recognition of factors that are unusual or nonrecurring.

Over the three-year performance period, up to one-third of the target PSUs may be locked-in each year, subject to the rTSR modifier, based on one-third of the three-year cumulative Adjusted EBITDA and Sales Growth goals. Each year, any earned PSUs are not distributed until the end of the three-year measurement period when the cumulative three-year performance is determined. The actual PSUs will equal the greater of the total PSUs earned for each of the annual periods or the amount earned for cumulative three-year performance (capped at 200% of target). The final amount of earned PSUs to be distributed is then subject to the three-year rTSR modifier.

The PSUs will convert to unrestricted common stock and be distributed to the extent that the performance goals have been met, which will be determined in February 2028. These awards are also generally subject to continued employment through the date the PSUs vest. The actual financial performance targets and achievement against those targets will be disclosed at the end of the three-year performance period.

2026 PROXY STATEMENT	67

Compensation Discussion and Analysis

Selection of Relative TSR

We selected rTSR for the PSUs to measure our performance against the companies in the S&P 500 index. We recognize that every industry faces different challenges and opportunities, and that the S&P 500 index does not perfectly correlate to the environment in which Martin Marietta operates. However, we believe that most similar companies in the building construction materials industry are not publicly-held companies or are not U.S. companies, and therefore accurate information to potentially use as a comparison is not readily available. As a result, we believe that comparing our TSR against the S&P 500 index is appropriate because (1) it measures the interest of investors for whom we compete, (2) there is no consensus of a significantly better peer group with readily available comparable financial information; and (3) by using rTSR as a modifier rather than a primary measurement, we give our other performance measures more weight and their focus on profitability and growth both provide long-term value creation.

We believe that Adjusted EBITDA, Sales Growth and rTSR metrics drive the behaviors of our management team in ways that are intended to create the most value for our shareholders.

RSU Awards (45% of LTI Award)

RSUs vest in three equal installments, each on the anniversary of the grant date (February 21, 2025) over a period of three years, subject generally to continued employment through each one of those anniversaries. Once the restricted period ends (each anniversary for one third of the total RSU award), the recipient will be issued unrestricted shares of common stock (minus shares withheld to pay applicable taxes). The Committee believes that time-based RSUs align executive officers’ interests with those of shareholders, provides significant retentive characteristics and balances the significant amount of performance-based compensation provided, including the transition to the formulaic performance-based short term incentive award in 2023.

2025-2027 Performance Goals

In setting minimum and maximum levels of payment, we reviewed historical levels of performance against our long-range plan commitments and conducted sensitivity analyses on alternative outcomes focused on identifying likely minimum and maximum boundary performance levels. Levels between 100% and the minimum and maximum levels were derived using linear interpolation between the performance hurdles.

The specific Adjusted EBITDA and Sales Growth target values for the 2025-2027 PSUs are not publicly disclosed at the time of grant due to the proprietary nature and competitive sensitivity of the information. We discussed this approach to forward-looking targets with shareholders as part of our 2023 outreach efforts, and shareholders are supportive of keeping the targets confidential until the awards vest and are distributed. We have presented the target level for each of these metrics by reference to our internal plan level (referred to as “Plan Level” in the chart below) and quantified these amounts above and below that level for the maximum and threshold levels, respectively. The method used to calculate the awards will be based on actual performance compared to our 2025-2027 targets, with straight-line interpolation between points. The individual award agreements require the adjustment of goals to ensure that the ultimate payouts are not impacted to the benefit or detriment of management by specified events, such as unplanned pension expenses, changes in GAAP accounting standards or impact of an acquisition or divestiture. The Committee may exercise its discretion to reduce the final vesting percentage to no more than target if the Company’s three-year TSR is less than zero.

In setting performance goals for the three-year PSUs awarded in 2025, the Committee considered various factors and received advice from its independent compensation consultant in choosing the metrics and establishing the goals, including:

•	The metrics reflect drivers of our performance and we believe are important to our investors.

•	The goals are consistent with our business plan and positive over prior year.

•	We have a history of setting challenging target and maximum goals.

In addition, we have looked at the alignment of our payouts with the Company’s performance, including TSR, and found that pay and performance are aligned.

68

Compensation Discussion and Analysis

2025 Performance Goals and Metrics

RELATIVE TSR (MODIFIER +/-20%)*		ADJUSTED EBITDA (67%)***		SALES GROWTH (33%)
TSR PERCENTILE ACHIEVEMENT	PAYOUT FACTOR	EBITDA ACHIEVEMENT	PAYOUT FACTOR**	SALES GROWTH ACHIEVEMENT	PAYOUT FACTOR**

≥ 75th	+20% (Maximum)	Plan Level plus ≥ $0.57B	200% (Maximum)	Plan Level plus ≥ 8.0%	200% (Maximum)

50th	0% adjustment (Target)	Plan Level EBITDA	100% (Target)	Plan Level	100% (Target)

≤ 25th	-20% (Threshold)	Plan Level minus $2.04B	50% (Threshold)	Plan Level minus 4.0%	50% (Threshold)

		Plan Level minus > $2.04B	0%	Plan Level minus > 4.0%	0%

*

rTSR is calculated as (i) the average of our closing stock price over the final 20 trading days of the measurement period, minus the average of our closing stock price over the first 20 trading days of the measurement period, plus the value of reinvested dividends divided by (ii) the average of our closing stock price over the first 20 trading days of the measurement period, and is measured against each of the companies in the S&P 500 index (excluding any Companies acquired during the measurement period).

**	Threshold and maximum are a percentage of the target.

***

Adjusted EBITDA for this purpose is calculated in the same manner as set forth in the reconciliations as provided in Appendix B, which includes adjustments for certain nonrecurring items in accordance with the award agreements.

2023-2025 PSU Award Payouts

PSUs that were granted in 2023 were structured similarly to the PSUs awarded in 2025. These PSUs vested on December 31, 2025, because the applicable performance criteria were satisfied, and were certified and paid out in February 2026. The PSU payouts for the three-year performance period ended December 31, 2025 were calculated by comparing actual corporate performance for each metric for the period January 1, 2023 through December 31, 2025, against a table of payment levels from 0% to 200% (with the 100% payout level being considered target) established at the beginning of the performance period.

For the three-year performance period ended December 31, 2025, the actual results were 217% of target. The results were above the targeted level for each metric. Adjusted EBITDA (weighted 67%) was $6.44 billion compared to our pre-established target of $5.66 billion and generated a 134% weighted payout factor and Sales Growth (weighted 33%) was 14.35% compared to our pre-established target of 11.0% and generated a 46.9% weighted payout factor. The rTSR modifier, which provides for an adjustment up or down of up to 20%, resulted in a 120% adjustment as our TSR over the three-year measurement period was at the 83.1 percentile of S&P 500 companies over the same period.

The awards are calculated pursuant to the provisions provided in the award agreements. The Committee cannot make any adjustments to the final payout factor beyond the adjustments specified in the award agreements.

MEASURE	THRESHOLD TARGET (50%)	PERFORMANCE TARGET (100%)	MAXIMUM TARGET (200%)	PERFORMANCE RESULT	WEIGHTING	WEIGHTED PAYOUT EARNED

Adjusted EBITDA	$4.09B	$5.66B	$6.06B	$6.44B	67%	134%

Sales Growth	4.0%	11.0%	19.0%	14.35%	33%	47%

Relative TSR	25th Percentile	50th Percentile	75th Percentile	83.1 Percentile	+/-20%	120% of total award

Total Final Payout						217% of target

Based on a weighted payout factor of 217%, the following table shows the payouts under the 2023-2025 PSUs.

PAYMENT CALCULATION FOR PSU AWARDS GRANTED IN 2023 CERTIFIED ON FEBRUARY 21, 2026
NEO	TARGET UNITS GRANTED IN 2023 (SHARES)	PAYOUT (SHARES)

C. Howard Nye	10,305	22,365

Michael J. Petro	794	1,724

James A. J. Nickolas*	1,817	—

Robert J. Cardin	861	1,869

2026 PROXY STATEMENT	69

Compensation Discussion and Analysis

NEO	TARGET UNITS GRANTED IN 2023 (SHARES)	PAYOUT (SHARES)

Donald A. McCunniff	N/A	N/A

Jason P. Flynn	102	222

Bradley D. Kohn	N/A	N/A

*	The PSUs granted to Mr. Nickolas in 2023 were forfeited in connection with his departure in April 2025.

Ongoing Corporate Governance Policies

We endeavor to maintain good corporate governance standards relating to our executive compensation policies and practices, including the following that were in effect during 2025 that directly impacted compensation:

•	The Committee is comprised solely of independent Directors who regularly schedule and meet in executive sessions without management present.

•	The Committee’s independent compensation consultant is retained directly by the Committee.

•

The Committee conducts an annual review of and approves our compensation strategy, including a review of our compensation-related risk profile, to ensure that our compensation-related risks are not reasonably likely to have a material adverse effect on the Company.

•	We pay for performance, with approximately 91% of our CEO’s total target pay opportunity being performance-based “at-risk” compensation.

•	We cap PSU payments at target if three-year TSR is negative, regardless of our ranking.

•	We limit perquisites and other benefits.

Compensation Decision Process

Role of Management and the Committee

The Committee is responsible for carrying out the philosophy and objectives of the Board of Directors related to executive compensation in addition to its responsibilities of overseeing the development and succession of executive management of Martin Marietta. The Committee has the authority to determine compensation and benefits for Martin Marietta’s executive officers. The Committee members are each non-employee, independent Board members pursuant to the NYSE rules, and the Committee operates pursuant to a written charter, a copy of which can be viewed on Martin Marietta’s website at ir.martinmarietta.com/corporate-governance.

The performance of the CEO and each other executive officer is reviewed regularly by the Committee. Based on this review, the Committee sets compensation for all executive officers. Compensation decisions with respect to the executive officers other than the CEO are based in part on recommendations by the CEO, with input from the Chief Human Resources Officer, with respect to salary adjustments and annual cash and equity awards. The Committee can accept, reject or modify any recommended adjustments or awards to executive officers. For the CEO, the Committee sets the levels of annual adjustments and awards based on the criteria it deems to be appropriate under the circumstances with input from the independent compensation consultant. There are no employment agreements between Martin Marietta and any executive officer of Martin Marietta, including the CEO.

Role of the Independent Compensation Consultant

The Committee retained Pay Governance, an independent compensation consultant, in accordance with the Committee’s charter.

The consultant reports directly to the Committee. The Committee retains sole authority to hire or terminate the consultant, approve its compensation, determine the nature and scope of services, and evaluate performance. The compensation consultant attends Committee meetings, either in person or by telephone, as requested, and communicates with the Committee Chair between meetings. The Committee makes all final decisions.

The compensation consultant’s specific roles include, but are not limited to, the following:

•	Advise the Committee on executive compensation trends and regulatory developments and other factors affecting executive officer compensation, as well as any other areas of concern or risk.

70

Compensation Discussion and Analysis

•	Provide a total compensation assessment for executives compared to peer companies and recommendations for executive pay.

•	Serve as a resource to the Committee Chair for meeting agendas and supporting materials in advance of each meeting.

•	Review and comment on proxy disclosure items, including this CD&A.

•	Advise the Committee on management’s pay recommendations.

Based on these activities, the compensation consultant makes recommendations regarding, and proposes adjustments to, our executive officer compensation program as it deems appropriate. While the consultant works closely with the appropriate members of our executive management team in performing these activities, the consultant reports directly to and is retained by the Committee on all executive compensation matters, and speaks to the Committee and the Chair of the Committee on a regular basis without management present.

Role of Peer Companies and Competitive Market Data

The Committee considered peer groups for two elements of the executive compensation program in 2025: the Compensation Peer Group, consisting of 17 companies that the Committee believes compete with us for talent, and the TSR Peer Group, consisting of the S&P 500, which the Committee believes compete with us for investors and is used to assess the achievement of rTSR measured for the PSU awards.

Annually, the Committee studies competitive total compensation market data provided by its independent compensation consultant. To assess competitive pay levels, the Committee reviews and approves the composition of our Compensation Peer Group. The following peer group criteria are considered:

•	Company size;

•	Company market cap;

•	Companies in similar industries based on Global Industry Classification Standard (GICS) code classifications;

•	Direct competitors for business and management talent that are publicly-traded in the United States;

•	Companies covered by the investment analysts that track Martin Marietta; and

•	Companies that include Martin Marietta in their compensation peer group.

1	Peer Group FY 2025 filings sourced through FactSet
2	FY 2025 Revenue for continuing and discontinued operations
3	FY 2025 Consolidated Adjusted EBITDA

2026 PROXY STATEMENT	71

Compensation Discussion and Analysis

THE FOLLOWING COMPANIES COMPRISED OUR COMPENSATION PEER GROUP FOR 2025 BASE SALARY AND LONG-TERM INCENTIVE PAY DECISIONS:

• Albemarle Corporation • Carlisle Companies Incorporated • Celanese Corporation • CF Industries Holdings, Inc. • Commercial Metals Company • Dover Corporation	• Eastman Chemical • FMC Corporation • Fortune Brands Innovations • Lennox International Inc. • Masco Corporation • Newmont Corporation	• Old Dominion Freight Line, Inc. • Owens Corning • RPM International • Vulcan Materials Company • Westlake Corporation

The Committee studies competitive total compensation data from various sources, including proxy statements of the peer group. Since proxy statements do not provide precise comparisons by position to our executive officers, in 2025 the Committee also took into consideration published independent compensation surveys for each executive officer. Where available, size-adjusted market values were developed using regression analysis. This statistical technique accounts for revenue size differences within the compensation survey participants and develops an estimated market value for a similar-size company as Martin Marietta. The size-adjusted 50th percentile for total compensation is a key reference point for the Committee. On average, the target for our NEO total compensation opportunities is competitively positioned within a reasonable range of the size-adjusted 50th percentile.

Although the Committee uses the size-adjusted 50th percentile as its starting point in setting compensation levels, the compensation packages for executive officers may vary materially from it based on several factors. Market data, position, tenure, individual and organization performance, retention needs and internal pay equity have been the primary factors considered in decisions to increase or decrease compensation opportunities. Specifically, the Committee typically sets compensation levels below the size-adjusted 50th percentile for executive officers with relatively less relevant experience, less responsibility, less tenure with Martin Marietta and/or lower performance ratings. Conversely, if an officer consistently receives favorable performance ratings, accumulates years of service and expertise in relevant areas, has more responsibility and/or has significant other achievements, his or her compensation will typically be above the size-adjusted 50th percentile.

72

Compensation Discussion and Analysis

Other Compensation Program Features
Compensation Program Risk Assessment
We perform a thorough annual review of our compensation program structure and all compensation programs, which are also reviewed in detail with the Committee. We believe our executive pay is appropriate and provides necessary incentives to our executives to achieve our financial and strategic goals without encouraging them to take excessive risks in their business decisions. Our compensation structure does not include features that are reasonably likely to have a material adverse effect on the Company. Compensation program features that mitigate against risks include the following:

•	Our annual incentive compensation plan does not provide payment for poor individual or corporate performance, regardless of whether the failure to achieve target was outside management’s control.

•	There are caps on annual incentives and the long-term equity awards, even if the required performance-related criteria are exceeded.

•	A majority of the NEOs’ compensation is long-term, with equity grants vesting over three to five years, depending on the award.

•	Our compensation is not based on highly leveraged short-term incentives that encourage high-risk investments at the expense of long-term value.

•	Long-term compensation to executive officers is based on specific performance measures that balance long-term growth and returns.

•	The Committee uses benchmarking data and the advice of its independent compensation consultant to keep compensation in line with typical market practices and appropriate to Martin Marietta’s needs.

•	We use a balanced portfolio of long-term incentive programs.

•	The Committee’s governance process requires review and approval of all compensation over a certain amount.
Stock-Based Awards Generally
All of Martin Marietta’s active equity-based award plans have been approved by shareholders. Our Stock Based Award Plan requires a minimum vesting period for executives and other employees of 12 months for restricted stock or RSUs and a minimum vesting period of 36 months for stock options or stock appreciation rights (SARs). The Company has not issued SARs and has not issued stock options since 2015.
Stock Ownership Requirements
In 2018, the Board adopted robust formal Stock Ownership Guidelines for executive officers and members of the Board of Directors. These require the following ownership levels as a multiple of base salary or annual cash retainer, as applicable:

TITLE	ANNUAL BASE SALARY MULTIPLE

Chair, President and CEO	7 times

Other Executive Officers	5 times

Other Members of the Board of Directors	5 times
The following types of equity instruments count in determining stock ownership for purposes of these guidelines:

•	Shares owned separately by the covered person or owned either jointly with, or separately by, his or her immediate family members residing in the same household;

•	Shares held in trust for the benefit of the covered person or his or her immediate family members;

•	Shares purchased on the open market;

•	Shares obtained through stock option exercise (and not thereafter sold);

•	Vested shares pursuant to RSUs;

•	Unvested RSUs;

•	Shares held pursuant to deferred stock unit plans for Directors or executive officers; and

•	Shares acquired under the Company’s Savings and Investment Plan and similar plans or arrangements and shares acquired pursuant to the ESPP

2026 PROXY STATEMENT	73

Compensation Discussion and Analysis

Covered persons who are employees are expected to meet these requirements within five years of the later of becoming a covered person or the date of adoption of the policy, whichever is later. Until such time as such covered person has met these requirements, he or she is expected to retain 50% of any shares of common stock received upon vesting of RSUs, deferred stock unit awards, PSUs, the exercise of stock options, and other similar equity awards, net of amounts withheld to pay taxes and the exercise price of stock options until the applicable Guideline level is met.
Stock ownership does not include vested or unvested stock options, unvested PSUs and vested or unvested stock appreciation rights.
All of the Company’s executive officers and members of the Board of Directors are in compliance with the Stock Ownership Guidelines.
We also require a holding period of annual cash incentive compensation converted to Martin Marietta share equivalents as described below, with vesting generally in three years. There is no additional holding period beyond the vesting date, however a significant portion of the executive compensation program is in the form of equity awards that vest over three years generally.
Our CEO and executive officers can invest a portion of each year’s cash bonus award, up to 50%, in common stock units of Martin Marietta pursuant to the Incentive Stock Plan. Stock is purchased at a 20% discount to the price on the grant date to account for the additional risk of taking a common stock unit payment in lieu of a risk-free cash payment.
Anti-Hedging and Pledging Policy
Our policies including our Insider Trading Policy prohibit hedging and pledging of Martin Marietta stock by all directors and executive officers. Under our policies, directors and executive officers may not engage in any hedging or monetization transactions, such as puts, calls, options, other derivative securities, prepaid variable forward contracts, equity swaps, collars, exchange funds and short sales with respect to Company stock, the purpose of which is to hedge or offset any decrease in the market value of such stock. This policy also prohibits Directors and executive officers from purchasing Company stock on margin, borrowing against Company stock on margin, or pledging Company stock as collateral for any loan.
We have adopted an Insider Trading Policy governing the purchase, sale and other dispositions of the Company’s securities that applies to all Company personnel, including directors, officers, employees, and other covered persons. The Company also follows procedures for the repurchase of its securities. We believe that our Insider Trading Policy and repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company.
Clawback Policy
We have a mandatory clawback policy that was adopted in 2023 to reflect Rule 10D of the Securities Exchange Act of 1934 as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act. The mandatory clawback policy requires recovery of incentive-based compensation from current and former executive officers (including all Section 16 officers) who received such compensation during the three years preceding the date that the Company is required to prepare an accounting restatement due to (i) the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or (ii) that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The amount of the recovery is based on the compensation amounts determined based on the restated financial information to the extent the amount previously paid based on the initially reported financial information exceeds that amount. The recovery is mandated without regard to whether any misconduct occurred or to an executive officer’s individual responsibility for the misstated financial information.
The new policy supplements our clawback policy adopted in 2018 that remains in place. Under this separate, standalone policy, if the Board determines that an officer’s intentional misconduct, gross negligence or failure to report such acts by another person was a contributing factor in requiring us to restate any of our financial statements or constituted fraud, bribery or another illegal act (or contributed to another person’s fraud, bribery or other illegal act) which adversely impacted our financial position or reputation, then the Board shall take such action as it deems in the best interest of the Company and necessary to remedy the misconduct and prevent its recurrence. Among other actions, the Board may seek to recover or require reimbursement of any amount awarded to the officer in the form of an annual incentive bonus or LTI award. There were no events requiring Board consideration of a clawback action under either of our clawback policies during 2025.

74

Compensation Discussion and Analysis

Our Use of Independent Compensation Consultants
The independent compensation consultant provides important information about market practices, the types and amounts of compensation offered to executives generally and the role of corporate governance considerations in making compensation decisions. The Committee’s charter authorizes it to retain outside advisors that it believes are appropriate to assist in evaluating executive compensation.
For 2025, the Committee continued to retain Pay Governance as an independent compensation consultant.
In connection with its retention of Pay Governance, the Committee considered the following factors in assessing Pay Governance’s independence:

•	Pay Governance does not provide any services to Martin Marietta other than compensation advisory services.

•	The compensation paid to Pay Governance is less than 1% of Pay Governance’s revenues.

•	Pay Governance has business ethics and insider trading and stock ownership policies, which are designed to avoid conflicts of interest.

•	Pay Governance employees supporting the engagement do not own Martin Marietta securities.

•	Pay Governance employees supporting the engagement have no business or personal relationships with members of the Compensation Committee or with any Martin Marietta executive officer.
The nature and scope of Pay Governance’s engagement was determined by the Committee and not limited in any way by management. The Committee also considered Pay Governance Global Business Standards intended to address potential conflicts of interests with respect to their executive compensation consulting services and the other factors required to be considered by applicable SEC and NYSE rules in approving the Committee’s engagement of Pay Governance for 2025. Based on this review, the Committee did not identify that Pay Governance had any conflicts of interest that would prevent Pay Governance from independently advising the Committee. Pay Governance did not provide any additional services beyond those relating to director and executive officer compensation in an amount in excess of $120,000 in 2025.
Practice Regarding Timing of Equity Grants
The stock purchase awards under our Incentive Stock Plan and the PSUs and RSUs awarded under our LTI program, each as described above, were granted in 2025 at the Committee’s regularly scheduled meetings in February following the public announcement of financial results for the prior year. Newly hired or promoted executive officers may, subject to the discretion of the Committee, receive an award of RSUs as of the date of their hire or promotion. The number of such RSUs is based on the average Martin Marietta stock price for the 20-day period ending on the date of the grant, the first date of employment, or promotion effective date whichever is later. The Committee’s schedule is determined several months in advance and the proximity of any awards to earnings announcements or other market events is coincidental.
Our practice regarding the timing of equity grants is:

•	No equity award may be backdated. A future date may be used if, among other reasons, the Committee’s action occurs in connection with a new employee who has not yet commenced employment.

•
Proposed equity awards are presented to the Committee in February of each year. Off-cycle awards may be considered in the Committee’s discretion in special circumstances, which may include hiring, retention, promotion or acquisition transactions.

In addition, our existing stock award plan prohibits repricing of stock options or paying cash for underwater stock options. The Company has not issued SARs or stock options since 2015 and, for that reason, does not have a current practice with respect to the timing of such awards relative to its announcement of material non-public
information. In the event that the Committee were to determine to award SARs or stock options, it would adopt a policy with respect to the timing of such awards relative to the announcement of material information that would affect the value of such awards.

Compensation Discussion and Analysis

Perquisites

Martin Marietta provides executives with perquisites that the Committee believes are appropriate, reasonable and consistent with its overall compensation program to better enable Martin Marietta to attract and retain superior employees for key positions. The Committee periodically reviews the types and levels of perquisites provided to the NEOs. The value of each of the NEO’s perquisites, determined in accordance with SEC rules, is included in the annual compensation set forth in the Summary Compensation Table.

In 2025, we provided personal use of leased automobiles to NEOs. We pay for the insurance, maintenance and fuel for such vehicles, and the value of personal mileage and use is charged to the NEO as imputed income. We make the company-owned aircraft available to the CEO and other senior executives for business travel. If the NEO is accompanied by his or her spouse on such trips, that use is included in the NEO’s taxable income for the year and the incremental cost, if any, is included as “All Other Compensation” in the Summary Compensation Table required to be included in our Proxy Statement for that year. In February 2026, in connection with a security review, the Committee adopted a policy requiring the CEO to use Company-owned aircraft for personal travel. Martin Marietta also provides executive officers, as well as most other salaried employees, certain other fringe benefits such as tuition reimbursement, airline club dues, professional society dues, and food and recreational fees incidental to official company functions. We do not provide other perquisites, such as country club memberships or financial planning services, to the NEOs or other employees.

Retirement and Other Benefits

In order to maintain market competitive levels of compensation, we provide retirement and other benefits to the NEOs and other employees, including:

•	Medical and dental benefits

•	Life, accidental death and disability insurance

•	Pension and savings plans

The benefits under the defined benefit pension plan are more valuable for employees who remain with Martin Marietta for longer periods, thereby furthering our objectives of retaining individuals with more expertise in relevant areas and who can also participate in management development for purposes of executive succession planning. All of Martin Marietta’s salaried employees in the United States are eligible to participate in our retirement and other plans, and the NEOs participate in the plans on the same terms as Martin Marietta’s other salaried employees.

Additional information regarding these benefits is under the heading Pension Benefits Table on page 83 and the accompanying narrative.

Potential Payments upon Termination or Change of Control

We do not have written employment agreements with executives. Instead, each of our NEOs has a change of control severance agreement (an Employment Protection Agreement) that provides for retention and continuity in order to minimize disruptions during a pending or anticipated change of control. The agreements are triggered only by a qualifying termination of employment in connection with a change of control. Martin Marietta’s equity-based award plans and retirement plans also provide for certain post-termination payments and benefits. The Committee believes these payments and benefits are also important to align the interests of the executive officers with the interests of the shareholders because the agreements will reduce or eliminate the reluctance to pursue potential change of control transactions that may ultimately lead to termination of their employment but would otherwise be in the best interests of our shareholders. The Employment Protection Agreements are described on pages 84-85 of this Proxy Statement.

Tax and Accounting Implications

In administering the compensation program for NEOs, for awards made in 2025 the Committee considered tax consequences, including the limit on deductibility on compensation in excess of $1 million to certain executive officers under Section 162(m) of the Internal Revenue Code and the consequences under financial accounting standards.

While the Committee considers the tax deductibility as one factor in determining executive compensation, the Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program to attract talent, promote retention, or recognize and reward desired performance even if the awards are not deductible for income tax purposes.

76

Executive Compensation

Executive Officer Compensation

The following tables show annual and long-term compensation, for services in all capacities to Martin Marietta, earned by the Chief Executive Officer, our current Chief Financial Officer, our former Chief Financial Officer who served from January 2025 to April 2025, our interim Chief Financial Officer who served from April 2025 to July 2025, and the three other most highly compensated executive officers in 2025, which we refer to collectively in this Proxy Statement as the “named executive officers” or “NEOs.” These tables and the accompanying narratives should be read in conjunction with the Compensation Discussion and Analysis section of this Proxy Statement, which provides a detailed overview of the methods used by Martin Marietta to compensate its officers, including the named executive officers.

Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of the named executive officers for the fiscal years set forth below. Martin Marietta has not entered into any employment agreements with any of the named executive officers.

Summary Compensation Table

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)[1]	BONUS ($)	STOCK AWARDS ($)[2]	OPTION AWARDS ($)[3]	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)[4]	CHANGE IN PENSION VALUE AND NON-QUALIFIED DEFERRED COMPENSATION EARNINGS ($)[5]	ALL OTHER COMPENSATION ($)[6]	TOTAL ($)
(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)	(I)	(J)

C. Howard Nye Chair, President and CEO	2025	1,368,333	—	9,428,726	—	2,835,719	585,757	45,530	14,264,065
	2024	1,285,000	—	9,295,192	—	1,942,872	5,154,637	39,062	17,716,763
	2023	1,285,000	—	8,580,337	—	3,453,842	5,132,284	37,422	18,488,885

Michael J. Petro[7] Senior Vice President and Chief Financial Officer	2025	510,910	—	1,828,743	—	851,877	210,125	29,951	3,431,606
	2024	414,167	—	911,193	—	503,269	185,082	25,410	2,039,121
	2023	396,667	—	547,180	—	892,725	165,198	25,676	2,027,446

Robert J. Cardin[8] Senior Vice President, Controller and Chief Accounting Officer; Former Interim Chief Financial Officer[7]	2025	467,176	500,000	2,464,863	—	777,999	591,025	39,242	4,840,305
	2024	449,034	—	987,548	—	545,638	433,807	36,027	2,452,054
	2023	430,562	—	593,407	—	930,218	320,612	33,986	2,308,785

James A. J. Nickolas Former Executive Vice President and Chief Financial Officer	2025	206,704	—	—	—	—	74,823	20,718	302,245
	2024	713,387	—	2,033,656	—	963,132	631,079	32,234	4,373,488
	2023	680,500	—	1,252,003	—	1,701,933	631,870	29,254	4,295,560

Donald A. McCunniff[10] Executive Vice President, Chief Human Resources Officer	2025	697,500	—	1,704,694	—	1,290,627	40,435	46,450	3,779,706

Jason P. Flynn[10] Senior Vice President, Chief Information Officer	2025	389,856	—	1,005,144	—	324,735	90,837	35,211	1,845,783

Bradley D. Kohn[10,11] Former Senior Vice President, General Counsel and Corporate Secretary	2025	580,000	—	1,083,582	—	522,000	100,099	32,327	2,318,008

1	The amounts in column (C) reflect the base salary actually paid.

2

The amounts in column (E) reflect the aggregate grant date fair value of awards made in the year reported, determined in accordance with FASB ASC Topic 718 (without any assumption for early forfeiture), of awards of RSUs and awards of PSUs, which are described in more detail on pages 66-70 under the heading “2025 Long-Term Incentive Compensation Overview.” The amounts included in the table reflects the value of the units granted, which are subject to forfeiture if the executive does not remain in the employment of Martin Marietta for the requisite time period (generally three years) or if Martin Marietta does not achieve the performance criteria, where applicable. The amounts reported include the amounts of cash bonuses deferred in common stock units by each named executive officer pursuant to Martin Marietta’s

2026 PROXY STATEMENT	77

Executive Compensation

Incentive Stock Plan, which is discussed in further detail on page 66 under the heading “Annual Incentive Feature: Incentive Stock Plan”. The amount in column (E) includes PSUs based on the target level of performance. Assuming the maximum payout under the PSUs granted in 2025, whose payout will be determined in February 2028 based on the Company’s performance in 2025-2028, the amounts reported above for 2025 would be as follows: Mr. Nye, $10,973,282; Mr. Petro, $1,082,467; Mr. Cardin, $1,174,284; Mr. Nickolas, 0; Mr. McCunniff, 2,277,290; Mr. Kohn, 1,447,318; and Mr. Flynn, $908,501. Assumptions used in the calculation of these amounts are included in Note K to Martin Marietta’s audited financial statements for the fiscal year ended December 31, 2025, included in Martin Marietta’s Annual Report on Form 10-K filed with the SEC on February 20, 2026. The amounts of cash bonus deferred in 2025 for each named executive officer are included in column (e) as follows: Mr. Nye, $1,216,034; Mr. Petro, $0; Mr. Cardin, $0; Mr. Nickolas, $0; Mr. McCunniff, $0; Mr. Flynn, $324,861; and Mr. Kohn, $0.

3	The Company does not issue SARs and has not granted any stock options since 2015. The Stock-Based Award Plan prohibits share recycling for stock options or SARs.

4

The amounts in column (G) for 2025 reflect the cash paid to the named individuals earned in 2025 and paid in 2026 under annual incentive arrangements discussed in further detail beginning on page 62 under the headings “2025 Annual Cash Incentive Goals and Results” and “2025 Actual Incentive Cash Earned,” and not deferred pursuant to Martin Marietta’s Incentive Stock Plan, which is discussed in further detail on page 66 under the heading “Annual Incentive Feature: Incentive Stock Plan.”

5

The amounts in column (H) reflect the aggregate increase in the actuarial present value of the named executive officer’s accumulated benefits during 2025, 2024 and 2023, respectively, under all defined benefit retirement plans established by Martin Marietta determined using interest rate and mortality rate assumptions consistent with those used in Martin Marietta’s financial statements and include amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested.

6

The amount shown in column (I) for 2025 reflects for each named executive officer: matching contributions allocated by Martin Marietta to each of the named executive officers pursuant to the Savings and Investment Plan, which is more fully described on page 81 under the heading “Retirement and Other Benefits” in the following amounts: Mr. Nye, $12,250; Mr. Petro, $12,250; Mr. Nickolas, $7,435; Mr. Cardin, $12,250; Mr. McCunniff, $12,250; Mr. Kohn, $12,250, and Mr. Flynn, $12,250; the value attributable to life insurance benefits provided to the named executive officers, which is more fully described on page 81 under the heading “Retirement and Other Benefits” in the following amounts: Mr. Nye, $15,444; Mr. Petro, $852; Mr. Nickolas, $2,935; Mr. Cardin, $5,151; Mr. McCunniff, $15,159; Mr. Flynn, $961; and Mr. Kohn, $3,174; and the value attributable to personal use of leased automobiles provided by Martin Marietta in the following amounts: Mr. Nye, $15,160; Mr. Petro, $16,849; Mr. Nickolas, $10,348; Mr. Cardin, $21,841; Mr. McCunniff, $19,041; Mr. Flynn, $22,000; and Mr. Kohn, $16,903. These values are included as compensation on the W-2 of named executive officers who receive such benefits. Each such named executive officer is responsible for paying income tax on such amount.

7	Mr. Petro was appointed as Chief Financial Officer in July 2025. He previously served as Senior Vice President, Strategy and Development.

8	Mr. Cardin served as Interim Chief Financial Officer from April 2025 to July 2025.

9

Mr. Nickolas ceased serving as Executive Vice President and Chief Financial Officer in April 2025 and all unvested RSUs and PSUs, including all such RSUs and PSUs awarded to him in 2025 included in the table as Stock Awards at their grant date fair value were forfeited upon his departure.

10	Mr. McCunniff, Mr. Flynn and Mr. Kohn were not named executive officers for purposes of the Summary Compensation Table in 2023 or 2024.

11

Mr. Kohn’s departure in February 2026 was prior to the payout of the annual cash incentive compensation payments; however, Mr. Kohn was provided an equivalent amount to his target under such plan in connection with his depature

Grants of Plan-Based Awards

The table below shows each grant of an award made to a named executive officer in the fiscal year ended December 31, 2025. This includes equity awards made to the named executive officers under the Stock-Based Award Plan and the Incentive Stock Plan.

Grants of Plan-Based Awards Table

			ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARD			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#) (I)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS[4] ($) (J)
NAME (A)	GRANT DATE (B)		THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
			(C)	(D)	(E)	(F)	(G)	(H)

C. Howard Nye	2/20/26	[1]		1,532,533	3,831,333		1,197	2,993		821,070
	02/21/25	[2]				3,634	9,083	21,800		4,572,201
	02/21/25	[3]							7,432	3,640,491

Michael J. Petro	2/20/26	[1]		459,819	1,149,548
	02/21/25	[2]				359	896	2,151		451,028
	02/21/25	[3]							733	359,053
	07/08/25								1,822	1,018,662

Robert J. Cardin	2/20/26	[1]		420,458	1,051,145
	02/21/25	[2]				389	972	2,333		489,285
	02/21/25	[3]							795	389,423
	05/15/25								2,869	1,586,155

James A. J. Nickolas[5]	2/20/26	[1]		206,704	516,760
	02/21/25	[2]
	02/21/25	[3]

Donald A. McCunniff	2/20/26	[1]		697,500	1,743,750
	02/21/25	[2]				754	1,885	4,524		948,871
	02/21/25	[3]							1,543	755,823

Jason P. Flynn	2/20/26	[1]		175,435	438,588		320	800		219,501
	02/21/25	[2]				301	752	1,805		378,542
	02/21/25	[3]							616	301,741

78

Executive Compensation

			ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARD			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#) (I)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS[4] ($) (J)
NAME (A)	GRANT DATE (B)		THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
			(C)	(D)	(E)	(F)	(G)	(H)

Bradley D. Kohn	2/20/2026	[1]		522,000	1,305,000
	02/21/25	[2]				480	1,198	2,876		603,049
	02/21/25	[3]							981	480,533

1

The amounts shown in this row reflect the annual bonus that could have been earned in 2025, payable in 2026, pursuant to the Executive Cash Incentive Plan. For each named executive officer, column (C) reflects no award would be earned if the threshold level is not achieved, provided that the minimum amount for the payout will be 50% of target if the Company successfully pays an unreduced dividend in the year and records positive Net Earnings Attributable to Martin Marietta and the minimum amount for the payout will be 100% of target if the criteria for the 50% minimum payout level are met and the Company’s one-year operating margin ranks in the top three of six direct publicly traded peers. The amounts shown in columns (D) and (E) reflect the portion of the annual bonus that would have been paid in cash if, respectively, target and maximum performance was achieved for the year (i.e., after reduction for the total portion that would be deferred pursuant to the Incentive Stock Plan pursuant to voluntary deferrals). The amounts shown in columns (G) and (H) reflect the portion of the annual bonus that would have been deferred pursuant to the Incentive Stock Plan if, respectively, target and maximum performance was achieved for the year, inclusive of the 20% discount. Participants in the Incentive Stock Plan for 2025 were approved on May 18, 2025. These awards are discussed under the heading “Annual Incentive Feature: Incentive Stock Plan” on page 66. The actual amounts paid are reflected in the Summary Compensation Table on page 77.

2

The amounts shown in columns (F), (G) and (H) reflect the threshold, target and maximum, respectively, levels of PSUs payable if the performance measurements are satisfied in the period 2025-2027. These awards are discussed under the heading “2025 Long-Term Incentive Compensation” on pages 66-70.

3

The amounts shown in column (I) reflect the number of RSUs granted in 2025 to each of the named executive officers pursuant to the Stock-Based Award Plan. These awards are discussed under the heading “2025 Long-Term Incentive Compensation” on pages 66-70. These awards are also included in column (E) of the Summary Compensation Table on page 77.

4

The amounts shown in column (J) reflect the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718. No options to purchase shares of Martin Marietta’s common stock were granted in 2025.

5	The awards of PSUs and RSUs to Mr. Nickolas reported in the table were forfeited upon his departure in April 2025.

Stock-based incentive awards have been a significant component of Martin Marietta’s management compensation. In 1998, the Board of Directors adopted and Martin Marietta’s shareholders approved the Stock-Based Award Plan. In 2016, the Board of Directors and the shareholders approved amendments to the plan increasing the number of shares of Martin Marietta’s common stock available for equity awards. They also approved amendments to the plan designed to more directly tie long-term compensation incentives to Martin Marietta’s performance and enhance flexibility in structuring long-term incentive compensation packages by providing a mix of different types of long-term stock-based incentives. In addition, the amendments provided that dividend equivalents that would have been paid in cash during the vesting period will be paid only if and when an award vests. We are asking approval from our shareholders to amend and restate the Stock-Based Award Plan in this proxy statement (See Proposal 4 for more details).

As amended, the Stock-Based Award Plan authorizes the Management Development and Compensation Committee to award stock options, restricted stock and other stock-based incentive awards to employees of Martin Marietta for the purpose of attracting, motivating, retaining and rewarding talented and experienced employees. Since 2016, Martin Marietta’s long-term compensation program has consisted of a mix of RSUs and PSUs for senior level employees and other select employees.

Vesting of the PSU awards granted in 2025 is based on the achievement by Martin Marietta of performance measures described under “2025 Long-Term Incentive Compensation” on pages 66-70.

A maximum of 5,800,000 shares of Martin Marietta’s common stock were authorized under the plan for grants to key employees. If shareholders approve the amended and restated Stock-Based Award Plan at the 2026 Annual Meeting of Shareholders, a total of 1,393,309 shares will be authorized under the Stock-Based Award Plan for grants to key employees. Each award under the plan is evidenced by an award agreement setting forth the number and type of stock-based incentives subject to the award and such other terms and conditions applicable to the award as determined by the Committee.

2026 PROXY STATEMENT	79

Executive Compensation

Outstanding Equity Awards at Fiscal Year-End

The table below shows for each of the named executive officers (other than Mr. Nickolas whose awards were forfeited upon his departure in April 2025), information with respect to the stock unit awards (columns (G) and (H)) that have not vested and equity incentive plan awards (columns (i) and (j)) outstanding on December 31, 2025. There are no unexercised stock options for the NEOs.

	OPTION AWARDS				STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED[1] ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET PAYOUT VALUE OR UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED[1] ($)
(A)	(B)	(C)	(E)	(F)	(G)		(H)	(I)		(J)

C. Howard Nye					2,810	[2]	1,749,675	10,305	[7]	6,416,511
					4,422	[3]	2,753,403	8,106	[8]	5,047,282
					7,134	[4]	4,442,056	9,083	[9]	5,655,621
					3,373	[5]	2,100,232
					2,125	[6]	1,323,153

Michael J. Petro					216	[2]	134,495	794	[7]	494,392
					476	[3]	296,386	873	[8]	543,582
					733	[4]	456,410	896	[9]	557,903
					846	[10]	526,770
					1,605	[11]	999,369
					1,822	[12]	1,134,487

Robert J. Cardin					235	[2]	146,325	861	[7]	536,110
					516	[3]	321,293	946	[8]	589,036
					763	[4]	475,090	972	[9]	605,226
					2,869	[14]	1,786,412

Donald A. McCunniff					1,493	[4]	929,631	1,885	[9]	1,173,714

Jason P. Flynn					67	[2]	41,718	102	[7]	63,511
					400	[3]	249,064	733	[8]	456,410
					616	[4]	383,559	752	[9]	468,240
					1,409	[13]	877,328
					698	[5]	434,617
					537	[6]	334,368

Bradley D. Kohn					981	[4]	610,829	1,198	[9]	745,947
					2,644	[15]	1,646,313

1	Based on the closing price of $622.66 of our common stock as of December 31, 2025.

2	RSU restrictions lapsed on February 24, 2026.

3	RSU restrictions lapse on February 23, 2027.

4	RSU fully vest subject to continued employment on February 21, 2028.

5	Incentive Stock Plan units restrictions lapse on December 1, 2026.

6	Incentive Stock Plan units restrictions lapse on December 1, 2027.

7

The amount for these outstanding awards of PSUs are presented at the target performance levels. The awards generally vested at December 31, 2025. Actual payouts were certified by the Management Development and Compensation Committee on February 17, 2026 in the following number of shares: Mr. Nye, 22,365; Mr. Petro, 1,724; Mr. Cardin, 1,869; and Mr. Flynn, 222.

8	The amount for these outstanding awards of PSUs are presented at the target performance levels. The awards generally vest at December 31, 2026.

9	The amount for these outstanding awards of PSUs are presented at the target performance levels. The awards generally vest at December 31, 2027.

10	RSUs fully vest subject to continued employment on August 2, 2026.

11	RSUs fully vest subject to continued employment on January 5, 2027.

12	RSUs fully vest subject to continued employment on July 8, 2030.

13	RSUs fully vest subject to continued employment on May 12, 2027.

14	RSUs vest 50% on December 31, 2026 and 50% on June 30, 2027 subject to continued employment on such dates.

15	RSUs fully vest subject to continued employment on December 23, 2028.

80

Executive Compensation

Option Exercises and Stock Vested

The table below shows on an aggregated basis for each of the named executive officers information on the vesting of stock, including RSUs, PSUs and Incentive Stock Plan units, during the last completed fiscal year. None of the NEOs holds any outstanding stock options or stock appreciation rights for Martin Marietta’s common stock or other similar instruments.

Option Exercises and Stock Vested Table

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING[1] ($)
(A)	(B)	(C)	(D)	(E)

C. Howard Nye			30,173	18,989,710

Michael J. Petro			2,466	1,525,594

Robert J. Cardin			2,647	1,642,873

James A. J. Nickolas			1,530	772,441

Donald A. McCunniff	1,332	409,377	50	31,475

Jason P. Flynn			836	487,625

Bradley D. Kohn			—	—

1	The amounts in column (e) include the value of RSUs and PSUs at the time of vesting and the appreciation of units received under the Incentive Stock Plan.

Retirement and Other Benefits

In order to maintain market competitive levels of compensation, we provide retirement and other benefits to the named executive officers and other employees. The benefits under the defined benefit pension plan are more valuable for employees who remain with Martin Marietta for longer periods, thereby furthering Martin Marietta’s objectives of retaining individuals with more expertise in relevant areas and who can participate in management development for purposes of executive succession planning. All of Martin Marietta’s salaried employees in the United States are eligible to participate in the following retirement and other plans. The named executive officers participate in the plans on the same terms as Martin Marietta’s other salaried employees.

Pension Plan. We have a tax qualified defined benefit pension plan (Pension Plan) under which eligible full-time salaried employees of Martin Marietta who have completed five continuous years of employment with Martin Marietta, including the named executive officers, earn the right to receive certain benefits upon retirement on a reduced basis at or after age 55 and on an unreduced basis at or after age 62. Retirement benefits are monthly payments for life based on a multiple of the years of service and the final average eligible pay for the five highest consecutive years in the last ten years before retirement, less an offset for social security. The amount is equal to the sum of (A), (B) and (C) below:

(A)	1.165% of the participant’s final average eligible pay up to social security covered compensation, multiplied by the participant’s credited years of service up to 35 years;

(B)	1.50% of the participant’s final average eligible pay in excess of social security covered compensation, multiplied by the participant’s credited years of service up to 35 years; and

(C)	1.50% of the participant’s final average eligible pay multiplied by the participant’s credited years of service in excess of 35 years.

Supplemental Excess Retirement Plan (SERP). We also have a non-qualified restoration plan that covers any employee in the Pension Plan, including the named executive officers, who are highly compensated and whose qualified plan benefit is reduced by Internal Revenue Code benefit or pay limits in Sections 415(b) and 401(a)(17). The plan is based on the same formula as the qualified Pension Plan described above. Benefits under our nonqualified plan are paid from our general assets.

Savings and Investment Plan. The Savings and Investment Plan is a tax-qualified defined contribution retirement savings plan pursuant to which all employees in the United States, including the named executive officers, are eligible to contribute up to 25% of pay on a before-tax basis or the limit prescribed by the Internal Revenue Service on a ROTH individual retirement account on an after-tax basis and

2026 PROXY STATEMENT	81

Executive Compensation

up to an additional 17% of pay on an after-tax basis not to exceed a total of 25% of pay. We match 100% of the first 1% of pay and 50% of the next 5% of pay that is contributed by employees to the Savings and Investment Plan up to Internal Revenue Service limitations. We also make a true-up discretionary matching contribution in the following fiscal year for participants employed on the last working day of the plan year of the Savings and Investment Plan. All contributions as well as any matching contributions are fully vested upon contribution.

Nonqualified Deferred Cash Compensation Plan. Martin Marietta allows the named executive officers and certain other employees who are eligible to participate in the Incentive Stock Plan (generally, vice president level or higher) to defer up to 80% of their salary and/or up to 100% of their annual cash incentive award that exceeds the Internal Revenue Code limit. Martin Marietta does not match participant deferrals and does not guarantee a stated rate of return. Deferrals under the Deferred Cash Compensation Plan are credited with earnings or debited for losses based on the results of the notional investment option or options selected by the participants, which are generally the same as the investment options available under the Savings and Investment Plan. Under the Deferred Cash Compensation Plan, deferrals are not actually invested in these funds, but instead are credited with earnings or debited for losses based on the funds’ investment returns. Because the rate of return is based on actual investment measures in our Savings and Investment Plan, no above-market earnings are credited, recorded, or paid. The Deferred Cash Compensation Plan is unfunded. This means that Martin Marietta does not set aside funds for the plan in a trust or otherwise. Participants have only the rights of general unsecured creditors and may lose their balances in the event of the Company’s bankruptcy. Account balances are 100% vested at all times. An irrevocable distribution election is required before making any deferrals into the Deferred Cash Compensation Plan. Generally, a participant may elect to begin receiving a distribution of his or her account balance immediately upon separation from service or in annual installments over 2 to 10 years, which, for separation before retirement, death, disability or change of control as defined in the plan, is following a six-month waiting period after separation occurs. None of the named executive officers participated in the Deferred Cash Contribution Plan in 2025.

Medical Insurance. Martin Marietta provides an opportunity to all of its salaried employees in the United States and the employees’ immediate family members to select health, dental and vision insurance coverage. Martin Marietta pays a portion of the premiums for this insurance for all employees. All employees in the United States, including the named executive officers, pay a portion of the premiums depending on the coverage they choose.

Life and Disability Insurance. Martin Marietta provides to all of its salaried employees in the United States, including the named executive officers, long-term disability and life insurance that provides up to 1.5 times base salary at no cost to the employee. All of our employees in the United States, including the named executive officers, can choose additional coverage and pay a portion of the premiums depending on the coverage they choose. In addition, Martin Marietta pays an amount equal to one year of base salary in the event of death of any active salaried employee.

Housing Allowance and Relocation Costs. Martin Marietta provides relocation benefits, including a housing allowance, to certain employees upon their employment with Martin Marietta or in conjunction with a job relocation or promotion.

82

Executive Compensation

Pension Benefits

The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer, under our Pension Plan and SERP, determined using interest rate and mortality rate assumptions consistent with those used in Martin Marietta’s financial statements.

Pension Benefits Table

NAME	PLAN NAME	NUMBER OF YEARS CREDITED SERVICE (#)	PRESENT VALUE OF ACCUMULATED BENEFIT ($)[1]	PAYMENTS DURING LAST FISCAL YEAR ($)
(A)	(B)	(C)	(D)	(E)

C. Howard Nye	Pension Plan	19.417	1,040,163
	SERP	19.417	26,034,077

Michael J. Petro	Pension Plan	10.167	168,767
	SERP	10.167	544,649

Robert J. Cardin	Pension Plan	6.833	368,522
	SERP	6.833	1,500,296

James A. J. Nickolas[2]	Pension Plan	7.750	213,032
	SERP	7.750	—	2,006,224

Donald A. McCunniff	Pension Plan	9.417	331,258
	SERP	9.417	65,480

Jason P. Flynn	Pension Plan	5.750	109,826
	SERP	5.750	167,221

Bradley D. Kohn	Pension Plan	1.083	48,478
	SERP	1.083	59,455

1

Amounts in column (d) reflect the valuation method and use the assumptions that are included in Notes A and K to Martin Marietta’s audited financial statements for the fiscal year ended December 31, 2025, included in Martin Marietta’s Annual Report on Form 10-K filed with the SEC on February 20, 2026.

2	Mr. Nickolas departed the Company in April 2025. He received a lump sum payment from the SERP in November 2025. Service amounts shown are as of his termination date.

The Pension Plan is a defined benefit plan sponsored by Martin Marietta and covers all of Martin Marietta’s executive officers, including the named executive officers, and substantially all of the salaried employees of Martin Marietta on a non-contributing basis. Compensation covered by the Pension Plan generally includes, but is not limited to, base salary, executive incentive compensation awards, lump sum payments in lieu of a salary increase, and overtime. The normal retirement age under the Pension Plan is 65, but unreduced early retirement benefits are available at age 62 and reduced benefits are available as early as age 55. The calculation of benefits under the Pension Plan is generally based on an annual accrual rate, average compensation for the highest consecutive five years of the ten years preceding retirement, and the participant’s number of years of credited service (1.165% of average compensation up to social security covered compensation for service up to 35 years and 1.50% of average compensation over social security covered compensation for service up to 35 years and 1.50% of average compensation for service over 35 years). Benefits payable under the Pension Plan are subject to current Internal Revenue Code limitations, including a limitation on the amount of annual compensation for purposes of calculating eligible remuneration for a participant under a qualified retirement plan ($350,000 in 2025). Martin Marietta’s SERP is a restoration plan that generally provides for the payment of benefits in excess of the Internal Revenue Code limits, which benefits vest in the same manner that benefits vest under the Pension Plan. The SERP provides for a lump sum payment of the vested benefits provided by the SERP subject to the provisions of Section 409A of the Internal Revenue Code. Mr. Nye and Mr. Cardin are eligible for early retirement, which allows for payment to employees who are age 55 or older with at least five years of service. Unreduced benefits are provided for retirements between ages 62 and 65, and reduced benefits are provided for retirements between ages 55 and 62 reflecting service-based, subsidized reductions. The present value of the Pension Plan and SERP benefit, respectively, for Mr. Nye, Mr. McCunniff and Mr. Cardin, if they had terminated on December 31, 2025 and began collecting benefits at age 55 or current age if older would be as follows: Mr. Nye, $1,040,163 and $26,034,077, respectively; Mr. McCunniff, $331,258 and $65,480, respectively and Mr. Cardin, $368,522 and $1,500,296, respectively. The amounts listed in the foregoing table are not subject to any deduction for Social Security benefits or other offset amounts.

2026 PROXY STATEMENT	83

Executive Compensation

Potential Payments Upon Termination or Change of Control

The discussion and tables below reflect the amount of potential payments and benefits to each of the named executive officers (other than Mr. Nickolas, whose employment ceased in April 2025) at, following, or in connection with any termination of such executive’s employment, including voluntary termination, involuntary not-for-cause termination, for-cause termination, normal retirement, early retirement, in the event of disability or death of the executive, and termination following a change of control. The amounts assume that such termination was effective as of December 31, 2025 and thus includes amounts earned through such time and are estimates of the amounts that would have been paid out to the executives upon their termination at such time. The actual amounts to be paid out can only be determined at the time of such executive’s actual separation from Martin Marietta.

Payments Upon Any Termination. Regardless of the manner in which the employment of a named executive officer terminates, he is entitled to receive the amounts earned during the term of employment, including cash compensation earned during the fiscal year, amounts contributed by the employee and Martin Marietta’s matching contributions to the Savings and Investment Plan, unused earned vacation pay and amounts accrued and vested through Martin Marietta’s Pension Plan and SERP.

Payments Upon Voluntary Termination. In addition to the amounts described under the heading Payments Upon Any Termination, upon a voluntary termination of employment, the named executive officer would be entitled to receive the lower of the amount of cash contributed to the Incentive Stock Plan or the current market value of the common stock units credited to the employee measured by the NYSE closing price of Martin Marietta’s common stock on the date of termination.

Payments Upon Involuntary Not-For-Cause Termination. In addition to the amounts described under the heading Payments Upon Any Termination, upon an involuntary termination of employment not for cause, the named executive officer would be entitled to receive a prorated share of the common stock units credited to him or her under the Incentive Stock Plan paid out as shares of common stock and the remaining cash contribution invested by the employee in the plan.

Payments Upon Involuntary For-Cause Termination. In the event of involuntary termination for cause, which is defined in the Employment Protection Agreement and the Stock-Based Award Plan, the named executive officer would be entitled to receive the payments and benefits described under the heading Payments Upon Any Termination.

Payments Upon Retirement. In the event of the retirement at age 62 or above of a named executive officer, in addition to the items described under the heading Payments Upon Any Termination, the executive will receive a portion of the cash incentive bonus based upon performance and payable under the Executive Cash Incentive Plan that correlates to the percentage of the year in which the employee worked for the Company; will continue to hold all awards of RSUs and PSUs for the remainder of the outstanding term unaffected by the retirement; will vest in all outstanding awards of common stock units under the Incentive Stock Plan; and will continue to receive life insurance coverage until death.

Payments Made Upon Early Retirement. In the event of retirement prior to reaching age 62 but on or after reaching age 55, the named executive officer will receive benefits as described under the heading Payments Upon Voluntary Termination. In addition, the named executive officer will receive reduced benefits of the type described under Pension Benefits on page 83.

Payments Upon Death or Disability. In the event of the death or disability of a named executive officer, in addition to the payments and benefits under the heading Payments Upon Any Termination, the named executive officer or his or her estate will receive benefits under Martin Marietta’s long-term disability plan or life insurance plan, as applicable, and a death benefit payment, as applicable, equal to the then-current base salary of such employee paid under the Pension Plan plus one month base salary. In the event of disability, the executive will receive a portion of the cash incentive compensation based upon performance and payable under the Executive Cash Incentive Plan that correlates to the percentage of the year in which the employee worked for the Company; will continue to hold all awards of PSUs and RSUs for the remainder of the outstanding term unaffected by the disability; and will vest in all outstanding awards of common stock units under the Incentive Stock Plan.

Payments Upon or in Connection With a Change of Control. Martin Marietta has entered into Employment Protection Agreements, as amended from time to time, with each of the named executive officers. The purpose of these agreements is to provide Martin Marietta’s key executives with payments and benefits upon certain types of terminations within two years following a “Change of Control.” For purposes of the agreements, a Change of Control is generally defined as (i) the acquisition by any person, or related group of persons, of 40% or more of either the outstanding common stock of Martin Marietta or the combined voting power of Martin Marietta’s outstanding securities, (ii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of Martin Marietta’s assets following which Martin Marietta’s shareholders before such event fail to own more than 50% of the resulting entity, (iii) a change in the majority membership of the Board, or (iv) a liquidation or dissolution of Martin Marietta.

84

Executive Compensation

The agreements provide that if, within the two-year period following a Change of Control, an executive is terminated without “Cause” (as defined in the agreements) or terminates his or her employment with “Good Reason” (as defined in the agreements), Martin Marietta is obligated to pay the executive, in a lump sum, an amount equal to three times the sum of the executive’s base salary, annual bonus, and Martin Marietta’s match to the defined contribution plan; the payment of a pro-rata annual target bonus in the year of termination as determined under the Executive Cash Incentive Plan (for Mr. Nye such target bonus is 140% for purposes of the Employment Protection Agreement) and to provide continuation of health, medical and other insurance benefits for a period of three years following termination. The rationale for selecting these triggers is to encourage the named executive officers to remain focused on Martin Marietta, its performance and matters that are in the best interests of its shareholders rather than be distracted by the personal impact to their employment that the Change of Control may have. For purposes of the agreements, “base salary” means the highest annual rate of base salary that the executive received within the twelve-month period ending on the date of the Change of Control, and “annual bonus” means the executive’s highest annual bonus paid during the period beginning five years prior to the Change of Control and ending on the date of the executive’s termination of employment. Executives also are credited with an additional three years of service under the Pension Plan and are eligible to retire after age 55 without reduction in benefits and with a lump sum payment based on a 0% discount rate. Martin Marietta must also continue to provide the executive all benefits provided under Martin Marietta’s defined benefit and defined contribution retirement plans and provide the executive with the same retiree medical benefits that were in effect for retirees immediately prior to the Change of Control. The agreements also have confidentiality requirements to ensure that the executives do not disclose any confidential information relating to Martin Marietta.

The agreements were amended in December 2018 in response to the 2018 Say On Pay vote that was supported by 78.9% of the shareholders that voted. The amendments eliminated (1) the “gross up” payments that compensate the executives for any golden parachute excise taxes imposed under the Internal Revenue Code; (2) the “walk-right” if the executive voluntarily terminates his or her employment for any reason during the thirty-day period following the second anniversary of the Change of Control; and (3) the inclusion of the value of perquisites in the severance payment provided for in the agreements.

The term of the agreements is one year following their effective dates. On each anniversary date of the effective date, the agreements are renewed for one additional year, unless either party gives notice of its intent to cancel the automatic extension. If, prior to termination, a Change of Control occurs or the Board becomes aware of circumstances which in the ordinary course could result in a Change of Control, then under no circumstances will the agreements terminate prior to the second anniversary of the Change of Control.

In addition, the 2016 Stock-Based Award Plan, pursuant to which equity-based awards are made to the executive officers, provides that upon the occurrence of a Change of Control of Martin Marietta as provided in the Employment Protection Agreements, all time periods for purposes of vesting in, or realizing gain from, any outstanding award under the plan will automatically accelerate. For purposes of such vesting, any performance criteria will be deemed achieved at the greater of target performance and actual performance, as measured through the date of the Change of Control. In December 2018, in response to the 2018 Say On Pay vote, the Company’s form of RSU award agreement and PSU award agreement were changed such that future grants of RSUs and PSUs will require termination of the executive’s employment in connection with a Change of Control in order for accelerated vesting to occur. In addition, we are asking approval from our shareholders to amend and restate the 2016 Stock-Based Award Plan in this proxy statement and the amended and restated Stock-Based Award Plan, if approved, will require termination of the executive’s employment in connection with a Change of Control in order for accelerated vesting to occur.

2026 PROXY STATEMENT	85

Executive Compensation

Value of Payments Upon Termination. The following table shows the potential incremental value of payments to each of our named executive officers (other than Mr. Nickolas) upon termination, including in the event of a Change of Control of Martin Marietta, assuming a December 31, 2025 termination date and, where applicable, using the NYSE closing price per share of our common stock of $622.66 on December 31, 2025.

Potential Incremental Value of Payments Upon Termination or Change of Control at December 31, 2025

NAME	BENEFIT OR PAYMENT[1]	RETIREMENT ($)	INVOLUNTARY NOT-FOR-CAUSE TERMINATION ($)	DISABILITY ($)	DEATH ($)	CHANGE-OF- CONTROL ($)

C. Howard Nye	Cash Severance[2]	—	—	—	—	18,958,200
	Unvested RSUs[3]	9,172,580	—	9,172,580	9,172,580	9,172,580
	Unexercisable Stock Options	—	—	—	—	—
	Unvested Incentive Stock Plan Units[4]	3,451,520	555,813	3,451,520	3,451,520	3,451,520
	PSUs[5]	10,783,399	—	10,783,399	10,783,399	10,783,399
	Retirement Plans[6]	—	—	—	—	16,723,519
	Health and Welfare Benefits[7]	—	—	—	—	64,088

Michael J. Petro	Cash Severance[2]	—	—	—	—	4,478,175
	Unvested RSUs[3]	3,586,430	—	3,586,430	3,586,430	3,586,430
	Unexercisable Stock Options	—	—	—	—	—
	Unvested Incentive Stock Plan Units[4]	—	—	—	—	—
	PSUs[5]	1,109,888	—	1,109,888	1,109,888	1,109,888
	Retirement Plans[6]	—	—	1,074,426	—	6,024,446
	Health and Welfare Benefits[7]	—	—	—	—	26,749

Robert J. Cardin	Cash Severance[2]	—	—	—	—	4,201,224
	Unvested RSUs[3]	2,759,082	—	2,759,082	2,759,082	2,759,082
	Unexercisable Stock Options	—	—	—	—	—
	Unvested Incentive Stock Plan Units[4]	—	—	—	—	—
	PSUs[5]	1,203,371	—	1,203,371	1,203,371	1,203,371
	Retirement Plans[6]	—	—	119,115	—	2,593,834
	Health and Welfare Benefits[7]	—	—	—	—	69,739

Donald A. McCunniff	Cash Severance[2]	—	—	—	—	3,017,250
	Unvested RSUs[3]	965,602	—	965,602	965,602	965,602
	Unexercisable Stock Options	—	—	—	—	—
	Unvested Incentive Stock Plan Units[4]	—	—	—	—	—
	PSUs[5]	1,179,822	—	1,179,822	1,179,822	1,179,822
	Retirement Plans[6]	—	—	—	1,042,273	1,452,528
	Health and Welfare Benefits[7]	—	—	—	—	10,321

Jason P. Flynn	Cash Severance[2]	—	—	—	—	3,111,588
	Unvested RSUs[3]	1,571,248	—	1,571,248	1,571,248	1,571,248
	Unexercisable Stock Options	—	—	—	—	—
	Unvested Incentive Stock Plan Units[4]	—	130,747	—	—	775,378
	PSUs[5]	931,704	—	931,704	—	931,704
	Retirement Plans[6]	—	—	480,025	150,830	2,855,926
	Health and Welfare Benefits[7]	—	—	—	—	72,152

86

Executive Compensation

NAME	BENEFIT OR PAYMENT[1]	RETIREMENT ($)	INVOLUNTARY NOT-FOR-CAUSE TERMINATION ($)	DISABILITY ($)	DEATH ($)	CHANGE-OF- CONTROL ($)

Bradley D. Kohn	Cash Severance[2]	—	—	—	—	1,740,000
	Unvested RSUs[3]	2,268,888	—	2,268,888	2,268,888	2,268,888
	Unexercisable Stock Options	—	—	—	—	—
	Unvested Incentive Stock Plan Units[4]	—	—	—	—	—
	PSUs[5]	—	—	—	—	—
	Retirement Plans[6]	—	—	363,586	—	694,418
	Health and Welfare Benefits[7]	—	—	—	—	7,300

1

The table does not include information with respect to plans or arrangements that are available generally to all salaried employees and that do not discriminate in favor of executive officers. The table reflects the incremental value over the amounts to which the named executive officer would have been entitled on a voluntary resignation on December 31, 2025.

2	Assumes all earned base salary has been paid.

3	Reflects the estimated lump-sum intrinsic value of all unvested RSUs.

4	Reflects the difference between the value of the unvested Incentive Stock Plan share units at year-end and the amount of cash invested by the executive officer in the share units.

5	Reflects the estimated lump-sum intrinsic value of all unvested PSUs.

6

The table does not include information related to the form and amount of payments or benefits that are not enhanced or accelerated in connection with any termination that would be provided by Martin Marietta’s retirement plans, which is disclosed in the Pension Benefits Table and the accompanying narrative on page 83. Change of Control values include the incremental value of the benefit (including three times Martin Marietta’s match to the defined contribution plan) payable upon a qualifying termination of employment following a Change of Control.

7

Reflects the estimated incremental lump-sum present value of all future premiums that would be paid on behalf of the named executive officer under Martin Marietta’s health and welfare plans, including long-term disability and life insurance plans.

2026 PROXY STATEMENT	87

Required Pay Disclosures

CEO Pay Ratio Disclosure

The Company is required to disclose in its Proxy Statement the annual total compensation of the median-compensated employee of, generally, all Company employees (excluding the CEO), the annual total compensation of its CEO, and the ratio of the CEO compensation to the median employee’s compensation.

In 2025, the Company employed approximately 9,500 employees that were located primarily in the United States with a limited number of employees in Canada and The Bahamas.

As permitted by SEC rules, we may identify our median employee for purposes of providing any ratio disclosure once every three years and calculate and disclose total compensation for that employee each year; provided that, during the last completed fiscal year, there has been no change in the employee population or employee compensation arrangements that we reasonably believe would result in a significant change to the prior CEO pay ratio disclosure. We reviewed the changes in our employee population and employee compensatory arrangements and determined there has been no changes that would significantly impact the pay ratio disclosure. As a result, we are using the same median employee as we newly identified in the 2023 CEO pay ratio disclosure. The median compensated employee was identified for our 2023 CEO pay ratio disclosure using a consistently applied compensation measure, encompassing base salary, overtime, and incentive compensation with a performance period of one year or less (such as annual incentives and sales or other bonuses). As allowed under the SEC rules, base pay was annualized for employees hired during the year to reflect a full year of service and the de minimis exemption was applied to exclude approximately 80 employees located in Canada and The Bahamas.

We determined the required ratio by:

•	calculating the compensation based on a consistently applied measure as described above of all employees except the CEO, and then sorting those employees from highest to lowest;

•

determining the median employee from that list, including evaluating employees situated slightly above and below the calculated median to ensure the selected employee reflects our population as a whole; and

•	calculating the total annual compensation of our CEO and of the median-compensated employee using the same methodology required for the Summary Compensation Table.

The total annual compensation for our CEO for fiscal year 2025 was $14,264,065. The total annual compensation in 2025 for the median-compensated employee was $105,526. The resulting ratio of CEO pay to the pay of our median-compensated employee for fiscal year 2025 is 135 to one.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC rules for identifying the median-compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the amount of compensation of the median-compensated employee and the pay ratio reported by other companies may not be comparable to our estimates reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

88

2026 PROXY STATEMENT	75

Pay Versus Performance
The Company is required to disclose in its Proxy Statement information that shows the relationship between “Compensation Actually Paid” as defined in Item 402(v) of Regulation
S-K
and the financial performance of the Company. The Management Development and Compensation Committee did not consider the Pay Versus Performance disclosure when making its executive pay or incentive compensation decisions for any of the years shown. For a discussion of how the Management Development and Compensation Committee seeks to align pay with performance when making compensation decisions, please review the Compensation Discussion and Analysis beginning on page 48. The table and notes below provide this disclosure for the fiscal years ending December 31, 2025, 2024, 2023, 2022 and 2021.

				AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NAMED EXECUTIVE OFFICERS ($)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NAMED EXECUTIVE OFFICERS ($)		VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:
YEAR (1)	SUMMARY COMPENSATION TABLE TOTAL FOR PEO ($)	COMPENSATION ACTUALLY PAID TO PEO (2),(3) ($)					TOTAL SHAREHOLDER RETURN (5) ($)	PEER GROUP TOTAL SHAREHOLDER RETURN (5) ($)	NET INCOME ($)	COMPANY SELECTED MEASURE (ADJUSTED EBITDA) (6) ($)

2025	14,264,065	25,741,013	(4)	2,752,942	3,331,642	(4)	226.27	138.87	1,137,610,000	2,302,390,000

2024	17,716,763	16,189,220		3,552,457	3,410,604		186.60	125.63	1,995,810,000	2,065,910,000

2023	18,488,885	35,058,147		3,477,775	5,837,293		179.27	125.68	1,169,400,000	2,111,400,000

2022	12,784,251	6,452,731		2,438,871	1,415,556		120.63	111.67	866,740,000	1,617,010,000

2021	14,939,587	39,031,817		2,739,108	6,627,252		156.12	127.28	702,770,000	1,533,200,000

(1)	The PEO and NEOs included in the above compensation columns reflect the following:

YEAR	PEO	NEOS

2025	C. Howard Nye	Michael J. Petro, Robert J. Cardin, James A.J. Nickolas, Donald A. McCunniff, Jason P. Flynn, Bradley D. Kohn

2024	C. Howard Nye	James A. J. Nickolas, Roselyn R. Bar, Robert J. Cardin, Michael J. Petro

2023	C. Howard Nye	James A. J. Nickolas, Roselyn R. Bar, Robert J. Cardin, Michael J. Petro

2022	C. Howard Nye	James A. J. Nickolas, Roselyn R. Bar, Craig M. LaTorre, John P. Mohr

2021	C. Howard Nye	James A. J. Nickolas, Roselyn R. Bar, Craig M. LaTorre, John P. Mohr

(2)
The dollar amounts reported for our PEO and NEOs under “Compensation Actually Paid” represent the amount of “Compensation Actually Paid” to the PEO and NEOs, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to the PEO or NEOs during the applicable year.

(3)
For the portion of “Compensation Actually Paid” that is based on year-end
stock
prices, the following prices were used: for 2025: $622.66; for 2024: $516.50; for 2023: $498.91; for 2022: $337.97; and for 2021: $440.52.

2026 PROXY STATEMENT	89

Pay Versus Performance

(4)
2025 “Compensation Actually Paid” to the PEO and the average “Compensation Actually Paid” to the NEOs reflect the following adjustments from Total Compensation reported in the Summary Compensation Table:

	PEO	AVERAGE FOR NON-PEO NEOS

Total Reported in 2025 Summary Compensation Table (SCT)	14,264,065	2,752,942

Less, Value of Stock Awards Reported in SCT	(9,428,726)	(1,347,838)

Less, Change in Pension Value and Non-Qualified Deferred Compensation Earnings in SCT	(585,757)	(184,557)

Plus, Pension Service Cost	951,002	134,900

Plus, Year-End Value of Awards Granted in Fiscal Year that are Unvested and Outstanding	16,847,810	2,178,218

Plus, Change in Fair Value of Prior Year Awards that are Unvested and Outstanding	1,888,332	200,843

Plus, FMV of Awards Granted this Year and that Vested this Year	187,588	8,603

Plus, Change in Fair Value (from Prior Year-End) of Prior Year Awards that Vested this Year	1,621,699	46,666

Less, Prior Year Fair Value of Prior Year Awards that Failed to Vest this Year	—	(458,135)

Total Adjustments	11,476,948	578,700

“Compensation Actually Paid” for Fiscal Year 2025	25,741,013	3,331,642

(5)
Company and Peer Group TSR reflects the Company’s peer group (S&P 500 Materials Index) as reflected in our Annual Report on Form
10-K
pursuant to Item 201(e) of Regulation
S-K
for the fiscal year ended December 31, 2025. Each year reflects what the cumulative $100 investment would be, including the reinvestment of dividends, if such amount were invested on December 31, 2020.

(6)
Consolidated earnings before interest; income taxes; depreciation, depletion and amortization; earnings/loss from nonconsolidated equity affiliates; acquisition divestiture and integration expense; the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting subject to the limitations described below, nonrecurring gains on divestitures; and noncash asset and portfolio rationalization charge of certain ready mixed concrete operations (Adjusted EBITDA) is an indicator used by the Company and investors to evaluate the Company’s operating performance from period to period. Effective January 1, 2024, transaction expenses and inventory acquisition accounting impacts are only excluded for transactions with consideration of at least $2 billion for the Building Materials business or $200 million for the Specialties business. Adjusted EBITDA was selected as the 2025 “Company-Selected Measure” as defined in Item 402(v). Please see Appendix B for a reconciliation of non-GAAP measures to GAAP measures.

Financial Performance Measures
The following table lists on an unranked basis the three financial performance measures that, in the Company’s assessment represent the most important performance measures used to link “Compensation Actually Paid” for our NEOs to Company performance for 2025.

Adjusted EBITDA

rTSR

Total Revenues

90

Pay Versus Performance

Relationship Between “Compensation Actually Paid” and Performance
The graphs below show the relationship of “Compensation Actually Paid” to our PEO and other NEOs to (i) Adjusted EBITDA, (ii) the Company’s net income and (iii) TSR of the S&P 500 Materials Index, and the relationship of the Company’s TSR to TSR of the S&P 500 Materials Index.

2026 PROXY STATEMENT	91

Pay Versus Performance

92

Public companies are required to provide their shareholders with a periodic opportunity to endorse or not endorse their executive officer pay program and policies. The Board of Directors has elected to do so annually and intends to present the following non-binding resolution for approval by shareholders at the Annual Meeting:

“RESOLVED, that the shareholders approve, on an advisory basis, the overall compensation paid to Martin Marietta’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in this Proxy Statement in the Compensation Discussion and Analysis and in the narrative and tabular disclosure under the heading “Executive Compensation.”

Shareholders are urged to read the Compensation Discussion and Analysis and consider the various factors regarding compensation that are discussed. We believe that our executive compensation program is reasonable, competitive and strongly focused on pay-for-performance principles. Our executive compensation policies have enabled us to implement our compensation philosophy and achieve its goals. We believe that compensation awarded to our named executive officers in 2025 was appropriate and aligned with 2025 performance and positions us for growth in future years. The results of the vote on this resolution are advisory and will not be binding upon the Board of Directors. However, the Board values our shareholders’ opinions, and consistent with our record of shareholder engagement, will consider the outcome of the vote in making future executive compensation decisions. The next such vote will occur at the 2027 Annual Meeting.

The Board Unanimously Recommends a Vote “FOR” this Proposal 3

2026 PROXY STATEMENT	93

The Board of Directors is requesting that shareholders approve the Amended and Restated Stock-Based Award Plan, which is set forth in its entirety as Appendix C (the “Stock-Based Plan”). The Stock-Based Plan was adopted by the Board of Directors on February 19, 2026, subject to shareholder approval. The principal changes in the Stock-Based Plan are:

•	Adds 1.2 million shares of common stock for issuance under the Stock-Based Plan (the “2026 Share Reserve Increase”);

•	Eliminates the default “single-trigger” vesting provision; and

•	Sets limit on total annual compensation for non-employee Directors of $750,000, subject to certain limited exceptions that are subject to a limit of $1,000,000.

The Board of Directors recommends that the shareholders approve the Stock-Based Plan.

Why Shareholders Should Vote to Approve the Stock-Based Plan:

Competitive Compensation and Talent Retention. Our success is driven, in part, by our ability to attract, retain and motivate talent across our organization. Equity compensation is a central element of our compensation philosophy and an important tool in maintaining market-competitive pay practices for a highly skilled and motivated workforce.

Alignment with Long-Term Shareholder Value. We emphasize equity-based incentives as part of a broader strategy to foster long-term value creation and shared economic outcomes between employees and shareholders. This approach, particularly for senior management, reinforces a focus on sustained performance and long-term returns.

Efficient Capital Allocation and Compensation Strategy. The use of equity compensation supports a more efficient allocation of cash while allowing us to compete effectively for talent in a highly competitive labor market.

Without the ability to grant equity awards, maintaining a competitive compensation program would likely require higher cash compensation, limiting our financial flexibility and reducing funds available for other corporate purposes.

Disciplined Equity Granting and Dilution Management. Our equity grant practices are disciplined and carefully managed. Over the last three years, including vested PSUs, our burn rate has averaged approximately 0.22%, with annual burn rates ranging from 0.21% to 0.23%.

The Stock-Based Plan reflects best practices in equity compensation.

•	No single-trigger vesting of awards in connection with a change in control

•	Limits on non-employee director compensation

•	Administered by the Management Development and Compensation Committee, which is composed solely of independent directors

•	No evergreen feature that would automatically replenish the shares under the Stock-Based Plan

•	No repricing or backdating of stock options or stock appreciation rights

•	No stock options or stock appreciation rights granted with an exercise price below fair market value

•	Awards are subject to forfeiture and clawback in accordance with any relevant Company policy, including as the Company’s NYSE-compliant clawback policy

•	Dividends and dividend equivalents on unvested awards are subject to the same vesting conditions

Summary of the Stock-Based Plan

The following is a summary of the terms of the Stock-Based Plan. This summary is qualified in its entirety by reference to the complete text of the Stock-Based Plan which is attached as Appendix C.

Purpose

The Purpose of the Stock-Based Plan is to benefit Martin Marietta’s shareholders by encouraging high levels of performance by individuals who are key to its success and to enable Martin Marietta to attract, motivate, and retain talented and experienced individuals

94

PROPOSAL 4 Vote to Approve the Martin Marietta Amended and Restated Stock-Based Award Plan

essential to its continued success. This is accomplished by providing such employees, consultants and non-employee Directors an opportunity to obtain or increase their proprietary interest in Martin Marietta’s performance and by providing such persons with additional incentives to remain with Martin Marietta.

Duration

The Stock-Based Plan will remain in effect until all awards under the plan have been exercised or terminated under the terms of the plan and the applicable awards agreements. However, awards under the Stock-Based Plan may only be granted until the tenth anniversary of most recent shareholder approval of the Stock-Based Plan.

Amendments

The Board of Directors may at any time amend, suspend, or discontinue the Stock-Based Plan. The Management Development and Compensation Committee may at any time alter or amend any or all of the award agreements under the Stock-Based Plan to the extent permitted by law. However, any action of the Board of Directors or the Management Development and Compensation Committee that requires shareholder approval pursuant to applicable law will not be effective without such approval.

Historical Award Information

As of April 1, 2026, 491,097 shares are reserved under the Stock-Based Plan, of which 193,309 shares remain available and 297,788 shares are subject to outstanding awards. Assuming the 2026 Share Reserve Increase was effective as of that date, 1,393,309 shares would have been available for equity grants, representing 2.3% of our common stock on a fully diluted basis. The closing price of our common stock on the New York Stock Exchange as of April 1, 2026 was $598.92 per share. The 2026 Share Reserve Increase will be effective upon shareholder approval of the Stock-Based Plan.

The following table sets forth information with respect to stock options and stock appreciation rights previously granted under the Stock-Based Plan as of April 1, 2026:

NAME AND POSITION	NUMBER OF SHARES COVERED BY STOCK OPTIONS OR STOCK APPRECIATION RIGHTS

Dorothy M. Ables	—

Sue W. Cole	19,000

Gayla J. Delly	—

Anthony R. Foxx	—

John J. Koraleski	—

Martin J. Lyons	—

Mary T. Mack	—

C. Howard Nye	124,772

Laree E. Perez	—

Thomas H. Pike	—

Donald W. Slager	—

David C. Wajsgras	—

Michael J. Petro	—

Robert J. Cardin	—

Jason P. Flynn	—

Bradley D. Kohn	—

Donald A. McCunniff	12,553

All non-employee directors as a group	31,000

All current executive officers as a group	137,325

All associates of our named executive officers, directors and director nominees as a group	—

All employees as a group	4,348,600

2026 PROXY STATEMENT	95

PROPOSAL 4 Vote to Approve the Martin Marietta Amended and Restated Stock-Based Award Plan

The following table provides information regarding historical awards granted and earned under the current version of the Stock-Based Plan and gross burn rate for each of the last three fiscal years.

FISCAL YEAR	GRANTED RSUS(1)	GRANTED PSUS(2)	EARNED PSUS(3)	GRANTED ISP	WEIGHTED AVERAGE COMMON SHARES OUTSTANDING(4)	GROSS BURN RATE(5)

2025	55,701	77,410	66,977	8,234	60,465,177	0.23%

2024	46,323	71,391	81,439	11,543	61,388,520	0.21%

2023	60,982	79,447	70,370	4,012	61,911,629	0.23%

(1)	Reflects number of time-based restricted stock unit awards granted. Does not reflect subsequent forfeitures or cancellations.

(2)	Reflects performance-based restricted stock units granted assuming maximum level performance.

(3)	Reflects performance-based restricted stock units earned and vested for each fiscal year.

(4)	Determined as of the final trading day of the respective fiscal year.

(5)

Burn rate is calculated as the total number of shares granted as RSUs and PSUs throughout the year divided by the weighted-average common shares outstanding at fiscal year-end. We have not adjusted the burn rate to take into account any forfeited awards, including PSUs that are not earned, which if taken into account would have reduced the burn rate.

The potential dilution (or overhang) from the Stock Based-Plan, which would be 2.8% (or 2.7% on a diluted basis), assumes that the 2026 Share Reserve Increase is available to grant, and is calculated as of April 1, 2026 as follows:

SHARES AVAILABLE AND OUTSTANDING	SHARES

New shares authorized under the Stock-Based Plan	1,200,000

Shares remaining under most recent shareholder approved version of the Stock-Based Plan	193,309

Total Shares Available for Grant (A)(1)	1,393,309

Shares underlying outstanding full-value awards(2)	297,788

Contingent shares underlying outstanding awards(3)	—

Total Outstanding full-value awards (B)	297,788

Common Shares Outstanding as of April 1, 2026 (C)	60,045,900

Overhang (A+B) / C(4)	2.8%

Diluted overhang (A+B) / (A+B+C)	2.7%

(1)	Shares reflect all plans (whether active or not). There are no outstanding options / SAR awards and thus no shares underlying such awards.

(2)	Represents RSUs and PSUs assuming target level performance.

(3)	As of April 1, 2026, no awards have been granted that are contingent on stockholder approval of the Stock-Based Plan.

(4)	Overhang and diluted overhang are calculated as counting all awards on a 1-to-1 basis.

Shares to be issued

If this proposal is approved by shareholders, an additional 1.2 million shares will be available for grant and issuance under the Stock-Based Plan. Shares remaining for grant and issuance under the Stock-Based Plan as of April 1, 2026, inclusive of such 1.2 million shares, are reflected above under “Historical Award Information.”

Shares underlying awards that are terminated, canceled or forfeited and shares tendered or withheld in satisfaction of tax withholding obligations in connection with an award once again become available for grant under the Stock-Based Plan. Shares tendered as full or partial payment upon exercise of a non-qualified stock option or to settle a stock appreciation right upon exercise will not become available for grant under the Stock-Based Plan.

Administration

The Stock-Based Plan and the awards granted under it are administered by a committee of the Board of Directors consisting solely of persons who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, which is currently the Management Development and Compensation Committee. If the Management Development and Compensation Committee ceases to consist solely of such non-employee directors, then the committee will be another committee of the Board of Directors that satisfies such criteria, unless otherwise determined by the Board of Directors.

96

PROPOSAL 4 Vote to Approve the Martin Marietta Amended and Restated Stock-Based Award Plan

The Stock-Based Plan delegates to the Management Development and Compensation Committee the ability to, among other things, (i) determine the employees or other service providers who will be eligible for and granted awards, (ii) determine the terms and conditions of awards; (iii) determine the level of achievement of performance requirements; (iv) establish rules and regulations relating to the Stock-Based Plan; (v) interpret the Stock-Based Plan; and (vi) make any determination and take any action deemed necessary or desirable for the administration of the Stock-Based Plan. All questions of interpretation with respect to the Stock-Based Plan and the terms of any award agreements will be determined by the Management Development and Compensation Committee, and its determination will be final, conclusive and binding upon all parties in interest.

Participants and Eligibility

Any employee or consultant of Martin Marietta or its subsidiaries and any non-employee Director may receive an award under the Stock-Based Plan. As of December 31, 2025, there are approximately 9,500 employees and approximately 300 consultants of Martin Marietta and its subsidiaries and nine non-employee Directors who may be eligible to participate in the Stock-Based Plan.

Certain Adjustments

The share limitations under the Stock-Based Plan, as well as the terms of outstanding awards, are subject to adjustment as the Management Development and Compensation Committee deems equitable or appropriate in connection with certain changes in the capitalization of Martin Marietta or certain other transactions affecting the shares.

Stock Options and Stock Appreciation Rights

The Management Development and Compensation Committee may grant to a participant incentive stock options that qualify under Section 422 of the Code, options which do not qualify as incentive stock options (“non-qualified options”), or a combination thereof. However, to the extent that the aggregate fair market value (determined at the time of grant) of the shares subject to incentive stock options which are exercisable by a participant for the first time during a calendar year would exceed $100,000, the excess will instead be treated as non-qualified options. The Management Development and Compensation Committee may also grant to a participant stock appreciation rights, which entitles the participant to receive, upon its exercise, a payment equal to (i) the excess of the fair market value of a share on the exercise date over the base price of the stock appreciation right, multiplied by (ii) the number of shares with respect to which the stock appreciation right is exercised.

The terms and conditions of stock option and stock appreciation rights, including the quantity, exercise price, base price, vesting periods, and other conditions on exercise, will be determined by the Management Development and Compensation Committee. Options and stock appreciation rights generally will have a term of ten years, except that the option or stock appreciation right may expire earlier upon a participant’s termination of services (which includes the participant’s death, permanent disability, or retirement, a termination due to a reduction in force, or other termination) as set forth in the Stock-Based Plan and in the participant’s award agreement.

The exercise price for stock options and the base price for stock appreciation rights will be determined by the Management Development and Compensation Committee at its discretion, provided that the exercise price or base price per share will be at least equal to 100% of the fair market value of a share on the date when the stock option or stock appreciation right is granted. Payment for shares on the exercise of stock options may be made in cash or, in the discretion of the Management Development and Compensation Committee, by the tender of shares, a combination of cash and shares or through such other means as the Management Development and Compensation Committee determines are consistent with the purposes of the Stock-Based Plan and applicable law.

Other than as provided in the adjustment provisions of the Stock-Based Plan, without shareholder approval, (i) no stock option or stock appreciation right may be amended to reduce its exercise price or base price without shareholder approval, (ii) no stock option or stock appreciation right may be granted in exchange for the cancellation or surrender of a stock option, stock appreciation right, or other award having a lower exercise price or base price, and (iii) no stock option may be granted with an automatic reload feature whereby Martin Marietta is obligated to grant a new award under the Stock-Based Plan upon the exercise of the stock option. In addition, no action may be taken without shareholder approval with respect to a stock option or stock appreciation right that may be treated as a repricing under the rules and regulations of the New York Stock Exchange. In no event will Martin Marietta pay cash or other consideration for stock options or stock appreciation rights where at the time of payment the exercise price or base price is less than the fair market value of a share.

Restricted Stock and Restricted Stock Units

The Management Development and Compensation Committee may award to a participant shares subject to restrictions on transfer and/or such other restrictions or incidents of ownership as the Management Development and Compensation Committee may determine or restricted stock units that represents an unfunded and unsecured promise to deliver shares, cash, other securities or property, subject to the satisfaction of the applicable vesting conditions.

2026 PROXY STATEMENT	97

PROPOSAL 4 Vote to Approve the Martin Marietta Amended and Restated Stock-Based Award Plan

Each restricted stock unit will be granted with respect to a specified number of shares (or a number of shares determined pursuant to a specified formula) or will have a cash value equal to the fair market value of such number of shares. Restricted stock units will be settled in cash, shares, other securities or other property upon vesting or at such other time or upon such other event as specified in the applicable award agreement.

Performance-based Awards, Cash-based Awards and Other Stock-Based Awards

The Management Development and Compensation Committee may provide that the vesting, settlement payment of an award, or any portion thereof, is based in whole or in part on one or more performance requirements selected by the Management Development and Compensation Committee. The Management Development and Compensation Committee will determine the extent to which any such performance requirements have been achieved and the amount payable under the award prior to vesting, settlement or payment.

The Management Development and Compensation Committee may grant participants cash incentive awards that are settled in cash, the value of which is determined by the Management Development and Compensation Committee and is not based on the fair market value of shares. The Management Development and Compensation Committee may also award to a participant other awards that (i) provide the participant with any other right to purchase or receive shares, or (ii) otherwise relate to shares (including, but not limited to phantom securities or dividend equivalents) (collectively, “other stock-based awards”). Other stock-based awards will be in a form determined by the Management Development and Compensation Committee, but will not be inconsistent with the terms and purposes of the Stock-Based Plan.

Non-Employee Director Compensation Limitations.

Non-employee Directors may not be paid or granted, in any fiscal year, cash compensation and equity awards with an aggregate value greater than $750,000. The value of equity awards will be determined based on their grant date fair value. The foregoing limitations will be increased to $1,000,000 for a non-employee Director in a fiscal year in which such non-employee director receives (i) a one-time initial equity grant upon such Director’s initial appointment to the Board of Directors or (ii) compensation provided in extraordinary circumstances and only if such Director did not participate in the decision to award such compensation or any other contemporaneous compensation decisions involving other non-employee Directors. For the avoidance of doubt, compensation paid to a non-employee Director in their capacity other than as a Director, e.g., an employee or consulting role, will not be subject to the foregoing limitation. Compensation that is deferred will be counted towards the foregoing limit for the year in which it is granted.

Minimum Vesting Periods

Except in the case of awards made in connection with non-employee Directors or the recruitment of new employees (including new officers), or as otherwise provided in the Stock-Based Plan, or otherwise provided by the award agreement in connection with retirement, disability, or death of the holder, awards granted under the Stock-Based Plan (other than cash-based awards) will vest not earlier than one year from the grant date of the award. The Management Development and Compensation Committee may grant awards covering up to 5% of the total share reserve (subject to adjustment) that are not subject to this minimum vesting requirement. In addition, the Management Development and Compensation Committee may, in its discretion, waive all or a portion of any remaining vesting or exercisability conditions.

Award Agreements

Each award granted under the Stock-Based Plan will be evidenced by an award agreement that will set forth the number of shares subject to the award and such other terms and conditions applicable to the award as determined by the Management Development and Compensation Committee. Award agreements may also contain the following terms, except to the extent prohibited by the Stock-Based Plan: (i) a provision describing the treatment of an award in the event of a participant’s retirement, disability, death, or other termination of employment or service with Martin Marietta; (ii) a provision that the participant will have no rights as a shareholder under an award until the date the participant becomes the holder of record; (iii) a provision requiring the withholding of applicable taxes required by law from all amounts paid in satisfaction of an award; (iv) a provision stating that no award is enforceable until the award agreement has been signed by the participant and the Chair, the Chief Executive Officer or the General Counsel or any other individual with the authority to grant awards under the Stock-Based Plan (in each case or his or her delegate); (v) the permitted methods of exercising and paying the exercise price with respect to an award; (vi) the vesting conditions applicable to an award; (vii) provisions permitting or requiring the surrender of outstanding awards or securities held by the participant to exercise or realize rights under awards or for the grant of new awards; (viii) provisions providing for dividend equivalents (provided that such equivalents will be paid no earlier than the lapsing of restrictions applicable to the award); and (ix) such other terms as are necessary and appropriate to effect an award.

Change in Control

The Stock-Based Plan provides that if, in connection with a change in control, the surviving or successor entity assumes, substitutes for, or continues outstanding awards, the awards generally will remain outstanding in accordance with their terms and will not vest solely as a

98

PROPOSAL 4 Vote to Approve the Martin Marietta Amended and Restated Stock-Based Award Plan

result of the change in control. An award will be considered assumed or substituted if it provides the holder with the right to receive consideration of substantially equivalent value to that received by Martin Marietta’s shareholders in the transaction. If a participant’s employment or service is terminated without cause (or, if applicable, for good reason) within two years following a change in control, the assumed or substituted awards will vest in full, with any performance conditions deemed satisfied at the greater of target and actual performance through the date of the change in control, as determined by the Management Development and Compensation Committee.

If provision is not made for the assumption, substitution, or continuation of an award in connection with a change in control, the award generally will vest in full immediately prior to the change in control with any performance conditions deemed satisfied at the greater of target and actual performance through the date of the change in control, as determined by the Management Development and Compensation Committee. Stock options and stock appreciation rights will become exercisable, and other awards will generally be settled as soon as practicable following vesting, although the Management Development and Compensation Committee retains discretion to provide for the cash-out or cancellation of options and stock appreciation rights instead. In the event stock options and stock appreciation rights are cashed-out or canceled, stock options and stock appreciation rights with an exercise price equal to or exceeding the fair market value of a share in the change in control would be canceled for no consideration.

Clawback

An award held by a participant will be cancelled if such participant, without the consent of Martin Marietta, violates any policy relating to the recovery of compensation granted, paid, delivered, awarded, or otherwise provided to any participant as such policy is in effect on the date of grant of the applicable award or, to the extent necessary to address the requirements of applicable law. In addition, to the extent provided in any such policy, (i) a participant will forfeit any gain realized on the vesting or exercise of an award if the participant engages in any activity referred to in the preceding sentence, or (ii) a participant must repay the gain to Martin Marietta realized under a previously paid award subject to performance requirements if a financial restatement reduces the amount that would have been earned under such award.

Federal Income Tax Consequences

The following is a summary of the principal federal income tax consequences of awards that may be granted under the Stock-Based Plan under present tax law. This summary is not intended to be exhaustive and, among other things, does not describe state, local, or foreign tax consequences.

Stock Options

No tax is incurred by the participant, and no amount is deductible by Martin Marietta, upon the grant of a stock option, whether it is a nonqualified stock option or an incentive stock option. At the time of exercise of a nonqualified option, the difference between the exercise price and the fair market value of a share will constitute ordinary income to the participant. Martin Marietta will be allowed a deduction equal to the amount of ordinary income recognized by the participant.

In the case of incentive stock options, although no income is recognized upon exercise by the participant and Martin Marietta is not entitled to a deduction, the excess of the fair market value of a share on the date of exercise over the exercise price is counted in determining the participant’s alternative minimum taxable income. If the participant does not dispose of the shares acquired on the exercise of an incentive stock option within one year after their receipt and within two years after the grant of the incentive stock option, gain or loss recognized on the disposition of the shares will be treated as long-term capital gain or loss. In the event of an earlier disposition of shares acquired upon the exercise of an incentive stock option, the participant may recognize ordinary income, and if so, Martin Marietta will be entitled to a deduction in the same amount.

Stock Appreciation Rights

The participant will not recognize any income at the time of the grant of a stock appreciation right. Upon the exercise of a stock appreciation right, the cash received will constitute ordinary income to the participant. Martin Marietta will be entitled to a deduction in the amount of such income at the time of exercise.

Restricted Stock

A participant normally will not recognize taxable income upon an award of restricted shares, and Martin Marietta will not be entitled to a deduction until the lapse of the applicable restrictions. Upon the lapse of the restrictions, the participant will recognize ordinary taxable income in an amount equal to the fair market value of a share as to which the restrictions have lapsed, and Martin Marietta will be entitled to a deduction in the same amount. However, a participant may elect under Section 83(b) of the Code to recognize taxable ordinary income in the year the restricted shares are awarded in an amount equal to the fair market value of the shares at that time, determined without regard to the restrictions. In such event, Martin Marietta will then be entitled to a deduction in the same amount.

2026 PROXY STATEMENT	99

PROPOSAL 4 Vote to Approve the Martin Marietta Amended and Restated Stock-Based Award Plan

Any gain or loss subsequently recognized by the participant will be a short-term or long-term capital gain or loss, depending on how long the shares are held by the participant.

Restricted Stock Units

A participant normally will not recognize taxable income upon an award of restricted stock units. Upon the lapse of the restrictions and the issuance of the earned shares, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the shares or the amount of cash received and Martin Marietta will be entitled to a deduction in the same amount.

Performance Awards and Other Stock-Based Awards

Normally, a participant will not recognize taxable income upon the award of such grants. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any shares received will constitute ordinary income to the participant. Martin Marietta will then be entitled to a deduction in the same amount.

Plan Benefits

It is not presently possible to determine the dollar value of payments that may be made or the number of awards that may be granted under the Stock-Based Plan in the future, or the individuals who may be selected for such awards because awards under the Stock-Based Plan are made at the discretion of the Management Development and Compensation Committee. In 2025, the non-employee Directors and the named executive officers were granted awards as set forth in, respectively, the non-employee Director Compensation Table for 2025 and the Grants of Plan-Based Awards Table in 2025 on pages 35 and 78 of this Proxy Statement.

Vote Required

The approval of the Stock-Based Plan requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting in person or by proxy.

The Board Unanimously Recommends a Vote “FOR” this Proposal 4

100

Securities Authorized for Issuance Under Equity Compensation Plans

The following table shows information as of December 31, 2025 regarding Martin Marietta’s compensation plans that allow Martin Marietta to issue its equity securities. Martin Marietta’s equity compensation plans consist of the Amended and Restated Martin Marietta Materials, Inc. Common Stock Purchase Plan for Directors (the Directors’ Plan), the Stock-Based Award Plan, the Martin Marietta Materials, Inc. Amended and Restated Stock-Based Award Plan (the Stock-Based Award Plan), under which the Incentive Stock Plan was adopted, the Martin Marietta Materials, Inc. Amended Omnibus Securities Award Plan (the Omnibus Securities Award Plan), and the Martin Marietta Materials, Inc. Shareholder Value Achievement Plan (the Achievement Plan). Martin Marietta’s shareholders have approved all of these plans. Martin Marietta has not entered into any individual compensation arrangements that would allow it to issue its equity securities to employees or non-employees in exchange for goods or services.

Equity Compensation Plan Information

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS (A)		WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS (B)[2]	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A) (C)

Equity compensation plans approved by shareholders	270,386	[1]	$419.06	621,056	[3]

Equity compensation plans not approved by shareholders	0	[2]	0	0

TOTAL	270,386		$419.06	621,056

1

Includes 251,364 restricted stock units that have a $0 exercise price; and 19,022 stock units granted in accordance with the Incentive Stock Plan that are credited to participants at an average weighted cost of $419.06. The restricted stock units and stock units granted in accordance with the Incentive Stock Plan represent Martin Marietta’s obligation to issue shares in the future subject to certain conditions in accordance with the Stock-Based Award Plan.

2	The weighted-average exercise price does not take into account the restricted stock units and stock units for which there is no exercise price.

3

Includes shares of Martin Marietta’s common stock available for issuance (other than those reported in column (a)) under Martin Marietta’s equity compensation plans as of December 31, 2025 in the following amounts: Directors’ Plan (131,238 shares), Stock-Based Award Plan (281,843 shares), and Achievement Plan (207,975 shares). Also excludes Texas Industries Inc. stock-based award plans (1,897,770 shares). The Directors’ Plan provides that nonemployee directors may elect to receive all or a portion of their fees in the form of common stock. Under the Achievement Plan, awards can be granted to key senior employees based on certain common stock performance over a long-term period. No awards have been granted under the Achievement Plan since 2000.

Description of the TXI Legacy Plan

On July 1, 2014, in conjunction with the merger of TXI into a wholly-owned subsidiary of Martin Marietta, the Company assumed the TXI 2004 Omnibus Equity Compensation Plan (TXI Legacy Plan) and TXI’s Management Deferred Compensation Plan (the TXI DC Plan) and shares available for future issuance under the TXI Legacy Plan and the TXI DC Plan following the merger.

The TXI Legacy Plan became effective as of July 11, 2012 and terminated on July 11, 2022. All legacy employees of TXI and its affiliates and subsidiaries were eligible to receive awards. However, no further awards were granted under the TXI Legacy Plan, as indicated by management in connection with the approval by shareholders of the Amended and Restated Stock-Based Award Plan on May 19, 2017.

If Martin Marietta is dissolved or liquidated, or if substantially all of its assets are sold or there is a merger or consolidation and the acquiring or surviving entity does not substitute equivalent awards for the awards then outstanding, each award granted under the TXI

2026 PROXY STATEMENT	101

Securities Authorized for Issuance Under Equity Compensation Plans

Legacy Plan will become fully vested and exercisable and all restrictions on it will lapse. All options and stock appreciation rights not exercised upon the occurrence of such a corporate event will terminate, and the Company may, in its discretion, cancel all other awards then outstanding and pay the award holder its then current value as determined by the Committee.

Description of the TXI Deferred Compensation Plan

The TXI DC Plan became effective as of July 11, 2012 and terminated on July 11, 2022. Key management legacy employees of TXI, its subsidiaries and its affiliates were eligible to participate in the TXI DC Plan. Under the terms of the TXI DC Plan, participants may elect each year to defer all or a portion of their eligible compensation received during that year. However, no further awards were granted under the TXI DC Plan, as indicated by management in connection with the approval by shareholders of the Stock-Based Award Plan on May 19, 2017.

If Martin Marietta is dissolved or liquidated, or if substantially all of its assets are sold (or there is a merger or consolidation) and the acquiring or surviving entity does not substitute equivalent awards for the awards then outstanding, each award granted under the TXI DC Plan will become fully vested and all restrictions on it will lapse.

102

Annual Meeting and Voting Information

What is the purpose of the Annual Meeting?

At our Annual Meeting, shareholders will act on the matters outlined in the accompanying Notice of Annual Meeting of Shareholders. This statement is furnished in connection with the solicitation by Martin Marietta’s Board of Directors of proxies to be used at the meeting and at any and all adjournments or postponements of the meeting.

Whether or not you plan to attend the meeting, we encourage you to date, sign, and return your proxy in the enclosed envelope or electronically as instructed in the notice of this Proxy Statement and below under How do I vote?

Who is entitled to vote at the meeting?

Only shareholders of record at the close of business on March 6, 2026 are entitled to notice of and to participate in the Annual Meeting. If you were a shareholder of record on that date, you will be entitled to vote all the shares that you held on that date at the meeting, or any adjournments or postponements of the meeting.

What are the voting rights of the holders of Martin Marietta common stock?

Each share of Martin Marietta common stock is entitled to one vote on each matter considered at the meeting.

Who can attend the meeting?

All shareholders as of the record date, or their duly appointed proxies, beneficial owners presenting satisfactory evidence of ownership as of the record date, and invited guests of Martin Marietta may attend the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the common stock outstanding on the record date constitutes a quorum, permitting shareholders to take action at the meeting. On March 6, 2026, there were 60,256,208 shares outstanding of Martin Marietta’s common stock, $.01 par value per share, and each share of common stock is entitled to one vote per share.

Who will oversee the voting results?

Votes cast by proxy or in person at the Annual Meeting will be tabulated by an independent inspector of election appointed by Martin Marietta’s Board of Directors for the Annual Meeting. The inspector of election will determine whether a quorum is present. For purposes of determining the presence of a quorum, abstentions and broker non-votes (which are described below) will be counted as shares that are present and entitled to vote.

How do I vote?

Registered shareholders: Registered shareholders have four voting options:

•	over the Internet at the internet address shown on the enclosed Proxy Card;

•	by telephone through the number shown on the enclosed Proxy Card;

•	by completing, signing, dating and returning the enclosed Proxy Card by mail; or

•	in person at the meeting.

2026 PROXY STATEMENT	103

Annual Meeting and Voting Information

Even if you plan to attend the meeting, we encourage you to vote your shares by submitting your proxy. If you choose to vote your shares at the meeting, please bring proof of stock ownership and proof of your identity for entrance to the meeting.

Beneficial shareholders: If you hold your Martin Marietta shares in street name, your ability to vote by internet or telephone depends on the voting process of the bank, broker or other nominee through which you hold the shares. Please follow their directions carefully. If you want to vote at the meeting, you must request a legal proxy from your bank, broker or other nominee and present that proxy, together with proof of your identity, for entrance to the meeting.

If you complete and properly sign the accompanying Proxy Card and return it to Martin Marietta, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed Proxy Card or vote in person. Shareholders whose shares are held by brokers, banks, or other nominees who wish to vote at the meeting will need to obtain a proxy form from the institution that holds its shares.

What can I do if I change my mind after I vote my shares?

Even if you have submitted your vote, you may revoke your proxy and change your vote at any time before voting begins at the Annual Meeting.

Registered shareholders: Registered shareholders may change their votes in one of two ways:

•	by voting on a later date by telephone or over the Internet (only your last dated Proxy Card or telephone or Internet vote is counted); or

•

by delivering a later dated Proxy Card to our Secretary, either prior to or at the meeting; or by voting your shares in person at the meeting. In order to vote your shares at the meeting, you must specifically revoke a previously submitted proxy.

Beneficial shareholders: If you hold your shares in street name, you should contact your bank, broker or other nominee to find out how to revoke your proxy.

How do I vote my 401(k) shares?

Each participant in Martin Marietta’s Savings and Investment Plan holding shares of Martin Marietta under that plan may direct the trustee as to the manner in which shares of common stock allocated to the plan participant’s account are to be voted. If the plan participant does not return a signed voting instruction card to the trustee in a timely manner or returns a card without indicating any voting instructions, the trustee will vote the shares in the same proportion as shares for which the trustee receives voting instructions for that plan.

Will my broker vote my shares for me if I do not give voting instructions? What are “broker non-votes”?

Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the beneficial owners. If specific instructions are not received, brokers may generally vote these shares at their discretion. However, the NYSE rules preclude brokers from exercising their voting discretion on certain proposals, such as the election of Directors and executive compensation and equity matters. In such cases, absent specific instructions from the beneficial owner, the broker may not vote on those proposals. This results in what is known as a “broker non-vote.” The approval of the ratification of the appointment of independent auditors is not a proposal subject to this rule. Accordingly, if you want your broker to vote your shares on the election of Directors, the approval on an advisory basis of the compensation of our named executive officers, and the approval of the amended and restated Stock-Based Award Plan, you must provide specific voting instructions to your broker. Conversely, any broker holding shares for you may vote your shares at their discretion with respect to the ratification of the appointment of independent auditors unless you give them specific instructions on how you wish for them to vote.

What vote is required to approve each item?

Martin Marietta amended its Articles of Incorporation following the 2013 Annual Meeting of Shareholders to provide for majority voting in the election of Directors. As a result, in an uncontested Director election (i.e., an election where the only nominees are those proposed by our Board of Directors, such as at the 2026 Annual Meeting), Directors are elected by a majority of the votes cast by holders of our common stock present in person or by proxy at the meeting. For purposes of uncontested Director elections, a majority of votes cast

104

Annual Meeting and Voting Information

means that the number of votes cast “for” a nominee’s election exceeds the number of votes cast “against” that nominee’s election. Abstentions and broker non-votes will not be counted as votes cast in the election of Directors and will have no effect on the outcome of the election of Directors.

Under North Carolina law, if an incumbent director is not re-elected at an Annual Meeting, then, even though his or her term has expired, the incumbent director continues to serve in office as a holdover director until his or her successor is elected or until there is a decrease in the number of directors.

North Carolina law further provides that if the shareholders fail to elect the full authorized number of directors, a board of directors may fill the vacancy by electing a successor. Accordingly, Martin Marietta’s Articles of Incorporation provide that if a nominee is not elected by a vote of the majority of the votes cast with respect to that nominee’s election, the Board of Directors may decrease the number of Directors, fill any vacancy or take other appropriate action.

Approval of the Stock-Based Award Plan requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting in person or by proxy, For purposes of approval of the Stock-Based Award Plan, a majority of votes cast means that the number of votes cast “for” approval of the Stock-Based Award Plan exceeds the number of votes cast “against” approval of the Stock-Based Award Plan. Abstentions and broker non-votes will not be counted as votes cast with respect to approval of the Stock-Based Award Plan and will have no effect on the outcome of the vote on that matter.

The ratification of the selection of independent auditors, the advisory vote to approve the compensation of the named executive officers, and any other proposal presented at the meeting, will be approved if more votes are cast by proxy or in person in favor of such proposal than are cast against it.

Abstentions and broker non-votes, if any, will not be counted “for” or “against” any of these proposals, but will be counted for the purpose of determining whether a quorum exists.

What is required to attend the meeting?

Attendance at the Annual Meeting will be limited to our shareholders as of the record date of March 6, 2026 and their proxies. If you are a shareholder and plan to attend the Annual Meeting and your shares are held in street name (for example, if your shares are held through an account maintained by a bank or securities broker), you must present evidence of your stock ownership as of March 6, 2026 in order to be admitted to the Annual Meeting. You can obtain this evidence from your bank or brokerage firm. If your shares are held in street name as of March 6, 2026 and you intend to vote your shares at the Annual Meeting, you must also request a legal proxy appointment from your bank, broker or other nominee and present that proxy appointment at the Annual Meeting’s registration desk. Whether you are a registered shareholder, your shares are held in street name, or you are a duly authorized proxy for a shareholder, a government-issued identification will be required to obtain admittance to the Annual Meeting.

We speak to almost all of our largest shareholders each year and we rarely have any shareholders in attendance at our Annual Meeting. For these reasons, we currently intend to hold the Annual Meeting in person at our corporate headquarters. In the event that alternative arrangements for the Annual Meeting are required, we intend to promptly advise our shareholders. Please monitor our website, https://ir.martinmarietta.com/events-presentations, for updated information if you are planning to attend the Annual Meeting. To assist with logistical planning for the Annual Meeting, we request that shareholders planning on attending the Annual Meeting notify us by email at corporatesecretary@martinmarietta.com. Providing such notice is not required for attendance at the Annual Meeting and is requested solely to assist in our planning.

Where can I find voting results for the Annual Meeting?

We will announce preliminary voting results at the conclusion of the meeting and publish final results in a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting.

Where can I find out more information about Martin Marietta?

We maintain a website at www.martinmarietta.com where you can find additional information about Martin Marietta. Visitors to the website can view and print copies of Martin Marietta’s SEC filings, including periodic and current reports on Forms 10-K, 10-Q and 8-K, as soon as reasonably practicable after those filings are made with the SEC. Copies of the charters for each of our Audit Committee, Management Development and Compensation Committee, and Nominating and Corporate Governance Committee, Corporate

2026 PROXY STATEMENT	105

Annual Meeting and Voting Information

Governance Guidelines, as well as our Code of Ethical Business Conduct are all available through the website. Alternatively, our shareholders and other interested parties may obtain, without charge, copies of all of these documents by writing to the Corporate Secretary, Martin Marietta, 4123 Parklake Avenue, Raleigh, NC 27612. Please note that the information contained on Martin Marietta’s website is not incorporated by reference in, or considered to be a part of, this document.

Who is paying for this Proxy Statement?

The entire cost of preparing, assembling, printing, and mailing the Notice of Meeting, this Proxy Statement, and proxies, and the cost of soliciting proxies relating to the meeting, if any, has been or will be paid by Martin Marietta. In addition to use of the mail, proxies may be solicited by Directors, officers, and other regular employees of Martin Marietta by telephone, facsimile, or personal solicitation, and no additional compensation will be paid to such individuals. Martin Marietta will use the services of Morrow Sodali LLC, 470 West Avenue, Stamford, CT 06902, a professional soliciting organization, to assist in obtaining in person or by proxy shareholder votes. Martin Marietta estimates its expenses for solicitation services will not exceed $10,000. Martin Marietta will, if requested, reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy materials to their principals.

Incorporation by Reference

The Audit Committee Report on page 45 and the Management Development and Compensation Committee Report on page 46 do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by Martin Marietta under the Securities Act of 1933 or the Exchange Act, or subject to Regulation 14A or to the liabilities of Section 18 of the Exchange Act, except to the extent that Martin Marietta specifically requests that the information be treated as soliciting material or specifically incorporates such information by reference.

Shareholders’ Proposals for 2027 Annual Meeting

Proposals by shareholders intended to be presented at the 2027 Annual Meeting of Shareholders of Martin Marietta must be received by the Secretary of Martin Marietta no later than December 16, 2026 in order to be included in the Proxy Statement and on the Proxy Card that will be solicited by the Board of Directors in connection with that meeting. The inclusion of any proposal will be subject to applicable rules of the SEC. In addition, the Bylaws of Martin Marietta establish an advance notice requirement for any proposal of business to be considered at an Annual Meeting, including the nomination of any person for election as Director. In general, written notice must be received by the Secretary of Martin Marietta at its principal executive office, 4123 Parklake Avenue, Raleigh, North Carolina 27612, not less than 60 days nor more than 90 days prior to the first anniversary of the mailing of the preceding year’s Proxy Statement in connection with the Annual Meeting and must contain specified information concerning the matter to be brought before such meeting and concerning the shareholder proposing such a matter. Accordingly, to be considered at the 2027 Annual Meeting, proposals must be received by the Secretary of Martin Marietta no earlier than January 15, 2027 and no later than February 14, 2027. Any waiver by Martin Marietta of these requirements with respect to the submission of a particular shareholder proposal shall not constitute a waiver with respect to the submission of any other shareholder proposal nor shall it obligate Martin Marietta to waive these requirements with respect to future submissions of the shareholder proposal or any other shareholder proposal. Our Bylaws provide a proxy access right to permit a shareholder, or a group of up to 20 shareholders, owning at least 3% of our outstanding common stock continuously for at least three years, to nominate and include in our proxy materials director nominees constituting up to 25% of the Board of Directors or two Directors, whichever is greater, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in our Bylaws. Under our Bylaws, compliant notice of proxy access Director nominations for the 2027 Annual Meeting must be submitted to the Corporate Secretary of Martin Marietta no earlier than November 16, 2026 and no later than December 16, 2026. The notice must contain the information required by the Bylaws. Any shareholder desiring a copy of the Bylaws of Martin Marietta will be furnished one without charge upon written request to the Secretary of Martin Marietta at its principal executive office, 4123 Parklake Avenue, Raleigh, North Carolina 27612.

Martin Marietta Materials, Inc.

April 15, 2026

106

Martin Marietta

Guidelines for Potential New Board Members

Preamble: The following considerations are one of the tools used to assist the Nominating and Corporate Governance Committee in the exercise of its responsibility to evaluate the suitability of new potential candidates for the Board of Directors, consistent with any criteria set out in Martin Marietta’s Corporate Governance Guidelines. In evaluating a new potential candidate who is not an employee or former employee of Martin Marietta, the Nominating and Corporate Governance Committee would take into consideration the extent to which the candidate has the personal characteristics and core competencies outlined in one or more of the guidelines set out below, and would take into account all other factors it considers appropriate, including the overall composition of the Board. These guidelines are in addition to and are not intended to change or interpret any law or regulation, or Martin Marietta’s Articles of Incorporation or Bylaws. The guidelines are subject to modification from time to time by the Nominating and Corporate Governance Committee.

1.	Candidates should have a long-term history of the highest integrity and should ascribe fully to the ethics program of Martin Marietta.

2.	Candidates should be experienced, seasoned and have mature business judgment. It would be desirable if they are still active in their careers.

3.	Consideration should be given to matching the geographic base of the candidate with the geographic coverage of Martin Marietta.

4.

Consideration should be given to diversity on the Board. Such diversity may include type of experience, education, skill sets, ethnic origin, gender and other items that will enable the Board to have a broad knowledge base and diverse viewpoints.

5.	Generally, candidates should not come from firms or companies that are significant sellers or buyers of goods and services to or from Martin Marietta.

6.

Candidates who would serve on Martin Marietta’s Audit Committee, Nominating and Corporate Governance Committee, or Management Development and Compensation Committee should be “independent” as defined by the Securities and Exchange Commission, the New York Stock Exchange and Martin Marietta’s Corporate Governance Guidelines.

7.

Given the nature of Board governance, the background and expertise of candidates should reflect the skill needs of the Board and Martin Marietta. With the Securities and Exchange Commission requirements with respect to audit committees and the financial nature of much of what the Board is responsible for, a significant number of Board members need to have strong financial knowledge.

8.

Candidates should have significant professional experience to make a significant contribution to the Board such that the overall composition of the Board includes expertise in the following areas: audit committee financial experts, legal, human resources, business strategy, marketing, the primary businesses in which Martin Marietta operates, and other areas of importance to Martin Marietta.

9.	Public company experience is highly desirable.

10.	Candidates from education or nonprofit organizations will be considered where there is a specific priority need identified by the Board and where such a candidate can add value.

11.	Board candidates ideally would serve on no more than three for-profit boards inclusive of Martin Marietta Materials to assure adequate time to discharge the duties of a Board member.

2026 PROXY STATEMENT	A-1

Non-GAAP Measures

Non-GAAP financial measures disclosed by management are provided as additional information to investors in order to provide them with an alternative method for assessing our financial condition and operating results, and are often requested by investors. These measures are not in accordance with, or a substitute for, generally accepted accounting principles (GAAP) and may be different from or inconsistent with non-GAAP financial measures used by other companies. Earnings before interest; income taxes; depreciation, depletion and amortization expense; the earnings / loss from nonconsolidated equity affiliates; acquisition, divestiture and integration expenses; the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting; nonrecurring gain or loss on divestitures; and asset and portfolio rationalization charge (Adjusted EBITDA) is an indicator used by the Company and investors to evaluate the Company’s operating performance period to period. Effective January 1, 2024, the Company has elected to add back, for purposes of its Adjusted EBITDA calculation, acquisition, divestiture and integration expenses and inventory acquisition accounting impacts only for transactions with consideration of at least $2 billion for the Building Materials business or $200 million for the Specialties business.

Adjusted EBITDA is a widely accepted financial indicator of a company’s ability to service and/or incur indebtedness. Adjusted EBITDA is not defined by GAAP and, as such, should not be construed as an alternative to earnings from operations, net earnings or operating cash flow. The following presents a reconciliation of net earnings from continuing operations attributable to Martin Marietta to consolidated Adjusted EBITDA from continuing operations for the years ended December 31, 2025, and 2024.

Adjusted EBITDA and EBITDA Margin for years ended December 31:

(DOLLARS IN MILLIONS)	2025	2024

Net earnings from continuing operations attributable to Martin Marietta	$990	$1,815

Add back (deduct):

Interest expense, net of interest income	220	128

Income tax expense for controlling interests	236	549

Depreciation, depletion and amortization expense and earnings/loss from nonconsolidated equity affiliates	581	500

Acquisition, divestiture and integration expenses	12	40

Impact of selling acquired inventory after markup to fair value as part of acquisition accounting	5	20

Nonrecurring gain on divestiture		(1,331)

Asset and portfolio rationalization charge	21	50

Adjusted EBITDA from continuing operations	$2,065	$1,771

Revenues from continuing operations	$6,150	$5,662

Adjusted EBITDA margin for continuing operations	33.6%	31.3%

2026 PROXY STATEMENT	B-1

Appendix B

The following presents a reconciliation of the Company Selected Measure of Consolidated Adjusted EBITDA on Page 89 for Pay for Performance for the years ended December 31, 2025, 2024, 2023, 2022 and 2021.

(DOLLARS IN MILLIONS)	2025	2024	2023	2022	2021

Net earnings attributable to Martin Marietta	$1,137	$1,995	$1,168	$867	$703

Add back:

Interest expense, net of interest income	220	128	119	155	142

Income tax expense for noncontrolling interests	278	600	283	240	153

Depreciation, depletion and amortization expense and earnings / loss from nonconsolidated equity affiliates	624	564	505	497	443

Acquisition, integration and divestiture expenses	17	40	12	9	58

Nonrecurring (gain) / loss on divestitures		(1,331)	24	(151)

Impact of selling acquired inventory after mark up to fair value as part of acquisition accounting	5	20			34

Asset and portfolio rationalization charge	21	50

Adjusted EBITDA for Pay for Performance	$2,302	$2,066	$2,111	$1,617	$1,533

Consolidated Net Debt-to-Consolidated Adjusted EBITDA

Management uses the Company’s consolidated net debt-to-consolidated Adjusted EBITDA for the trailing twelve months to assess the Company’s capacity for additional borrowings. The following calculation as of December 31, 2025 is not intended to be a substitute for the Company’s leverage covenant under its credit facility:

(DOLLARS IN MILLIONS)	2025

Consolidated net earnings attributable to Martin Marietta	$1,137

Add back:

Interest expense, net of interest income	220

Income tax expense for controlling interests	278

Depreciation, depletion and amortization expense and earnings/loss from nonconsolidated equity affiliates	624

Acquisition, divestiture and integration expenses	17

Impact of selling acquired inventory after its markup to fair value as part of acquisition accounting	5

Asset and portfolio rationalization charge	21

Consolidated Adjusted EBITDA for the twelve months ended December 31	$2,302

Consolidated debt at December 31	$5,323

Less: Unrestricted cash at December 31	(67)

Consolidated net debt at December 31	$5,256

Consolidated net debt-to-consolidated EBITDA at December 31 for trailing-twelve months Consolidated Adjusted EBITDA	2.3 times

B-2

Appendix B

Cautionary Statement

We provide a discussion of a variety of risks associated with our business in our Annual Report on form 10-K for the year ended December 31, 2025 (the 2025 Form 10-K) that was filed with the Securities Exchange Commission. This proxy statement, our 2025 Form 10-K and other written reports and oral statements made from time to time by the Company contain statements that, to the extent they are not recitations of historical fact, constitute forward-looking statements within the meaning of federal securities law. Investors are cautioned that all forward looking statements involve risks and uncertainties, and are based on assumptions that the Company believes in good faith are reasonable, but which may be materially different from actual results. Investors can identify these statements by the fact that they do not relate only to historic or current facts. The words “may,” “will,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “outlook,” “plan,” “project,” “scheduled,” and similar expressions in connection with future events or future operating or financial performance are intended to identify forward-looking statements. Any or all of the Company’s forward-looking statements may turn out to be wrong. Statements regarding the future performance of our investments and acquisitions, statements and assumptions regarding our current sustainability targets and ambitions, and regulatory compliance are examples of forward-looking statements. Numerous factors could affect the Company’s forward-looking statements and actual performance. Readers are also cautioned that it is not possible to predict or identify all such factors. Consequently, the reader should not consider any such list to be a complete statement of all potential risks or uncertainties. Other factors besides those listed may also adversely affect the Company and may be material to the Company. These forward-looking statements are made as of the date hereof based on management’s current expectations, and the Company does not undertake an obligation to update such statements, whether as a result of new information, future events, or otherwise, other than as required by law.

2026 PROXY STATEMENT	B-3

Martin Marietta Materials, Inc.

Amended and Restated Stock-Based Award Plan

Adopted: May 8, 1998

As Amended May 8, 1998, August 17, 2000,
May 22, 2001, April 3, 2006, February 18, 2016 and February 19, 2026

Section 1. Establishment and Purpose

The Martin Marietta Amended and Restated Stock-Based Award Plan (the “Plan”) was adopted by the shareholders of Martin Marietta Materials, Inc. (the “Corporation”) at the shareholders meeting held on May 8, 1998, and subsequently amended and restated by the Board of Directors at its meetings on May 8, 1998, August 17, 2000, May 22, 2001, April 3, 2006, February 18, 2016 and February 19, 2026.

The purpose of this Plan is to benefit the Corporation’s shareholders by encouraging high levels of performance by individuals who are key to the success of the Corporation and to enable the Corporation to attract, motivate, and retain talented and experienced individuals essential to its continued success. This is to be accomplished by providing such employees and directors an opportunity to obtain or increase their proprietary interest in the Corporation’s performance and by providing such employees and directors with additional incentives to remain with the Corporation.

Section 2. Definitions

The following terms, as used herein, shall have the meaning specified:

“Affiliate” of a person means any entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person.

“Award” means an award granted pursuant to Section 4 hereof.

“Award Agreement” means an agreement described in Section 6 hereof entered into between the Corporation and a Participant, setting forth the terms and conditions applicable to the Award granted to the Participant.

“Board of Directors” means the Board of Directors of the Corporation, as it may be comprised from time to time.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Cause” means the definition of “Cause” (or words of similar import) set forth in the Award Agreement governing the terms of the applicable Award or the individual agreement entered into with the holder of the applicable Award and in effect at the time of the termination of the Participant’s service relationship. If there is no such individual agreement or such term is not defined therein or in the applicable Award Agreement, “Cause” means the Participant having been convicted in a court of competent jurisdiction of a felony or having been adjudged by a court of competent jurisdiction to be liable for fraudulent or dishonest conduct, or gross abuse of authority or discretion, with respect to the Corporation, and such conviction or adjudication has become final and non-appealable, provided that, for purposes of this sentence, Cause shall not exist unless the Corporation shall have given the Participant (a) notice setting forth, in reasonable detail, the facts and circumstances claimed to provide a basis for termination for Cause, (b) a reasonable opportunity for the Participant, together with his or her counsel, to be heard before the Board of Directors and (c) a notice of termination stating that, in the

2026 PROXY STATEMENT	C-1

Appendix C

reasonable judgment of the Board of Directors, the Participant was guilty of conduct constituting Cause and specifying the particulars thereof in reasonable detail.

“Committee” means a committee composed of members of, and designated by, the Board of Directors and, unless otherwise determined by the Board of Directors, consisting solely of persons who are “non-employee directors” within the meaning of Rule 16b-3, as Rule 16b-3 may be amended from time to time, which committee shall at all times comprise at least the minimum number of such persons necessary to comply with Rule 16b-3. If the Management Development and Compensation Committee of the Board of Directors satisfies the foregoing criteria, references in this Plan to the Committee shall be deemed to refer to such Committee of the Board of Directors.

“Consultant” means any consultant of the Corporation or any Subsidiary.

“Corporation” means Martin Marietta Materials, Inc.

“Director Pay Limit” has the meaning ascribed in Section 5(a) of this Plan.

“Eligible Director” means each member of the Board of Directors who is not an employee of the Corporation or any Subsidiary.

“Employee” means any employee of the Corporation or any Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means, unless otherwise determined by the Committee, the closing price of the relevant security on the principal securities exchange on which the relevant security is traded on the trading day preceding the date of grant (or such other relevant date as may be referenced in this Plan) or, if there are no sales on such date, then the closing price of such security on the last preceding date for which there was a sale of such security. The Committee shall determine the Fair Market Value of any security that is not publicly traded, using such criteria, as it shall determine, in its sole discretion, to be appropriate for such valuation.

“Family Member” has the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto.

“Good Reason” means (a) the definition of “Good Reason” (or words of similar import) set forth in the Award Agreement governing the terms of the applicable Award or the individual agreement entered into with the holder of the applicable Award and in effect at the time of the termination of the Participant’s service relationship or (b) if there is no such individual agreement or such term is not defined therein or in the applicable Award Agreement, “Good Reason” and any provision of this Plan that refers to “Good Reason” shall not be applicable to such Award.

“Incumbent Board” means a member of the Board of Directors of the Corporation who is not an Acquiring Person, or an affiliate (as defined in Rule 12b-2 of the Exchange Act) or an associate (as defined in Rule 12b-2 of the Exchange Act) of an Acquiring Person, or a representative or nominee of an Acquiring Person.

“Insider” means any person who is subject to Section 16 of the Exchange Act with respect to the Corporation.

“Option” means Non-Qualified Stock Options and Incentive Stock Options.

“Participant” means an Employee, Consultant or Eligible Director who has been granted and holds an unexercised or unpaid Award pursuant to this Plan.

“Person” means a “person” or “group” within the meaning of Sections 3(a)(9), 13(d) and 14(d) of the Exchange Act.

“Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 or any successor rule or regulation as amended from time to time.

“Section 16” means Section 16 of the Exchange Act or any successor statute and the rules promulgated thereunder by the Securities and Exchange Commission, as they may be amended from time to time.

C-2

Appendix C

“Section 409A” means Section 409A of the Code or any successor statute and the Treasury Regulations promulgated thereunder, as they may be amended from time to time.

“Section 422” means Section 422 of the Code or any successor statute and the Treasury Regulations promulgated thereunder, as they may be amended from time to time.

“Share Limit” has the meaning ascribed in Section 5(a) of this Plan.

“Stock” means shares of Common Stock of the Corporation, par value $.01 per share.

“Subsidiary” means any entity directly or indirectly controlled by the Corporation.

Section 3. Eligibility

Awards may be granted (a) to Employees or Consultants who are designated from time to time by the Committee or (b) to Eligible Directors.

Section 4. Awards

The Committee may grant any of the following types of Awards, either singly, in tandem or in combination with other Awards, as the Committee may in its sole discretion determine:

(a)

Non-Qualified Stock Options. A Non-Qualified Stock Option is an Award that is a right to purchase a specified number of shares of Stock during such specified time as the Committee may determine at a price not less than 100% of the Fair Market Value of the Stock on the date such Award is granted, other than an Incentive Stock Option.

i.

The exercise price of the Stock subject to the Non-Qualified Stock Option may be paid in cash. At the discretion of the Committee, the exercise price may also be paid by the tender of Stock, or through a combination of Stock and cash, or through such other means as the Committee determines are consistent with the Plan’s purpose and applicable law. No fractional shares of Stock will be issued or accepted.

ii.	No Non-Qualified Stock Option may be exercisable more than ten years after the date the Award is granted.

(b)

Incentive Stock Options. An Incentive Stock Option is an Award that is a right to purchase a specified number of shares of Stock during such specified time as the Committee may determine at a price not less than 100% of the Fair Market Value of the Stock on the date such award is granted and that complies with the requirements of Section 422.

i.

To the extent that the aggregate Fair Market Value (determined at the time of the grant of the Award) of the shares subject to Incentive Stock Options, which are exercisable, by one person for the first time during a particular calendar year exceeds $100,000, such excess shall be treated as Non-Qualified Stock Options. For purposes of the preceding sentence, the term “Incentive Stock Option” shall mean a right to purchase Stock that is granted pursuant to this Section 4(b) or pursuant to any other plan of the Corporation, which is intended to comply with Section 422.

ii.	No Incentive Stock Option may be exercisable more than ten years after the date the Award is granted.

iii.	The Committee may provide that the exercise price under an Incentive Stock Option may be paid by one or more of the methods available for paying the exercise price of a Non-Qualified Stock Option.

(c)

Stock Appreciation Rights. A Stock Appreciation Right is an Award that is the right to receive the excess of (i) the Fair Market Value of a share of Stock on the date of exercise over (ii) the base price of the right on the date of grant, which shall not be less than 100% of the Fair Market Value of the Stock on the date such award is granted. No Stock Appreciation Right may be exercisable more than ten years after the date the Award is granted.

(d)

Restricted Stock. Restricted Stock is Stock of the Corporation that is issued to a Participant and is subject to restrictions on transfer and/or such other restrictions or incidents of ownership as the Committee may determine.

(e)

Restricted Stock Units. A Restricted Stock Unit represents an unfunded and unsecured promise to deliver shares of Stock, cash, other securities, other Awards or other property, subject to the satisfaction of the applicable vesting conditions, in accordance with the terms of this Plan and the applicable Award Agreement. Each Restricted Stock Unit shall be granted with respect to a specified number of shares of Stock (or a number of shares of Stock determined pursuant to a specified formula) or shall have a value equal to the Fair Market Value of a specified number of shares of Stock (or a number of shares of Stock determined pursuant to a

2026 PROXY STATEMENT	C-3

Appendix C

specified formula). Restricted Stock Units shall be paid in cash, shares of Stock, other securities, other Awards or other property, upon the vesting thereof or such other date (or upon such other event) specified in the applicable Award Agreement.

(f)

Performance-Based Awards. The Committee may specify that an Award or a portion of an Award shall be based, in whole or in part, on one or more performance requirements selected by the Committee and specified at the time the Award is granted. The Committee shall determine the extent to which any performance requirement has been satisfied, and the amount earned pursuant to the Award, prior to payment, settlement or vesting.

(g)

Other Stock-Based Awards. The Committee may from time to time grant Awards under this Plan that (i) provide the Participant with any other right to purchase or receive Stock or (ii) otherwise relate to Stock (including, but not limited to phantom securities or dividend equivalents). Such Awards shall be in a form determined by the Committee (and may include terms contingent upon a Change in Control of the Corporation), provided that such Awards shall not be inconsistent with the terms and purposes of this Plan.

(h)

Cash Incentive Awards. A Cash Incentive Award is an Award that is settled in cash and the value of which is set by the Committee but is not calculated by reference to the Fair Market Value of the Stock.

(i)

Except as provided in Section 9 hereof, no Option or Stock Appreciation Right may be amended to reduce the exercise price of such Option or the base price of such Stock Appreciation Right, as applicable, below the exercise price or base price of such Option or Stock Appreciation Right without shareholder approval. In addition, other than as provided in Section 9 hereof, (i) no Option or Stock Appreciation Right may be granted in exchange for the cancellation or surrender of an Option, Stock Appreciation Right or other award having a lower exercise price or base price and (ii) no Option may be granted with an automatic reload feature whereby the Corporation is obligated to grant a new Award hereunder upon the exercise of the Option, in either case, without shareholder approval. In addition, no action may be taken without shareholder approval with respect to an Option or Stock Appreciation Right that may be treated as a repricing under the rules and regulations of the New York Stock Exchange. In no event shall the Corporation pay cash or other consideration for Options where at the time of payment the exercise price of the Option is less than the Fair Market Value of the Stock underlying the Option or pay cash or other consideration for Stock Appreciation Rights where at the time of payment the base price established in the Award is less than the Fair Market Value of the Stock underlying the Stock Appreciation Right.

(j)

The Committee shall determine the time or times at which an Award will vest or become exercisable (including any performance requirements applicable thereto) and the terms on which an Award requiring exercise will remain exercisable, provided that, except in the case of Awards made in connection with Eligible Directors or the recruitment of new Employees (including new officers) or Consultants, or as otherwise provided in Section 10 hereof, or otherwise provided by the Award Agreement in connection with retirement, disability or death of the participant, Awards granted under the Plan (other than cash-based Awards) shall vest not earlier than one year from the grant date of the Award; provided that the Committee may grant Awards in respect of up to a maximum of 5% of the Share Limit (subject to adjustment under Section 9) that shall not be subject to the foregoing minimum vesting requirement. The Committee may, in its sole discretion, waive, in whole or in part, any remaining conditions to vesting or exercisability.

Section 5. Shares of Stock and Other Stock-Based Awards Available Under Plan

(a)	Subject to the adjustment provisions of Section 9 hereof:

i.

the aggregate number of shares of Stock with respect to which Awards payable in securities may be granted under the Plan shall be no more than the sum of (A) 1.2 million and (B) any shares of Stock that were available under this Plan immediately prior to the date of the latest shareholder approval of this Plan (the “Share Limit”), provided that all of such shares may be granted under the Plan as Incentive Stock Options;

ii.

no Eligible Director may be granted, in any fiscal year, cash compensation and equity awards (including any Awards issued under this Plan) with an aggregate value greater than $750,000 (in each case, with the value of each Award (or any other equity award) based on its grant date fair value (determined in accordance with U.S. generally accepted accounting principles)) (such limit, the “Director Pay Limit”); provided that the Director Pay Limit shall be increased to $1,000,000 for an Eligible Director in a fiscal year in which such Eligible Director receives (A) a one-time initial equity grant upon such Eligible Director’s initial appointment to the Board of Directors or (B) compensation provided in the event of extraordinary circumstances, but only if such Eligible Director does not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving other directors. Any cash compensation paid or Awards (or any other equity awards) granted to an individual for his or her services as an Employee, or for his or her services as a Consultant

C-4

Appendix C

(other than as an Eligible Director), will not be subject to the Director Pay Limit. Any such compensation that is deferred will be counted toward the Director Pay Limit for the year in which it was first granted, and not when paid or settled (if later).

(b)

Any unexercised or undistributed portion of any cancelled, terminated or forfeited Award (other than an Award terminated or forfeited by reason of the exercise of any Award granted in tandem therewith) and any shares tendered or withheld in satisfaction of tax withholding obligations in connection with an Award shall not count as Shares granted under this Plan and shall not count against the Share Limit; provided, however, that from and after May 23, 2006 neither (i) shares tendered as full or partial payment to the Corporation upon exercise of a Non-Qualified Stock Option granted under the Plan, nor (ii) shares subject to Stock Appreciation Rights that are not used to settle the Stock Appreciation Right upon exercise, shall become available for further Awards under this Plan and shall be deemed to count against the Share Limit.

(c)	For the purposes of computing the aggregate number of shares with respect to which awards payable in securities may be granted under the Plan, the following rules shall apply:

i.	each Option shall be deemed to be the equivalent of the maximum number of shares that may be issued upon exercise of the particular Option;

ii.

each Stock Appreciation Right, each Restricted Stock Award, each Restricted Stock Unit Award, each Performance-Based Award and each Other Stock-Based Award (in each case, other than Awards covered by subsection (iii) below) shall be deemed to be equal to the number of shares to which it relates;

iii.

where the number of shares available under the Award is variable on the date it is granted, the number of shares shall be deemed to be the maximum number of shares that could be received under that particular Award; provided, that upon certification of performance results for the applicable performance period, the number of shares so counted shall be “trued up” to equal the number of shares actually earned based on the certified level of performance (which may be greater or less than the target opportunity, including zero and, for the avoidance of doubt, in the event the number actually earned is less than the maximum, only the shares actually earned will reduce the Share Limit); and

iv.

where one or more types of Awards (both of which are payable in Stock or another security) are granted in tandem with each other, such that the exercise of one type of Award with respect to a number of shares cancels an equal number of shares of the other type of Award, each such tandem Award shall be deemed to cover only the number of shares to be issued under the surviving tandem component.

Additional rules for determining the aggregate number of shares with respect to which Awards payable in securities may be granted under this Plan may be made by the Committee, as it deems necessary or appropriate.

Section 6. Award Agreements

Each Award under this Plan shall be evidenced by an Award Agreement setting forth the number of shares of Stock or equity-based units or amount of cash subject to the Award and such other terms and conditions applicable to the Award as determined by the Committee. Award Agreements may include the following terms:

(a)

Termination of Employment or Service as Director or Consultant: A provision describing the treatment of an Award in the event of the retirement, disability, death or other termination of a Participant’s employment with the Corporation or Subsidiary or service to the Corporation as a director or Consultant, including but not limited to terms relating to the vesting, time for exercise, forfeiture or cancellation of an Award in such circumstances.

(b)

Rights as Shareholder: A provision that a Participant shall have no rights as a shareholder with respect to any securities covered by an Award until the date the Participant becomes the holder of record.

(c)

Withholding: A provision requiring the withholding of applicable taxes required by law from all amounts paid in satisfaction of an Award. If such a provision is included, then (i) in the case of an Award paid in cash, the withholding obligation shall be satisfied by withholding the applicable amount and paying the net amount in cash to the Participant and (ii) in the case of Awards paid in shares of Stock or other securities of the Corporation, a Participant may satisfy the withholding obligation by paying the amount of any taxes in cash, tendering previously acquired shares of Stock or shares of Stock may be deducted from the payment to satisfy the obligation in full or in part, where the number of shares to be deducted shall be specified in the Award Agreement or as determined by the Committee.

2026 PROXY STATEMENT	C-5

Appendix C

(d)

Execution: A provision stating that no Award is enforceable until the Award Agreement or a receipt has been signed by the Participant and the Chair, the Chief Executive Officer or the General Counsel of the Corporation or any other individual with validly authorized authority to grant Awards under this Plan (in each case, or his or her delegate). If such a provision is included, then by executing the Award Agreement or receipt, a Participant shall be deemed to have accepted and consented to any action taken under the Plan by the Committee, the Board of Directors or their delegates.

(e)	Exercise and Payment: The permitted methods of exercising and paying any applicable exercise price with respect to the Award.

(f)

Replacement and Substitution: Any provisions (A) permitting the surrender of outstanding Awards or securities held by the Participant in order to exercise or realize rights under other Awards, or in exchange for the grant of new Awards under similar or different terms (other than as prohibited by Section 4(i)) or, (B) requiring holders of Awards to surrender outstanding Awards as a condition precedent to the grant of new Awards under the Plan.

(g)

Dividends or Dividend Equivalents: In the case of Restricted Stock Units, Performance-Based Awards and appropriate Other Stock-Based Awards, the terms of the Award may provide for the Participant to receive dividends or dividend equivalents in connection with such Award. Such provision shall provide that any dividends or dividend equivalents with respect to Awards subject to vesting requirements shall be accumulated in a manner set forth in the applicable Award Agreement or as otherwise determined by the Committee until such Award is earned and such dividends or dividend equivalents shall not be paid if such vesting requirements of the underlying Award are not satisfied.

(h)

Other Terms: Such other terms as are necessary and appropriate to effect an Award to the Participant including but not limited to the term of the Award, vesting provisions, any requirements for continued employment with the Corporation or any Subsidiary, any other restrictions or conditions (including performance requirements) on the Award and the method by which restrictions or conditions lapse, the effect on the Award of a Change in Control, the price and the amount or value of Awards.

Section 7. Amendment and Termination

The Board of Directors may at any time amend, suspend or discontinue this Plan. The Committee may at any time alter or amend any or all Award Agreements under this Plan to the extent permitted by law. No such action by the Board of Directors or the Committee may, without approval of the shareholders of the Corporation, be effective, if shareholder approval would be required pursuant to applicable law, rule or regulation, including the listing requirements of any applicable exchange on which the Stock is listed.

Section 8. Administration

(a)

This Plan shall be administered by the Committee. Any power of the Committee may also be exercised by the Board of Directors, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16. To the extent that any permitted action taken by the Board of Directors conflicts with actions taken by the Committee, the action of the Board of Directors shall control. The members of the Committee shall be designated by the Board of Directors. A majority of the members of the Committee shall constitute a quorum and a vote of a majority of the quorum shall constitute action by the Committee.

(b)

The Committee’s authority to administer this Plan includes the authority to: (i) determine the Participants to whom, and the time or times at which, Awards will be granted; (ii) determine all terms and conditions of Awards; (iii) determine the level of achievement of performance requirements applicable to Awards under this Plan, including by exercising positive or negative discretion when measuring the actual level of achievement of such goals; (iv) establish rules and regulations relating to this Plan, including rules governing the Committee’s own operations; (v) appoint such agents as it shall deem appropriate for the proper administration of this Plan; (vi) interpret, correct any defect, supply any omission and reconcile any inconsistency in this Plan or any Award Agreement, including inconsistencies between this Plan and any Award Agreement; (vii) subject to Section 7 of this Plan, amend this Plan, including, without limitation, to reflect changes in applicable law; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of this Plan, including addressing unanticipated events (including any temporary closure of the stock exchange on which the Corporation is listed, disruption of communications or natural catastrophe).

(c)

Except as otherwise provided in this Plan, each determination, designation, interpretation or other action made or taken by the Committee under or with respect to the Plan or any Award, including interpretations of this Plan and the specific conditions and provisions of the Awards, shall be final, conclusive and binding for all purposes and upon all persons including, but without

C-6

Appendix C

limitation, the Corporation, any Subsidiary, Participants and their beneficiaries, the shareholders of the Corporation or any Subsidiary and the respective successors in interest of any of the foregoing.’

(d)

The Committee may designate the General Counsel of the Corporation or any other employee of the Corporation to assist the Committee in the administration of this Plan, and may grant authority to such persons to execute Award Agreements or other documents entered into under this Plan on behalf of the Committee or the Corporation.

(e)

The Corporation shall indemnify and hold harmless the members of the Board of Directors, the Committee and other persons who are acting upon the authorization and direction of the Board of Directors or the Committee, from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission in connection with the performance of such persons’ duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the bad faith, willful misconduct or criminal acts of such persons. Any liability of the Corporation to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and the Award Agreement.

(f)

To the extent permitted by applicable law, the Board of Directors or Committee may from time to time delegate to a committee of one or more members of the Board of Directors or one or more officers of the Corporation the authority to grant or amend Awards or to take other administrative actions pursuant to this Section 8; provided, however, that in no event shall an officer of the Corporation be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 or (b) officers of the Corporation (or directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under applicable laws. Any delegation hereunder shall be subject to the restrictions and limits that the Board of Directors or Committee specifies at the time of such delegation, and the Board of Directors or the Committee (to the extent the Committee delegated its authority to the delegatee) may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 8(f) shall serve in such capacity at the pleasure of the Board of Directors and the Committee (to the extent the Committee delegated its authority to the delegatee).

Section 9. Adjustment Provisions

(a)

In the event of any change in the outstanding shares of Stock or the value thereof by reason of a stock dividend or split, recapitalization, merger or consolidation, reorganization, combination or exchange of shares, extraordinary dividend, spin-off, split-off or other similar corporate change, the Share Limit (or the number of other securities or other property then remaining subject to this Plan), the exercise price or base price of Options and Stock Appreciation Rights and the terms and conditions of Awards, in each case, including those that are then covered by outstanding Awards, shall be adjusted as the Committee, in its sole discretion, deems equitable or appropriate.

(b)

The Committee shall make any further adjustments as it deems necessary (including to vesting conditions), in its sole discretion, to ensure equitable treatment of any holder of an Award as the result of any transaction affecting the securities subject to the Plan, including transactions not described in Section 9(a), or as is required or authorized under the terms of any applicable Award Agreement.

(c)

Except as provided in this Section 9, no adjustment shall be made for dividends or other rights, unless the Award Agreement specifically requires such adjustment, in which case, grants of dividend equivalents or similar rights shall not be considered to be a grant of any other shareholder right.

Section 10. Change in Control

(a)

In the event of a Change in Control, if the successor company assumes or substitutes for an outstanding Award (or in the event of a Change in Control in which the Corporation is the ultimate parent corporation and continues the Award), then such Award shall be continued in accordance with its applicable terms and vesting shall not be accelerated as described in Section 10(b) hereof.

i.

For the purposes of this Section 10(a), an Award shall be considered assumed or substituted for if, following the Change in Control, the Award confers the right to purchase or receive, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of shares of Stock for each share of Stock held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a

2026 PROXY STATEMENT	C-7

Appendix C

majority of the outstanding shares of Stock); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Award, for each share of Stock subject thereto, shall be solely common stock of the successor company or cash, in each case, substantially equal in value (determined as of the date of the Change in Control) to the per share consideration received by holders of shares of Stock in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

ii.

Notwithstanding the foregoing, in the event of a Participant’s termination of employment or service with such successor company involuntarily without Cause or voluntarily by the Participant for Good Reason within two years following such Change in Control, the vesting of each Award held by such Participant at the time of the Change in Control shall be fully accelerated as of the date of such termination, with any applicable performance requirements deemed achieved at the greater of target levels of achievement and actual levels of achievement (based on performance as of the date of the Change in Control, determined by the Committee in its sole discretion at the time of the Change in Control), and, in the case of any Award other than Restricted Stock, Options or Stock Appreciation Rights, settlement of such Award shall occur as soon as practicable, but in no event later than 60 days, following such accelerated vesting; provided that, unless otherwise provided in the applicable Award Agreement, if such Award constitutes “deferred compensation” within the meaning of Section 409A, then to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A, such Award shall vest and cease to be forfeitable upon such termination but shall not be settled until the earliest permissible payment event under Section 409A following such termination.

iii.

Notwithstanding the foregoing, no Award shall be assumed or substituted pursuant to this Section 10(a) to the extent such action would cause an Award not otherwise constituting “deferred compensation” within the meaning of Section 409A to become “deferred compensation” within the meaning of Section 409A.

(b)

In the event of a Change in Control, unless provision is made in connection with the Change in Control for the assumption, substitution or continuation of an outstanding Award in accordance with Section 10(a) hereof, then the vesting of such Award shall accelerate and all restrictions shall lapse as of immediately prior to the Change in Control, and (i) in the case of an outstanding Option or Stock Appreciation Right, such Award shall be exercisable as of immediately prior to such Change in Control, or (ii) in the case of an Award other than an Option or a Stock Appreciation Right, such Award shall be settled or otherwise paid to the applicable Participant as soon as practicable following such vesting (but in no event later than 60 days following such vesting).

i.

For purposes of determining vesting and payment under this Section 10(b), all performance requirements shall be deemed achieved at the greater of (A) target levels of achievement and (B) actual levels of achievement determined by the Committee in its sole discretion as of the date of the Change in Control. Notwithstanding any provision of this Section 10(b), unless otherwise provided in the applicable Award Agreement, if any amount payable pursuant to an Award constitutes “deferred compensation” within the meaning of Section 409A, then to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A, such Award (and any other Awards that constitute deferred compensation that vested prior to the date of such Change in Control but are outstanding as of such date) shall vest and cease to be forfeitable but shall not be settled until the earliest permissible payment event under Section 409A following such Change in Control.

ii.

Notwithstanding any other provision of the Plan, the Committee, in its discretion, may determine that, upon the occurrence of a Change in Control, (A) each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and such Participant shall receive, with respect to each share of Stock subject to such Option or Stock Appreciation Right, an amount equal to the excess of the fair market value (as determined by the Committee, in its discretion, in a manner that complies with Section 409A) of such share of Stock immediately prior to the occurrence of such Change in Control over the exercise price or base price of such Option or Stock Appreciation Right, as applicable; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the Change in Control transaction) or in a combination thereof, as the Committee, in its discretion, shall determine and (B) each Option and Stock Appreciation Right outstanding at such time with an exercise price or base price of Stock that exceeds the fair market value (as determined by the Committee, in its discretion, in a manner that complies with Section 409A) of such share of Stock immediately prior to the occurrence of such Change in Control shall be canceled for no consideration.

C-8

Appendix C

(c)	For the purposes of this Plan, a “Change in Control” shall mean on or after the effective date of this Plan,

i.

The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (an “Acquiring Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (A) the fully diluted shares of Stock, as reflected on the Corporation’s financial statements (the “Outstanding Corporation Common Stock”), or (B) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition by the Corporation or any “affiliate” of the Corporation, within the meaning of 17 C.F.R. § 230.405 (a “CIC Affiliate”), (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any CIC Affiliate of the Corporation, or (3) any acquisition by any entity pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this definition; or

ii.	Individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board of Directors; or

iii.

Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation or any Subsidiary (but only to the extent any voting securities of the Corporation entitled to vote generally in the election of directors is issued in such transaction) (such transactions, a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or other entity resulting from such Business Combination (including, without limitation, a corporation or other entity which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) (the “Resulting Entity”) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any CIC Affiliate of the Corporation, or the Resulting Entity or any Affiliate of the Resulting Entity) beneficially owns, directly or indirectly, 40% or more of, respectively, the fully diluted shares of common stock of the Resulting Entity, as reflected on the Resulting Entity’s financial statements, or the combined voting power of the then outstanding voting securities of the Resulting Entity except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the Board of Directors of the Resulting Entity were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

iv.	Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

Section 11. Unfunded Plan

This Plan shall be unfunded. Neither the Corporation nor the Board of Directors shall be required to segregate any assets that may at any time be represented by Awards made pursuant to this Plan. Neither the Corporation, the Committee, nor the Board of Directors shall be deemed to be a trustee of any amounts to be paid under this Plan.

Section 12. Rights of Potential Participants

(a)

Status as an Employee, Consultant or Eligible Director shall not be construed as a commitment that any Award will be made under this Plan to such Employee, Consultant or Eligible Director or to Employees, Consultants or Eligible Directors generally. Selection to receive an Award and become a Participant is not a guarantee that such Participant will receive any future Awards under this Plan.

(b)

Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Employee or other Participant any right to continue in the employment or other service of the Corporation or constitute any contract or limit in any way the right of the Corporation to change such person’s compensation or other benefits or to terminate the employment of such person with or without cause.

2026 PROXY STATEMENT	C-9

Appendix C

Section 13. Duration

This Plan shall remain in effect until all Awards under the Plan have been exercised or terminated under the terms of this Plan and applicable Award Agreement, provided that Awards under this Plan may only be granted until the tenth anniversary of the date the shareholders of the Corporation approve this Plan.

Section 14. Section 409A

(a)

It is intended that the provisions of this Plan comply with Section 409A, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A.

(b)

No Participant or the creditors or beneficiaries of a Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A, any deferred compensation (within the meaning of Section 409A) payable to any Participant or for the benefit of any Participant under this Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Corporation or any of its Affiliates.

(c)

If, at the time of a Participant’s separation from service (within the meaning of Section 409A), (A) such Participant shall be a specified employee (within the meaning of Section 409A and using the identification methodology selected by the Corporation from time to time) and (B) the Corporation shall make a good faith determination that an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A in order to avoid taxes or penalties under Section 409A, then the Corporation shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day after such six-month period. Such amount shall be paid without interest, unless otherwise determined by the Committee, in its sole discretion, or as otherwise provided in any applicable employment agreement between the Corporation and the relevant Participant. For purposes of Section 409A, any right to a series of installment payments under any Award shall be treated as a right to a series of separate payments.

(d)

Notwithstanding any provision of this Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A, the Corporation reserves the right to make amendments to any Award as the Corporation deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or for such Participant’s account in connection with an Award (including any taxes and penalties under Section 409A), and neither the Corporation nor any of its Affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.

Section 15. Restrictions on Transferability

No Award granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution and, during the lifetime of the Participant, shall be exercisable (in the case of an Option) or, in the case of an Award other than an Option, held only by him or for his benefit by his attorney-in- fact or guardian; provided that the Committee or its delegate may, in its discretion, at the time of grant of a Non-Qualified Stock Option or at the time of grant of another type of Award, or by amendment of an Award Agreement for an Incentive Stock Option or another type of Award, provide that Awards granted to or held by a Participant may be transferred, in whole or in part, to one or more transferees and exercised by any such transferee; provided further that (a) any such transfer is without consideration and (b) each transferee is a Family Member with respect to the Participant; and provided further that any Incentive Stock Option granted pursuant to an Award Agreement which is amended to permit transfers during the lifetime of the optionee shall, upon the effectiveness of such amendment, be treated thereafter as a Non-Qualified Option. No transfer of an Award shall be effective unless the Corporation’s Office of the General Counsel is notified of the terms and conditions of the transfer and the Office of the General Counsel determines that the transfer complies with the requirements for transfers of Awards under the Plan and the Award document.

Section 16. Clawback

Notwithstanding anything to the contrary contained herein, an Award held by a Participant shall be cancelled if such Participant, without the consent of the Corporation, while employed by or providing services to the Corporation or any Affiliate of the Corporation or after termination of such employment or service, to the extent applicable to the Participant, violates any policy adopted by the Corporation or any Affiliate of the Corporation relating to the recovery of compensation granted, paid, delivered, awarded or otherwise provided to any Participant by the Corporation or any Affiliate of the Corporation as such policy is in effect on the date of grant of the applicable Award

C-10

Appendix C

or, to the extent necessary to address the requirements of applicable law (including Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as codified in Section 10D of the Exchange Act, Section 304 of the Sarbanes-Oxley Act of 2002 or any other applicable law), as may be amended from time to time. In addition, to the extent provided in any such policy, (i) a Participant will forfeit any gain realized on the vesting or exercise of an Award if the Participant engages in any activity referred to in the preceding sentence, or (ii) a Participant must repay the gain to the Corporation realized under a previously paid Award subject to performance requirements if a financial restatement reduces the amount that would have been earned under such Award.

Section 17. Governing Law

The Plan shall be governed by the laws of the State of North Carolina.

2026 PROXY STATEMENT	C-11

Martin Marietta
4123 Parklake Avenue
Raleigh, NC 27612
(919) 781-4550

www.martinmarietta.com
NYSE Stock Symbol: MLM

MIX
Paper | Supporting responsible forestry
FSC® C132107
FSC
www.fsc.org

2026
PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS OF MARTIN MARIETTA MATERIALS, INC. May 14, 2026 PROXY VOTING INSTRUCTIONS INTERNET—Access www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or +1-201-299-4446 worldwide from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online until 11:59 PM Eastern Time the day before the meeting. MAIL—Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON—You may vote your shares in person by attending the Annual Meeting. GO GREEN—e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via equiniti.com/us/ast-access to enjoy online access. [Graphic Appears Here] NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The proxy statement and 2025 Annual Report to Shareholders are available for review on the Internet at ir.martinmarietta.com/reports-filings Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. 00033333333333330000 0 051426 YOU DO NOT NEED TO MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. PLEASE DATE AND SIGN THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. The Board of Directors recommends that you vote FOR the ten (10) nominees in Proposal 1. 1. Election of Directors: FOR AGAINST ABSTAIN The Board of Directors recommends that you vote FOR Proposals 2, 3 and 4.Dorothy M. Ables This proxy is solicited by the Board of Directors of Martin MariettaGayla J. Delly Materials, Inc. and when properly executed will be voted as specified herein and, unless otherwise directed, will be voted FOR the election of all nominees as Directors, FOR the ratification of the selection ofAnthony R. Foxx PricewaterhouseCoopers as independent auditors, FOR the approval, by a non-binding advisory vote, of the compensation of our named executive officers, and FOR the approval of the Amended and Restated StockMartin J. Lyons, Jr. Based Award Plan. The Board of Directors recommends voting FOR each item. In their discretion, the proxies are authorized to vote upon suchMary T. Mack other business as may properly come before the meeting, or any adjournments thereof.C. Howard Nye Receipt of Notice of Annual Meeting of Shareholders and accompanying Proxy Statement is hereby acknowledged.Laree E. Perez Thomas H. Pike Donald W. Slager JOHN SMITH David C. Wajsgras 1234 MAIN STREET 2. Ratification of appointment of PricewaterhouseCoopers as APT. 203 independent auditors. NEW YORK, NY 10038 3. Approval, by a non-binding advisory vote, of the compensation of Martin Marietta Materials, Inc.’s named executive officers. 4. Approval of the Amended and Restated Stock Based Award To change the address on your account, please check the box at right and Plan. indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via 5. In their discretion, the proxies are authorized to vote upon such other business this method. as may properly come before the meeting, or any adjournments thereof. Signature of ShareholderDate:Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF MARTIN MARIETTA MATERIALS, INC. May 14, 2026 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via equiniti.com/us/ast-access to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The proxy statement and 2025 Annual Report to Shareholders are available for review on the Internet at ir.martinmarietta.com/reports-filings Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 00033333333333330000 0 051426 YOU DO NOT NEED TO MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. PLEASE DATE AND SIGN THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. The Board of Directors recommends that you vote FOR the ten (10) nominees in Proposal 1. 1. Election of Directors: FOR AGAINST ABSTAIN The Board of Directors recommends that you vote FOR Proposals 2, 3 and 4.Dorothy M. Ables This proxy is solicited by the Board of Directors of Martin MariettaGayla J. Delly Materials, Inc. and when properly executed will be voted as specified herein and, unless otherwise directed, will be voted FOR the election of all nominees as Directors, FOR the ratification of the selection ofAnthony R. Foxx PricewaterhouseCoopers as independent auditors, FOR the approval, by a non-binding advisory vote, of the compensation of our named executive officers, and FOR the approval of the Amended and Restated StockMartin J. Lyons, Jr. Based Award Plan. The Board of Directors recommends voting FOR each item. In their discretion, the proxies are authorized to vote upon suchMary T. Mack other business as may properly come before the meeting, or any adjournments thereof.C. Howard Nye Receipt of Notice of Annual Meeting of Shareholders and accompanying Proxy Statement is hereby acknowledged.Laree E. Perez Thomas H. PikeDonald W. SlagerDavid C. Wajsgras 2. Ratification of appointment of PricewaterhouseCoopers as independent auditors. 3. Approval, by a non-binding advisory vote, of the compensation of Martin Marietta Materials, Inc.’s named executive officers. 4. Approval of the Amended and Restated Stock Based Award To change the address on your account, please check the box at right and Plan. indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via 5. In their discretion, the proxies are authorized to vote upon such other business this method. as may properly come before the meeting, or any adjournments thereof. Signature of ShareholderDate:Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

MARTIN MARIETTA MATERIALS, INC. Proxy solicited by the Board of Directors for the Annual Meeting to be held May 14, 2026 The undersigned hereby appoints C. Howard Nye and Michael J. Petro, and each or either of them, proxies, with full power of substitution, with the powers the undersigned would possess if personally present, to vote, as designated below, all shares of the common stock of the undersigned in Martin Marietta Materials, Inc. at the Annual Meeting of Shareholders to be held on May 14, 2026, and at any adjournment thereof. (Continued and to be signed on the reverse side)